Exhibit 4.1

EXECUTION VERSION

CHC HELICOPTER S.A.

9.250% SENIOR SECURED NOTES DUE 2020

INDENTURE

Dated as of October 4, 2010

The Bank of New York Mellon

Trustee

HSBC Corporate Trustee Company (UK) Limited

Collateral Agent

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06; 12.02
(b)(1)	7.06; 12.02
(b)(2)	7.06; 7.07
(c)	7.06; 13.02
(d)	7.06
314(a)	4.04; 13.02; 13.05
(b)	N.A.
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	12.06
(e)	13.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 13.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	13.01
(b)	N.A.
(c)	13.01

N.A. means not applicable.

*	This Cross Reference Table is not part of the Indenture.

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Section 13.14	Waiver of Jury Trial	141
Section 13.15	Judgment Currency	141

EXHIBITS

Exhibit A1	FORM OF NOTE
Exhibit A2	FORM OF REGULATION S GLOBAL NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF SUPPLEMENTAL INDENTURE
Exhibit F	FORM OF JUNIOR LIEN INTERCREDITOR AGREEMENT
Exhibit G	AGREED SECURITY PRINCIPLES

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INDENTURE dated as of October 4, 2010 among CHC Helicopter S.A., (formerly CHC Helicopter S.à r.l.), a public limited liability company (société anonyme) incorporated under the laws of Grand Duchy of Luxembourg (“Luxembourg”) whose registered office is located at 13-15 avenue de la Liberté, L-1931 Luxembourg, and registered with the Luxembourg Register of Commerce and Companies (“R.C.S. Luxembourg”) under number B-139,673 (the “Issuer”), the Guarantors (as defined herein), HSBC Corporate Trustee Company (UK) Limited, as Collateral Agent, and The Bank of New York Mellon, a corporation organized under the laws of the State of New York authorized to conduct a banking business, as Trustee.

The Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of (a) the $1,100,000,000 aggregate principal amount of the Issuer’s 9.250% Senior Secured Notes due 2020 issued on the date hereof (the “Initial Notes”), (b) any Additional Notes (as defined herein) that may be issued after the date hereof and (c) if and when issued pursuant to the Registration Rights Agreement (as defined herein), the Issuer’s Exchange Notes (as defined herein) issued in the Registered Exchange Offer (as defined herein) in exchange for any outstanding Initial Notes or Additional Notes (all such securities in clauses (a), (b) and (c) being referred to collectively as the “Notes”):

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01	Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged or amalgamated with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Assets” means:

(1) any properties or assets to be used by the Company or a Restricted Subsidiary in a Permitted Business; or

(2) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clause (2), such Restricted Subsidiary is primarily engaged in a Permitted Business.

“Additional Interest” means, at any time, all additional interest then owing pursuant to the Registration Rights Agreement.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02, 4.09, and 4.12 hereof, as part of the same series as the Initial Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or other agent appointed hereunder.

“Agreed Security Principles” means the agreed security principles set forth in Exhibit G hereto.

“Aircraft Sale and Leaseback Transaction” means, in respect of any new or existing aircraft acquired or owned by the Company or any of its Restricted Subsidiaries (whether before or after the Issue Date), any transaction occurring whereby such aircraft is sold by and leased back to the Company or any of its Restricted Subsidiaries (or where the contract relating to the purchase of such aircraft is assigned or novated to an entity which will lease the aircraft to the Company or any of its Restricted Subsidiaries).

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1) 1.0% of the principal amount of the Note; or

(2) the excess of: (a) the present value at such redemption date of (i) the redemption price of the Note at October 15, 2015, (such redemption price being set forth in the table appearing in Section 3.07(b) hereof) plus (ii) all required interest payments due on the Note through October 15, 2015 (excluding accrued but unpaid interest to the applicable redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of the Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Acquisition” means:

(1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; or

(2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business but including acquisitions of aircraft.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights of the Company and its Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.15 hereof and/or Section 5.01 hereof and not by Section 4.10 hereof; and

(2) the issuance or sale of Equity Interests in any of the Company’s Restricted Subsidiaries (other than Preferred Stock of Restricted Subsidiaries issued in compliance with Section 4.09 and directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets or Equity Interests of any Restricted Subsidiary having a Fair Market Value of less than $10.0 million;

(2) a transfer of assets between or among the Company and any Restricted Subsidiary; provided that any transfers from the Issuer or a Guarantor to a Restricted Subsidiary of assets that constitute Collateral do not result in the Lien on such Collateral being released;

(3) an issuance or sale of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company;

(4) the sale or lease of inventory, products or services or the lease, assignment or sub-lease of any real or personal property;

(5) the sale or discounting of accounts receivable in the ordinary course of business;

(6) any sale or other disposition of damaged, worn-out, obsolete or no longer useful assets or properties, including aircrafts and parts;

(7) any sale of assets received by the Company or any of its Restricted Subsidiaries upon the foreclosure on a Lien;

(8) the sale or other disposition of cash, Cash Equivalents or Marketable Securities;

(9) a sale of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” to a Receivables Subsidiary in a Qualified Receivables Financing;

(10) a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

(11) a Restricted Payment that does not violate Section 4.07 hereof or a Permitted Investment;

(12) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(13) the granting of Liens not otherwise prohibited by this Indenture;

(14) the surrender, or waiver of contract rights, or settlement, release or surrender of contract, tort or other claims; and

(15) any exchange of assets related to a Permitted Business of comparable market value, as determined in good faith by the Company.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law, the Bankruptcy and Insolvency Act (Canada), Companies’ Creditors Arrangement Act (Canada), Winding-up and Restructuring Act (Canada) and all other Canada federal and provincial law for the relief of debtors (including the Canada Business Corporations Act where such statute is used by any Guarantor governed by it to propose an arrangement of any of its Indebtedness), and law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Bank Products” means any facilities or services related to cash management, including treasury, depository, overdraft, credit or debit card, purchase card, electronic funds transfer, cash pooling and other cash management arrangements and commercial credit card and merchant card services.

“Barbados Guarantor” means any Guarantor that is organized under the laws of Barbados.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors or other governing body of the general partner of the partnership;

(3) with respect to a limited liability company, the board of directors or other governing body, and in the absence of the same, the manager or board of managers or the managing member or members or any controlling committee thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“BofA Postponement” means the consent, acknowledgement and postponement agreement dated on or about the date hereof entered into between, among others, Bank of America, N.A. and the Collateral Agent in relation to certain cash pooling arrangements between Bank of America, N.A. and the Subsidiaries of the Company party thereto.

“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York State, in Toronto, Ontario, Canada, or in London, England.

“Canadian Guarantor” means each Guarantor that (i) is organized under the laws of Canada or any province or territory thereof, (ii) carries on business in Canada, or (iii) has any title or interest in or to material property in Canada.

“Canadian JV” means any joint venture formed with a Canadian investor for the purpose of holding all the Capital Stock of CHC Global Operations Canada (2008) Inc.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a lease that would at that time be required to be capitalized on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided that any obligations of the Company or its Restricted Subsidiaries, or of a special purpose or other entity not consolidated with the Company and its Restricted Subsidiaries, either existing on the Issue Date or created prior to any recharacterization described below (or any refinancings thereof) (i) that were not included on the consolidated balance sheet of the Company as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations or, in the case of such a special purpose or other entity becoming consolidated with the Company and its Restricted Subsidiaries, due to a change in accounting treatment or otherwise, shall for all purposes not be treated as Capital Lease Obligations or Indebtedness.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity that is not a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Contributions” means the aggregate amount of cash contributions made to the capital of the Issuer or any Guarantor described in the definition of “Contribution Indebtedness.”

“Cash Equivalents” means:

(1) Canadian dollars, Euros, United States dollars or such local currencies held by the Company and any of its Restricted Subsidiaries from time to time in the ordinary course of business;

(2) securities issued or directly and fully guaranteed or insured by the government of Canada, Luxembourg, the United States, Norway, the United Kingdom, South Africa, Holland, or Australia or any agency or instrumentality of such government (provided that the full faith and credit of such government is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any bank to which the Bank Act (Canada) applies or by any company licensed to carry on the business of a trust in one or more provinces of Canada or any financial institution that is a member of the Federal Reserve System, or the comparable banking authority in Norway, the United Kingdom, South Africa, Holland or Australia, in each case having combined capital and surplus and undivided profits of not less than U.S. $500.0 million, whose debt has a rating, at the time as of which any investment made therein is made of at least A-1 by S&P or at least P-1 by Moody’s or having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;

(6) securities issued or fully guaranteed by any state or commonwealth of the United States, or by any political subdivision or taxing authority thereof having one of the two highest ratings obtainable from Moody’s or S&P, and, in each case, maturing within one year after the date of acquisition;

(7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; and

(8) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A-2” from Moody’s with maturities of 24 months or less from the date of acquisition.

“Cash Management Obligations” means obligations owed by the Issuer or any Guarantor to any lender or Affiliate of a lender under the Credit Agreement in respect of any overdraft and related liabilities arising from treasury, depositary and cash management services or any automated clearing house transfers of funds.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act), other than the Permitted Holders; or

(2) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above),

other than the Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Issuer, measured by voting power rather than number of shares.

Notwithstanding the preceding, a conversion of the Company or any of its Restricted Subsidiaries from a limited liability company, corporation, limited partnership or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or an exchange of all of the outstanding Capital Stock in one form of entity for Capital Stock for another form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of the Company immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity, and in either case no “person” Beneficially Owns more than 50% of the Voting Stock of such entity.

“CHC Helicopter Holding S.à r.l.” means CHC Helicopter Holding S.à r.l. (formerly known as CHC Helicopter LLC), a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Luxembourg whose registered office is located at 13-15 avenue de la Liberté, L-1931 Luxembourg, with a share capital of EUR 12,500 and registered with the R.C.S. Luxembourg under number B-155574.

“Clearstream” means Clearstream Banking, S.A.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property and assets, whether now owned or hereafter acquired, in which Liens are, from time to time, purported to be granted to secure the Notes and the Note Guarantees pursuant to the Security Documents.

“Collateral Agent” means HSBC Corporate Trustee Company (UK) Limited, acting in its capacity as collateral agent under the Security Documents, or any successor thereto.

“Collateral Agent and Administrative Agent Appointment Deed” means the Collateral Agent and Administrative Agent Appointment Deed dated as of the date hereof among HSBC Bank plc as administrative agent, the Trustee, the grantors party thereto, the lenders party thereto, the arrangers party thereto, and the Collateral Agent.

“Commodity Agreements” means, in respect of any Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement and designed to protect such Person against fluctuation in commodity prices.

“Company” means 6922767 Holding S.à r.l a private limited liability company (société anonyme) incorporated under the laws of Grand Duchy of Luxembourg (“Luxembourg”) whose registered office is located at 13-15 avenue de la Liberté, L-1931 Luxembourg, and registered with the Luxembourg Register of Commerce and Companies (“R.C.S. Luxembourg”) under number B-139672, and indirect parent of the Issuer.

“Consolidated Adjusted EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period (A) plus, without duplication to the extent the same was deducted in calculating Consolidated Net Income (treating the EMEA JV and any joint venture that is consolidated with the Company for accounting purposes as Restricted Subsidiaries for this purpose):

(1) provision for Canadian or other taxes based on income, profits or capital, including without limitation provincial, state, franchise, local, foreign and similar taxes, of such Person and its Restricted Subsidiaries, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3) depreciation, amortization (including amortization of advance aircraft lease rental payments and amortization of goodwill and other intangibles, deferred financing fees and any amortization included in pension, OPEB or other employee benefit expenses, but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (including without limitation write-downs and impairment of property, plant, equipment and intangibles and other long-lived assets (including pursuant to the application of Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangibles” and Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets”) and the impact of purchase accounting, but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(4) the amount of any restructuring charges (which, for the avoidance of doubt, shall include retention, severance, integration, business optimization, systems establishment cost or excess pension, OPEB, curtailment or other excess charges); plus

(5) the minority expense relating to any partner in a joint venture which is consolidated with the Company for accounting purposes and the minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary in such period or any prior period, except to the extent of dividends declared or paid on Equity Interests held by third parties; plus

(6) the amount of management, consulting, monitoring and advisory fees and related expenses paid to the Equity Investors or any other Permitted Holder (or any accruals related to such fees and related expenses) during such period; provided that such amount shall not exceed in any four quarter period the greater of (x) $5.0 million and (y) 2.0% of Consolidated Adjusted EBITDA of the Company and its Restricted Subsidiaries for such period; plus

(7) accretion of asset retirement obligations in accordance with SFAS No. 143, Accounting for Asset Retirement Obligations, and any similar accounting in prior periods; plus

(8) to the extent not otherwise included, the proceeds of any business interruption insurance received during such period; minus

(B) (1) non-cash items increasing such Consolidated Net Income for such period, other than (i) amortization of deferred revenue and deferred gains on aircraft sale leasebacks, (ii) any items which represent the reversal of any accrual of, or cash reserve for, anticipated charges in any prior period where such accrual or reserve is no longer required and (iii) any items which represent the impact of purchase accounting; and (2) the minority interest income consisting of subsidiary losses attributable to the minority equity interests of third parties in any non-wholly owned Subsidiary.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries (treating the EMEA JV and any joint venture that is consolidated with the Company for accounting purposes as Restricted Subsidiaries for this purpose) for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) any net after-tax extraordinary, unusual or nonrecurring gains or losses or income or expense or charge (including, without limitation, income, expenses and charges from litigation and arbitration settlements, severance, relocation, other restructuring costs and lease costs in connection with early aircraft contract terminations), any severance or relocation expense, pre-operating expenses that are expensed and not capitalized, and fees, expenses or charges related to any offering of Equity Interests of such Person, any Investment, acquisition, disposition or incurrence or repayment of Indebtedness or other obligations permitted to be incurred hereunder (in each case, whether or not successful), including all fees, expenses and charges, and any financing charges, including penalty interest and bank charges, related to any Indebtedness or other obligations, in each case, shall be excluded;

(2) any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations and any net after-tax gain or loss on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded;

(3) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Company) shall be excluded;

(4) any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness and Hedging Obligations or other derivative instruments shall be excluded;

(5) (A) the Net Income for such period of any Person that is not a Subsidiary (other than the EMEA JV or other joint venture that is consolidated with the Company for accounting purposes), or that is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments in respect of equity that are actually paid in cash (or to the extent converted into cash) by the referent Person to the Company or a Restricted Subsidiary thereof in respect of such period and (B) the Net Income for such period shall include any dividend, distribution or other payments in respect of equity paid in cash by such Person to the Company or a Restricted Subsidiary thereof in excess of the amount included in this clause (A);

(6) any increase in depreciation or amortization or any one-time non-cash charges (such as purchased in-process research and development or capitalized manufacturing profit in inventory) resulting from purchase accounting in connection with any acquisition that is consummated prior to or after the Issue Date shall be excluded;

(7) accruals and reserves that are established within twelve months after an acquisition’s closing date and that are so required to be established as a result of such transaction in accordance with GAAP or as a result of a modification of accounting policies shall be excluded;

(8) any impairment charges resulting from the application of Statements of Financial Accounting Standards No. 142 and No. 144 and the amortization of intangibles pursuant to Statement of Financial Accounting Standards No. 141 or asset write-offs shall be excluded;

(9) any long-term incentive plan accruals and any compensation expense realized from grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries shall be excluded;

(10) any asset impairment writedowns under GAAP or SEC guidelines shall be excluded;

(11) (A) any unrealized non-cash gains or losses or charges in respect of Hedging Obligations (including those resulting from the application of Statement of Financial Accounting Standard No. 133 or any comparable standard relating to hedge accounting), (B) any foreign exchange gains and losses and (C) any adjustments for financial instruments, derivatives or Hedging Obligations required by GAAP shall be excluded except for any realized exchange gains or losses on derivative instruments which are included as offsets to operating items as part of a designated hedging relationship;

(12) solely for the purpose of determining the amount available for Restricted Payments under Section 4.07(a)(C)(i) hereof, the Net Income of any Restricted Subsidiary of the Issuer (other than a Guarantor and the EMEA JV or other joint venture that is consolidated with the Company for accounting purposes) will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders or members, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) by such Person to the Company or another Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(13) the cumulative effect of a change in accounting principles will be excluded; and

(14) the amount by which any income or charge attributable to a post-employment benefit scheme differs from the current service costs attributable to the scheme will be excluded.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money and debt obligations evidenced by promissory notes and similar instruments, as determined in accordance with GAAP (excluding for the avoidance of doubt all undrawn amounts under revolving credit facilities and letters of credit and all obligations under Qualified Receivables Financings, all Hedging Obligations and all Capital Lease Obligations or other lease obligations in connection with aircraft) and (2) the aggregate amount of all outstanding Disqualified Stock of the Company and its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock, such Fair Market Value shall be determined reasonably and in good faith by the Company or the Issuer. The U.S. Dollar-Equivalent principal amount of any Indebtedness denominated in a foreign currency will reflect the currency translation effects, determined in accordance with GAAP, of Hedging Obligations for currency exchange risks with respect to the applicable currency in effect on the date of determination of the U.S. Dollar-Equivalent principal amount of such Indebtedness.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any performance, leases, dividends, taxes or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security thereof;

(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such obligation against loss in respect thereof.

“Contribution Indebtedness” means Indebtedness of the Issuer or any Guarantor in an aggregate principal amount not greater than twice the aggregate amount of cash contributions (other than Excluded Contributions) made to the equity capital of the Issuer or such Guarantor after the Issue Date, provided that:

(1) if the aggregate principal amount of such Contribution Indebtedness is greater than one times such cash contributions to the equity capital of the Issuer or such Guarantor, as applicable, the amount in excess shall be Indebtedness (other than secured Indebtedness) with a Stated Maturity later than the Stated Maturity of the Notes, and

(2) such Contribution Indebtedness (x) is incurred within 180 days after the making of such cash contributions and (y) is designated as Contribution Indebtedness pursuant to an Officers’ Certificate on the incurrence date thereof.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Issuer.

“Credit Agreement” means that certain credit agreement, dated as of October 4, 2010, by and among the Company, HSBC Bank plc as administrative agent, RBC Capital Markets Corporation and UBS Securities LLC as co-documentation agents and Morgan Stanley Senior Funding, Inc. as syndication agent and the lenders party thereto from time to time, providing for revolving credit borrowings and letters of credit, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement), indentures or commercial paper facilities, in each case with banks or other institutional lenders or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), or letters of credit or other indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time, including any agreement or indenture extending the maturity thereof or otherwise restructuring all or any portion of the indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

“Custodian” means the custodian appointed by the Depository with respect to any Global Notes, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Deposit Financings” means Indebtedness incurred by the Company or any Restricted Subsidiary to an aircraft lessor or other party to finance the deposit of funds in connection with aircraft sale and leaseback transactions, including in connection with pre-delivery novations of aircraft contracts.

“Designated Building and Equipment Transactions” means the sale and leaseback of (a) the hangar, office and repair facilities and/or equipment at (i) Boundary Bay Airport, Delta, British Columbia, (ii) Agar Drive, Richmond, British Columbia, (iii) Bergen, Norway, (iv) Gander, Newfoundland, (v) Stavanger, Norway, (vi) any hangar, office and repair facility that is acquired or for which construction has been completed, after the Issue Date and that has a market value in excess of $5 million at the time of such sale and leaseback and (b) any flight simulator or flight training device.

“Definitive Note” means a certificated, non-global Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A1 hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as “Designated Non-cash Consideration” pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any direct or indirect parent company of the Issuer (other than Disqualified Stock) that is issued for cash (other than to the Company or any of its Subsidiaries or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 4.07(a)(C)(ii) hereof.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock will not constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“EDC Debt” means the EDC Secured Debt and the EDC Unsecured Debt.

“EDC Debt Collateral” means the aircraft securing the EDC Secured Debt on the Issue Date or any other aircraft owned by the Company or any Restricted Subsidiary and provided as security for the EDC Secured Debt in substitution for such aircraft, provided that (a) no substitution of EDC Debt Collateral may be made while an Event of Default has occurred and is continuing; and (b) the replacement aircraft(s) shall have in aggregate an equivalent value to the aircraft which they are replacing, based on the most recent appraisal conducted in accordance with the Company’s standard appraisal procedure.

“EDC Secured Debt” means:

(1) the secured loan between Export Development Canada and CHC Helicopter Holding S.à r.l. dated 28 April 2006; and

(2) the secured loan between Export Development Canada and CHC Helicopter Holding S.à r.l. dated 26 November 2007,

including any Indebtedness incurred for the purpose of refinancing any EDC Secured Debt, provided that (i) the principal amount then outstanding is not increased and (ii) the terms of any such Indebtedness are not materially more onerous on the Company or more favorable to the lender than the terms of the original EDC Secured Debt.

“EDC Unsecured Debt” means the unsecured loan between Export Development Canada and CHC Helicopter Holding S.à r.l. dated 25 January 2006, including any Indebtedness incurred for the purpose of refinancing any EDC Unsecured Debt, provided that (i) the principal amount then outstanding is not increased and (ii) the terms of any such Indebtedness are not materially more onerous on the Company or more favorable to the lender than the terms of the original EDC Unsecured Debt.

“EMEA JV” means EEA Helicopter Operations B.V., a joint venture organized under the laws of the Netherlands for the purpose of holding regulated European operations of the Company and its Subsidiaries, and all its Subsidiaries as such joint venture is in effect on the Issue Date or amended or modified in the Company’s sole discretion in a manner not materially adverse to the Company and its Restricted Subsidiaries when taken as a whole.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Investors” means each of First Reserve Fund XII, L.P., Fund XII A Parallel Vehicle, L.P. and FR Horizon AIV L.P. and their respective Affiliates.

“Equity Offering” means (i) an offer and sale of Capital Stock (other than Disqualified Stock) of the Company or (ii) an offer and sale of Capital Stock (other than Disqualified Stock) of a direct or indirect parent entity of the Company (to the extent the net proceeds therefrom are contributed to the equity capital of the Company) pursuant to (x) a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company or such direct or indirect parent company), or (y) a private issuance exempt from registration under the Securities Act.

“EU Investorco” means any Person established by the Company to acquire a direct or indirect ownership interest in an EU Licensed Operator, it being understood that once an EU Investorco ceases to be a Restricted Subsidiary of the Company, it and its Restricted Subsidiaries will cease to be bound by the covenants under this Indenture and will cease to be Guarantors.

“EU Licensed Operators” means CHC Scotia Limited, CHC Ireland Ltd., CHC Denmark APS, CHC Helicopter Service AS, CHC Helicopter Netherlands B.V., or any other Restricted Subsidiary of the Company incorporated in a European country that holds licenses to conduct helicopter transportation business that is subject to the provisions of Article 4 of European Union Regulation No. 2407/92 of July 23, 1992, it being understood that once an EU Licensed Operator ceases to be a Restricted Subsidiary of the Company, it and its Restricted Subsidiaries will cease to be bound by the covenants under this Indenture and will cease to be Guarantors.

“EU National” or “EU Nationals” means member states of the European Union or the European Economic Area or nationals thereof, including any Person regarded as a national of, or owned or controlled by, one or more nationals of, the European Union or the European

Economic Area for the purposes of the ownership and control requirements of the legislation of the European Union or the European Economic Area or a member thereof regarding aviation operating licenses (including Article 4 of European Union Regulation 2407/92).

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Notes issued in the Registered Exchange Offer pursuant to Section 2.06(f) hereof.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Excluded Contributions” means the net cash proceeds received by the Company after the Issue Date from:

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Company) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company,

in each case designated as “Excluded Contributions” pursuant to an Officers’ Certificate, the net cash proceeds of which are excluded from the calculation set forth in Section 4.07(a)(C)(ii) hereof.

“Existing Permitted JV” means each of EMEA JV, Canadian JV and each other Permitted Joint Venture, as such Permitted Joint Venture is in effect on the Issue Date or amended or modified in the Company’s sole discretion in a manner not materially adverse to the Company and its Restricted Subsidiaries when taken as whole.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by (i) the principal financial officer of the Company or the Issuer for transactions less than $50.0 million and (ii) the Board of Directors of the Company or the Issuer (unless otherwise provided in this Indenture) for transactions valued at, or in excess of, $50.0 million.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Adjusted EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than (i) ordinary working capital borrowings and (ii) in the case of revolving credit borrowings or revolving advances under any Qualified Receivables Financing, in which case interest expense will be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems preferred equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred equity, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio, Asset Acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP), and any related financing transactions, that the specified Person or any of its Restricted Subsidiaries has both determined to make and made after the Issue Date and during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Asset Acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change of any associated Fixed Charges and the change in Consolidated Adjusted EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period, including any pro forma expense and cost reductions and other operating improvements that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial officer of the Company (regardless of whether these cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto). Any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period, and if, since the beginning of the four-quarter reference period, any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its other Restricted Subsidiaries since the beginning of such period shall have made any acquisition, Investment, disposition, merger, consolidation or discontinued operation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be adjusted giving pro forma effect thereto for such period as if such Asset Acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter reference period. Any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease Obligation. For purposes of making the computation referred to above, interest on any

Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Company as set forth in an Officers’ Certificate, to reflect operating expense reductions reasonably expected to result from any acquisition or merger.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, excluding amortization of deferred financing fees, debt issuance costs and commissions, fees and expenses and the expensing of any bridge, commitment or other financing fees, commissions, discounts, yield and other fees and charges (including any interest expense) related to any receivables facility but including original issue discount, non-cash interest payments, the interest component of any deferred payment obligations (classified as Indebtedness under this Indenture), the interest component of all payments associated with Capital Lease Obligations and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) all cash dividend payments or other cash distributions on any series of preferred equity of such Person and all other dividend payments or other distributions on the Disqualified Stock of such Person; less

(4) interest income, including interest income on junior loans extended in connection with aircraft leases; less

(5) non-cash interest expense attributable to movement in mark to market valuation of Hedging Obligations or other derivatives under GAAP; less

(6) accretion or accrual of discounted liabilities not constituting Indebtedness; less

(7) any expense resulting from the discounting of Indebtedness in connection with the application of purchase accounting in connection with any acquisition; and less

(8) Additional Interest.

“GAAP” means generally accepted accounting principles in Canada, the U.S. or under IFRS, as applicable, set forth in the opinions and pronouncements of the Accounting

Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time.

“Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A1 hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

“Government Securities” means direct obligations of, or obligations Guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means each of:

(1) the Company

(2) CHC Helicopter Holding S.à r.l.; and

(3) any Subsidiary Guarantor,

and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under Interest Rate Agreements, Currency Agreements or Commodity Agreements.

“Holder” means a Person in whose name a Note is registered in the register maintained by the Registrar.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by (A) bonds, notes, debentures or similar instruments or (B) letters of credit (or reimbursement agreements in respect thereof), provided that the underlying obligation in respect of which the letter of credit was issued would, under one or more of clauses (1) above or (3) to (7) below, be treated as being Indebtedness;

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed;

(6) to the extent not otherwise included in this definition, net obligations of such Person under Commodity Agreements, Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time); or

(7) to the extent not otherwise included, with respect to the Company and its Restricted Subsidiaries, the amount then outstanding (i.e., advanced, and received by, and available for use by, the Company or any of its Restricted Subsidiaries) under any Receivables Financing (as set forth in the books and records of the Company or any Restricted Subsidiary and confirmed by the agent, trustee or other representative of the institution or group providing such Receivables Financing), if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes (i) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person); provided, however, that the amount of such Indebtedness shall be the lesser of (x) the Fair Market Value of such asset as such date of determination and (y) the amount of such Indebtedness of such other Person; and (ii) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Notwithstanding the foregoing, “Indebtedness” shall not include (a) accrued expenses, royalties and trade payables; (b) Contingent Obligations incurred in the ordinary course of business; (c)

asset retirement obligations and obligations in respect of reclamation and workers’ compensation (including pensions and retiree medical care) that are not overdue by more than 90 days; (d) any obligations under Currency Agreements, Commodity Agreements and Interest Rate Agreements; provided that such Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company or the Issuer, whether or not accounted for as a hedge in accordance with GAAP) and, in the case of Currency Agreements or Commodity Agreements, such Currency Agreements or Commodity Agreements are related to business transactions of the Company or its Restricted Subsidiaries entered into in the ordinary course of business and, in the case of Interest Rate Agreements, such Interest Rate Agreements substantially correspond in terms of notional amount, duration and interest rates, as applicable, to Indebtedness of the Company or its Restricted Subsidiaries incurred without violation of this Indenture; or (e) any financing related to the novation of aircraft (“assets under construction”), where the recourse of the finance provider is limited to the relevant assets under construction.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” has the meaning assigned to it in the preamble to this Indenture.

“Initial Purchasers” means Morgan Stanley & Co. Incorporated, HSBC Securities (USA) Inc., RBC Capital Markets Corporation, UBS Securities LLC, and Natixis Bleichroeder LLC.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the Issue Date by and among the Issuer, the other grantors party thereto, HSBC Bank plc as Administrative Agent, the Collateral Agent, and the Trustee.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment Grade Rating” means a Moody’s rating of Baa3 (or the equivalent) or higher and an S&P rating of BBB- (or the equivalent) or higher or, if either such Rating Agency ceases to rate the Notes for reasons outside of the Company’s control, the equivalent investment grade credit rating from any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully Guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents) and in each case with maturities not exceeding two years from the date of acquisition;

(2) investments in any fund that invests exclusively in investments of the type described in clause (1) which fund may also hold immaterial amounts of cash pending investment and/or distribution; and

(3) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Issue Date” means October 4, 2010.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders for use by such Holders in connection with the Registered Exchange Offer.

“Junior Lien Indebtedness” means Indebtedness incurred by the Company or any Restricted Subsidiary which is permitted to be secured by the Collateral on a junior basis to the security interest in favor of the Notes.

“Junior Lien Intercreditor Agreement” means the agreement substantially in the form of Exhibit F attached hereto.

“Lien” means, with respect to any asset, any mortgage, lien, hypothecation, deed of trust, pledge, charge, security interest, adverse claim, lease, right of use or occupation, easement or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code, the PPSA or equivalent statutes of any jurisdiction.

“Luxembourg Guarantor” means each Guarantor that is organized under the laws of Luxembourg.

“Manufacturer Support Indebtedness” means Indebtedness incurred by the Company or a Restricted Subsidiary of the Company to a manufacturer of a helicopter or fixed wing aircraft in connection with the purchase of such helicopter or fixed wing aircraft from the manufacturer.

“Marketable Securities” means, with respect to any Asset Sale, any readily marketable equity securities that are (i) traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market; and (ii) issued by a corporation having a total equity market capitalization of not less than $250.0 million; provided that the excess of (A) the aggregate amount of securities of any one such corporation held by the Company and any Restricted Subsidiary over (B) ten times the average daily trading volume of such securities during the 20 immediately preceding trading days shall be deemed not to be Marketable Securities, as determined on the date of the contract relating to such Asset Sale.

“Material Real Property” means, on any date, any real property located in a Security Jurisdiction owned (but excluding leases) by the Issuer or any Guarantor with a fair market value as of such date of $5.0 million or more.

“Material Subsidiary” means any Subsidiary of the Company whose gross assets or earnings before interest, tax, depreciation, or amortization on a consolidated basis (calculated on a basis consistent with the calculations used in preparing the Company’s consolidated financial statements (excluding intra-group items (except for power by the hour maintenance, lease and similar or related transactions)) are equal to or exceed 5.0% of Total Assets or Consolidated Adjusted EBITDA of the Company and its Subsidiaries.

“Minority Interest” means the percentage interest represented by any class of Capital Stock of a Restricted Subsidiary that is not owned by the Company or a Restricted Subsidiary.

“Moody’s” means Moody’s Investors Service, Inc. and its successors and assigns.

“Net Income” means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP and before any reduction in respect of dividends on preferred interests, excluding, however, (a) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (1) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (2) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (b) any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any non-cash form), net of the direct costs relating to such Asset Sale and the sale of such Designated Non-cash Consideration, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures or to holders of royalty or similar interests as a result of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, including without limitation, pension and post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than a pledge of the Equity Interests of any Unrestricted Subsidiaries, (b) is directly or indirectly liable (as a guarantor or otherwise) other than by virtue of a pledge of the Equity Interests of any Unrestricted Subsidiaries, or (c) constitutes the lender; and

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit, upon notice, lapse of time or both, any holder of any other Indebtedness (other than the Notes offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Norwegian Guarantor” means each Guarantor that is organized under the laws of Norway.

“Note Guarantee” means the Guarantee by each Guarantor of the Issuer’s obligations under this Indenture and the Notes.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes, any Additional Notes and any Exchange Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes, any Additional Notes and any Exchange Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means that certain offering memorandum, dated September 22, 2010, relating to the initial offering of the Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, any Manager, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer, the Company and its Restricted Subsidiaries by two Officers of Heli-One Canada, Inc. duly appointed for such purpose, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Heli-One Canada, Inc., that meets the requirements of Section 13.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel that meets the requirements of Section 13.05 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Pari Passu Payment Lien Obligations” means any Additional Notes and any other Indebtedness that is permitted to have Pari Passu Payment Lien Priority relative to the Notes with respect to the Collateral and is not secured by any other assets; provided that an authorized representative of the holders of such Indebtedness (other than any Additional Notes) shall have executed a joinder to the Intercreditor Agreement and the Collateral Agent and Administrative Agent Appointment Deed in the forms provided therein. For the avoidance of doubt, Pari Passu Payment Lien Obligations shall not include Priority Payment Lien Obligations.

“Pari Passu Payment Lien Priority” means, relative to specified Indebtedness and other obligations, having equal Lien priority to the Notes and the Note Guarantees, as the case may be, on the Collateral.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Business” means the businesses of the Company and its Subsidiaries engaged in on the Issue Date and any other activities that are similar, ancillary or reasonably related to, or a reasonable extension, expansion or development of, such businesses or ancillary thereto.

“Permitted Employee Stock Purchase Loans” means loans, in an aggregate amount outstanding at any time not to exceed U.S. $25.0 million, whether made by the Company or any third party (other than any Affiliate of the Company), to employees of the Company and its Subsidiaries who become participants in the Company’s stock purchase program to enable such employees to purchase Equity Interests in the Company or any of its parent entities.

“Permitted Holders” means the Equity Investors and Related Parties. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary of the Company (treating the Existing Permitted JVs as Restricted Subsidiaries for this purpose);

(2) any Investment in cash, Cash Equivalents, Marketable Securities or Investment Grade Securities;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Company; or

(b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

and, in each case, any Investment held by any such Person;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

(5) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company or a direct or indirect parent company of the Company;

(6) any Investments received (i) in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes; or (ii) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Investments represented by Hedging Obligations;

(8) loans or advances to officers, directors and employees made in the ordinary course of business or consistent with the past practice of the Company or any Restricted Subsidiary of the Company and Permitted Employee Stock Purchase Loans or guarantees thereof;

(9) repurchases of the Notes;

(10) Investments in Permitted Businesses, joint ventures or Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed the greater of (x) $75.0 million and (y) 3.0% of Total Assets; provided, however, that if any Investment pursuant to this clause (10) is made in a Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be a Restricted Subsidiary;

(11) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness; provided, however, that any Investment in a Receivables Subsidiary is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest;

(12) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 4.11(b) hereof (except for transactions described in clauses (6), (8), (10) and (12) of Section 4.11(b));

(13) (A) Guarantees issued in accordance with Section 4.09 and Section 4.17 hereof and (B) Guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course of business or consistent with past practice;

(14) any Investment existing on the Issue Date and any Investment that replaces, refinances or refunds an existing Investment; provided, that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded, and is made in the same Person as the Investment replaced, refinanced or refunded;

(15) Investments consisting of purchases and acquisitions of aircrafts, parts, buildings, inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(16) any Investment in the UK SAR-H project in an aggregate amount of up to the U.S. dollar equivalent of £25.0 million;

(17) additional Investments by the Company or any Restricted Subsidiary having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), taken together with all other Investments made pursuant to this clause (17) that are at the time outstanding not to exceed 3.0% of Total Assets; provided, however, that if any Investment pursuant to this clause (17) is made in a Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (17) for so long as such Person continues to be a Restricted Subsidiary;

(18) Investments, including junior loans to aircraft lessors or the economic equivalent thereof, made by the Company or a Restricted Subsidiary in connection with or in anticipation of (x) an Aircraft Sale and Leaseback Transaction or (y) the lease of a helicopter or fixed wing aircraft by any Restricted Subsidiary; provided that the aggregate Investments permitted pursuant to this clause (18) does not exceed 25% of the aggregate value of all helicopters and fixed wing aircraft at the time the Investment was made and provided further, that such Investments must be made no later than 365 days after the sale and leaseback transaction or the lease transaction, as the case may be, is entered into; and

(19) (A) any Investment in any Existing Permitted JV, and (B) any Investment in any other Permitted Joint Venture having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), taken together with all other Investments made pursuant to this clause (19)(B) and all other Investments made pursuant to Section 4.10(b)(1)(G) in each case that are at the time outstanding, not to exceed the greater of $125 million and 5.0% of Total Assets at the time of such Investment.

provided, however, that with respect to any Investment, the Company may, in its sole discretion, allocate all or any portion of any Investment to one or more of the above clauses (1) through (19) so that the entire Investment would be a Permitted Investment.

“Permitted Joint Venture” means any joint venture, partnership or other Person (i) in which the Company or a Restricted Subsidiary has an Investment in such Person, (ii) all of whose Indebtedness is Non-Recourse Indebtedness, (iii) which is engaged in a Permitted Business, (iv) in which any Investment made as a result of designating such Person as a Permitted Joint Venture will not violate Section 4.07 and (v) none of the Capital Stock of which is held by an officer, director or holder of Capital Stock of the Company qualifying as an Affiliate. Notwithstanding the foregoing, each of Slemon Park Corporation, Thai Aviation Services Ltd., Viscom (Aberdeen) Ltd., CHC Helicopter (Namibia) (Pty) Ltd., Court Aircraft Sales (Pty) Limited, Myanmar Helicopters International Ltd. East West Helicopter Services (Georgia) Corp., East West Helicopter Services (Azerbaijan) Ltd., Whirly Bird Airport Services Limited, joint venture with Cougar Helicopters Inc. in respect of the Newfoundland offshore, Canadian Helicopters Limited, Aero Contractors Company of Nigeria Ltd., Airport Den Helder CV, Schreiner Airways Cameroun SA, Inaer, Inversiones Aereas S.L., Canadian Helicopters Philippines International Inc. and each EU Licensed Operator or EU Investorco that ceases to be a Restricted Subsidiary shall be deemed to be a Permitted Joint Venture. Any such designation (other than with respect to Persons identified in the preceding sentence) shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“Permitted Liens” means:

(1) Liens securing Indebtedness and other Obligations under Credit Facilities incurred pursuant to Section 4.09(b)(i) hereof and/or securing Hedging Obligations related thereto;

(2) Liens in favor of the Company or any of its Restricted Subsidiaries;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

(4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(5) Liens or deposits to secure the performance of statutory or regulatory obligations, or surety, appeal, indemnity or performance bonds, warranty and contractual requirements or other obligations of a like nature incurred in the ordinary course of business and Liens over cash deposits in connection with an acquisition, lease, disposition or investment;

(6) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof and any cash cover relating to a letter of credit or bank guarantee;

(7) Liens to secure Indebtedness (including Capital Lease Obligations) permitted to be incurred pursuant to Section 4.09(b)(4) hereof covering only the assets acquired with or financed by such Indebtedness;

(8) Liens securing Indebtedness permitted to be incurred pursuant to Section 4.09(b)(15) hereof;

(9) Liens existing on the Issue Date;

(10) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(11) Liens incurred or deposits made in the ordinary course of business to secure payment of workers’ compensation or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs;

(12) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s, lessor’s, suppliers, banks, repairmen’s and mechanics’ Liens, and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default, in each case, incurred in the ordinary course of business;

(13) leases or subleases granted to others that do not materially interfere with the ordinary conduct of business of the Company or any of its Restricted Subsidiaries;

(14) easements, rights of way, zoning and similar restrictions, reservations or encumbrances in respect of real property or title defects that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties (as such properties are used by the Company or its Subsidiaries) or materially impair their use in the operation of the business of the Company and its Subsidiaries;

(15) Liens created for the benefit of (or to secure) the Notes, the Note Guarantees and any Exchange Notes or exchange guarantees;

(16) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

(a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(17) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(18) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceedings may be initiated shall not have expired;

(19) Liens securing Indebtedness or other obligations of the Company or any Subsidiary of the Company with respect to obligations that do not exceed the greater of (x) $50.0 million and (y) 2.0% of Total Assets at any one time outstanding;

(20) Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” incurred in connection with a Qualified Receivables Financing;

(21) licenses of intellectual property in the ordinary course of business;

(22) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(23) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries;

(24) Liens to secure a defeasance trust;

(25) Liens on equipment of the Company or any Restricted Subsidiary granted in the ordinary course of business to clients of which such equipment is located;

(26) Liens securing insurance premium financing arrangements, provided that such Lien is limited to the applicable insurance contracts;

(27) Liens securing the aggregate amount of Indebtedness (including Acquired Debt) incurred in connection with (or at any time following the consummation of) an Asset Acquisition made in accordance with this Indenture equal to, at the time of incurrence, the net increase in inventory, accounts receivable and net property, reserves, plant and equipment attributable to such Asset Acquisition from the amounts reflected on the Company’s historical consolidated balance sheet as of the end of the full fiscal quarter ending on or prior to the date of such Asset Acquisition, calculated after giving effect on a pro forma basis to such Asset Acquisition (which amount may, but need not, be incurred in whole or in part under the Credit Agreement) less the amount of Indebtedness incurred in connection with such Asset Acquisition secured by Liens pursuant to clauses (4) or (7) above;

(28) Liens arising under retention of title, hire purchase or conditional sale arrangements arising under provisions in a supplier’s standard conditions of supply in respect of goods or services supplied to the Company or any Restricted Subsidiary in the ordinary course of business and on arm’s length terms;

(29) Liens arising by way of set-off or pledge (in favor of the account holding bank) arising by operation of law or pursuant to standard banking terms or conditions, provided that the relevant bank account has not been set up nor has the relevant credit balance arisen in order to implement a secured financing;

(30) Liens over the EDC Debt Collateral securing the EDC Secured Debt;

(31) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(32) Liens securing Hedging Obligations;

(33) any (a) interest or title of a lessor or sublessor under any lease; (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including, without limitation, ground leases or other prior leases of the demised premises, mortgages, mechanics’ Liens, tax Liens and easements); (c) subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (b) of this subclause (33) or (d) Liens over rental deposits with a lessor pursuant to a property lease entered into in the ordinary course of business;

(34) Liens incurred under or in connection with lease and sale and leaseback transactions and novations and any refinancings thereof (and Liens securing obligations under lease transaction documents relating thereto), including, without limitation, Liens over the assets which are the subject of such lease, sale and leaseback, novations, refinancings, assets and contract rights related thereto (including, without limitation, the right to receive rental rebates or deferred sale payments), sub-lease rights, insurances relating thereto and rental deposits;

(35) Liens securing Manufacturer Support Indebtedness, provided that such Liens only secure the helicopter or fixed wing aircraft purchased from such manufacturer and any assets or contract rights related thereto; and

(36) Liens on Collateral securing Junior Lien Indebtedness that has a stated maturity date that is longer than the notes and that is permitted to be incurred pursuant to Section 4.09 provided that the holders of such Junior Lien Indebtedness enter into a customary Junior Lien Intercreditor Agreement with the Collateral Agent, the collateral agent for the Credit Agreement and the collateral agents for any other Priority Payment Lien Obligations or Pari Passu Payment Lien Obligations, relating to the junior and subordinated status of such Junior Lien Indebtedness and containing terms customary for facilities and transactions of the type at such time, including a customary standstill period.

“Permitted Payments to Parent” means, without duplication as to amounts:

(1) payments to any parent companies of the Company in amounts equal to the amounts required for any direct payment of the Company to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to officers and employees of any direct parent of the Company and general corporate overhead expenses of any direct parent of the Company to the extent such fees and expenses are attributable to the ownership or operation of the Company and its Subsidiaries;

(2) for so long as the Company is a member of a group filing a consolidated or combined tax return with such parent companies, payments to such parent companies in respect of an allocable portion of the tax liabilities of such group that is attributable to the Company and its Subsidiaries (“Tax Payments”). The Tax Payments shall not exceed the lesser of (i) the amount of the relevant tax (including any penalties and interest) that the Company would owe if the Company were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Company and such Subsidiaries from other taxable years and (ii) the net amount of the relevant tax that such parent companies actually owe to the appropriate taxing authority. Any Tax Payments received from the Company shall be paid over to the appropriate taxing authority within 30 days of such parent companies’ receipt of such Tax Payments or refunded to the Company; and

(3) dividends or distributions paid to such parent companies, if applicable, in amounts equal to amounts required for such parent companies, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Company or any of its Restricted Subsidiaries and that has been Guaranteed by, or is otherwise considered Indebtedness of, the Company incurred in accordance with Section 4.09 hereof.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of the its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus any premium required to be paid on the Indebtedness being so renewed, refunded, replaced, defeased or discharged, plus the amount of all fees and expenses incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; provided that this clause (2) shall not apply to debt under Credit Facilities;

(3) if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4) such Refinancing Indebtedness shall not include Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Priority Payment Lien Obligations” shall have the meaning specified in the Intercreditor Agreement.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Post Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any bankruptcy proceeding, whether or not allowed or allowable in any such bankruptcy proceeding.

“PPSA” means the Personal Property Security Act applicable in each provincial or territory in Canada (other than Quebec).

“Purchase Money Note” means a promissory note of a Receivables Subsidiary evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company to a Receivables Subsidiary in connection with a Qualified Receivables Financing, which note is intended to finance that portion of the purchase price that is not paid by cash or a contribution of equity.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1) the Board of Directors of the Company or the Issuer will have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the Receivables Subsidiary,

(2) all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Company or the Issuer), and

(3) the financing terms, covenants, termination events and other provisions thereof will be market terms (as determined in good faith by the Company or the Issuer) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Company or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure a Credit Facility will not be deemed a Qualified Receivables Financing. For purposes of this Indenture, a receivables facility whether now in existence or arising in the future (and any replacement thereof with substantially similar terms in the aggregate) will be deemed to be a Qualified Receivables Financing that is not recourse to the Company (except for Standard Securitization Undertakings).

“Rating Agency” means each of S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating organization or organizations, within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company as a replacement agency or agencies for S&P or Moody’s, or both, as the case may be.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries), and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by the Company or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly-Owned Restricted Subsidiary of the Company (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with the Company and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Company or the Issuer (as provided below) as a Receivables Subsidiary and:

(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is Guaranteed by the Company or any other Subsidiary of the Company (excluding Guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,

(2) with which neither the Company nor any other Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, and

(3) to which neither the Company nor any other Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company or the Issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company or the Issuer giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Registered Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of October 4, 2010, among the Issuer, the Guarantors and the Initial Purchasers named therein, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Issuer, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuer to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note in the form of Exhibit A2 hereto deposited with or behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance of Regulation S.

“Related Party” means:

(1) any controlling stockholder, partner, member, 50% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Equity Investor;

(2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 50% or more controlling interest of which consist of any one or more Equity Investors and/or such other Persons referred to in the immediately preceding clause; or

(3) any Person with whom an Equity Investor or a Related Party (under clause (1) or (2) of this definition of Related Party) may be deemed as part of a “group” within the meaning of Section 13(d)(3) of the Exchange Act.

“Reporting Failure” means the failure of the Company to hold conference calls with respect to, or make available, post or otherwise deliver to the Trustee, within the time periods specified in Section 4.03 (after giving effect to any grace period specified under Rule 12b-25 under the Exchange Act), the periodic reports, information, documents or other reports which the Company or a parent Guarantor may be required to make available, post or otherwise deliver pursuant to such provision.

“Responsible Officer” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S, as notified to the Trustee by the Issuer in writing.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services and its successors and assigns.

“SEC” means the Securities and Exchange Commission.

“Secured Parties” means (i) the Holders of the Notes, (ii) the Trustee, (iii) the Collateral Agent and (iv) any successors, indorsees, transferees and assigns of each of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the New York law Notes Pledge and Security Agreement dated as of the date hereof among the Collateral Agent, Heli-One (U.S.), Inc. and Heli-One USA, Inc.

“Security Documents” means the security agreements, including, without limitation, the Security Agreement, pledge agreements, notarial deeds, pledge deeds, charge agreements, mortgages, fixed and floating charges, assignments, agency agreements and related agreements, instruments and documents executed and delivered pursuant to this Indenture or any of the foregoing (including, without limitation, financing statements under the Uniform Commercial Code of the relevant states of the United States and/or under the PPSA), as amended, supplemented, restated, renewed, refunded, replaced, restricted, repaid, refinanced or otherwise modified from time to time, and pursuant to which Collateral is pledged, charged, assigned or granted to or on behalf of the Collateral Agent for the benefit of the Holders and the Trustee or notice of such pledge, charge, assignment or grant is given.

“Security Jurisdiction” means Australia, Barbados, Canada, Ireland, Luxembourg, The Netherlands, Norway, Sweden, the United Kingdom and the United States.

“Senior Secured Leverage Ratio” means, as of any date of determination (the “Senior Secured Leverage Ratio Calculation Date”), the ratio of (a) the Consolidated Total Indebtedness of the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available that is secured by Liens (including, without duplication, any Delayed Lien Debt), less an amount equal to the amount of any cash and Cash Equivalents of the Company and its Restricted Subsidiaries as of such date, to (b) Consolidated Adjusted EBITDA of the Company and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available.

In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees, redeems, repays, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Senior Secured Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Senior Secured Leverage Ratio is made, then the Senior Secured Leverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or preferred stock, as if the same had occurred immediately prior to the end of such most recent fiscal quarter end.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Senior Secured Leverage Ratio Calculation

Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (and the change in Consolidated Adjusted EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Senior Secured Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period. For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger or consolidation, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt, cost savings, synergies and operating expense reductions resulting from such Investment, acquisition, merger, amalgamation or consolidation which is being given pro forma effect that have been or are expected to be realized).

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and Guarantees of performance entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any installment of principal on any series of Indebtedness, the date on which the final payment of principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantor” means (1) the Subsidiaries of the Company (other than the Issuer) that provide a Note Guarantee by executing the Indenture on the Issue Date and (2) any other Subsidiary of the Company that provides a Note Guarantee by executing a supplemental indenture in accordance with the provisions of this Indenture.

“Taxing Authority” means any government or any political subdivision, state, province or territory of a Taxing Jurisdiction or any authority or agency therein or thereof having power to tax.

“Taxing Jurisdiction” means with respect to any payments made under or with respect to the Notes or a Note Guarantee, any jurisdiction in which the Issuer or any Guarantor is organized, resident or doing business or through which payments are made by such person or its paying agents (or any political subdivision, state, province or territory thereof).

“Total Assets” means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15(519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to October 15, 2015; provided, however, that if the period from the redemption date to October 15, 2015, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means The Bank of New York Mellon until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company or the Issuer in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company or the Issuer may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) other than the Issuer to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter incur Non-recourse Debt (other than Guarantees of performance of the Unrestricted Subsidiary in the ordinary course of business, excluding Guarantees of Indebtedness for borrowed money); provided further, however, that either:

(a) the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 4.07 hereof.

The Board of Directors of the Company or the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x) (1) the Company could incur $1.00 of additional Indebtedness pursuant to Section 4.09(a) hereof or (2) the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

(y) no Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors of the Company or the Issuer shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the applicable Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S.

dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

“Vendor Financings” means Indebtedness incurred by the Company or a Restricted Subsidiary of the Company to a vendor of aircraft and rotables and other aircraft parts in connection with the purchase of such aircraft, rotables or other aircraft parts from such vendor.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person.

Section 1.02	Other Definitions.

Term	Defined in Section

“Additional Amounts”	4.20
“Affiliate Transaction”	4.11
“Asset Sale Offer”	4.10
“Australian Guarantors”	10.01
“Authentication Order”	2.02
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.03
“Delayed Lien Debt”	4.12
“DTC”	2.03
“Documentary Taxes”	4.20
“Event of Default”	6.01
“Excess Proceeds”	4.10

Term	Defined in Section

“Excluded Holder”	4.20
“Fall-Away Period”	4.19
“incur”	4.09(a)
“Irish Guarantor”	10.01
“Issuer”	Preamble
“Legal Defeasance”	8.02
“Luxembourg Guarantee”	10.01
“Maximum Secured Leverage Ratio”	4.12
“Offer Period”	4.10
“Paying Agent”	2.03
“Permitted Debt”	4.09(b)
“Payment Default”	6.01
“Prohibition”	10.01
“Registrar”	2.03
“Restricted Payments”	4.07
“Senior Secured Leverage Calculation Date”	1.02
“Swedish Guarantor”	10.01
“Taxes”	4.20

Section 1.03	Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guarantees means the Issuer and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04	Rules of Construction.

Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii) “or” is not exclusive;

(iv) words in the singular include the plural, and in the plural include the singular;

(v) “will” shall be interpreted to express a command;

(vi) provisions apply to successive events and transactions; and

(vii) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2

THE NOTES

Section 2.01	Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibits A1 and A2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $100,000 and integral multiples of $1,000 in excess of $100,000.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibits A1 or A2 hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A1 hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding

Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

(d) None of the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner of an interest in a Global Note, a member of, or a Participant or Indirect Participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Participant or Indirect Participant in, or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Participant, Indirect Participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the Applicable Procedures of the Depositary. The Trustee and each Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, Participants, Indirect Participants and any beneficial owners.

Section 2.02	Execution and Authentication.

(a) At least one Officer must sign the Notes for the Issuer by manual or facsimile signature.

(b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

(c) A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

(d) The Trustee will, upon receipt of a written order of the Issuer signed by two Officers of either of the Issuer or Heli-One Canada, Inc. (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes and any Exchange Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

(e) The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03	Registrar and Paying Agent.

(a) The Issuer will maintain a register of Notes at its registered office in which the Holders of the Notes will be registered.

(b) The Issuer will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Holders and the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional Paying Agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer, the Company, or any of the Company’s Subsidiaries may act as Paying Agent or Registrar.

(c) The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

(d) The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent with respect to the Global Notes.

Section 2.04	Paying Agent to Hold Money in Trust.

The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary of the Company) will have no further liability for the money. If the Issuer or a Subsidiary of the Company acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee will serve as Paying Agent for the Notes.

Section 2.05	Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuer will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Issuer shall otherwise comply with TIA § 312(a).

Section 2.06	Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuer for Definitive Notes if:

(1) the Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary;

(2) the Issuer, at its option and subject to the procedures of the Depositary, determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; or

(3) there has occurred and is continuing an Event of Default with respect to the Notes.

Upon the occurrence of either of the preceding events in clauses (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either clause (1) or (2) below, as applicable, as well as one or more of the other following clauses, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend.

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)	both:

(i)	a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)	instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)	both:

(i)	a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)	instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in clause (1) above.

Upon consummation of a Registered Exchange Offer by the Issuer in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar or an agent appointed for such purpose of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

(A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer or the Guarantors;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(i)	if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii)	if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof.

If any such transfer is effected pursuant to Section 2.06(b)(4)(B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to Section 2.06(b)(4)(B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in Section 2.06(c)(1)(B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(F) if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer or the Guarantors;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(i)	if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii)	if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(c)(3)(D), if the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in Section 2.06(d)(1)(B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to the Issuer or any of the Company’s Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer or the Guarantors;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(i)	if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii)	if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this Section 2.06(d)(2)(D), if the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to Section 2.06(d)(2)(B), 2.06(d)(2)(D), or 2.06(d)(3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer or the Guarantors;

(B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(i)	if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii)	if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof.

and, in each such case set forth in this Section 2.06(e)(2)(D), if the Issuer so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Registered Exchange Offer. Upon the occurrence of the Registered Exchange Offer in accordance with the Registration Rights Agreement, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

(1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Registered Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuer; and

(2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Registered Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuer.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuer will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

(g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER: (1) REPRESENTS THAT: (A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH

RESPECT TO EACH SUCH ACCOUNT, (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a) (1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”), OR (C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT), AND (2) AGREES FOR THE BENEFIT OF THE ISSUER THAT IT SHALL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY: (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 901 OF REGULATION S UNDER THE SECURITIES ACT, (E) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $250,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE, OR (F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (F) ABOVE, THE ISSUER RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to clauses (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.01 AND SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.10, 4.15 and 9.05 hereof).

(3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Issuer will be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(9) Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any tax or securities laws with respect to any restrictions on transfer imposed under this Indenture or under applicable law (including any transfers between or among Depositary Participants, Indirect Participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07	Replacement Notes.

(a) If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note.

(b) Every replacement Note is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08	Outstanding Notes.

(a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; however, Notes held by the Issuer or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) and Section 9.02(a) hereof.

(b) If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

(c) If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

(d) If the Paying Agent (other than the Issuer, a Subsidiary of the Company or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09	Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded.

Section 2.10	Temporary Notes.

(a) Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

(b) Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11	Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such canceled Notes in its customary manner (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12	Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13	CUSIP Numbers.

The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01	Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 45 days but not more than 65 days before a redemption date, or such shorter notice period as the Trustee and Issuer shall agree, an Officers’ Certificate setting forth:

(1)	the clause of this Indenture pursuant to which the redemption shall occur;

(2)	the redemption date;

(3)	the principal amount of Notes to be redeemed;

(4)	the redemption price; and

(5)	the applicable CUSIP Numbers.

Section 3.02	Selection of Notes to Be Redeemed.

(a) If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption or purchase as follows:

(1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2) if the Notes are not listed on any national securities exchange, on a pro rata basis.

(b) In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

(c) The Trustee will promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed. Notes and portions of Notes selected will be in amounts of $100,000 or whole multiples of $1,000 in excess of $100,000; provided that no Notes of $100,000 or less shall be redeemed in part. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03	Notice of Redemption.

(a) At least 30 days but not more than 60 days before a redemption date, the Issuer will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof.

(b) The notice will identify the Notes (including CUSIP Numbers) to be redeemed and will state:

(1) the redemption date;

(2) the redemption price;

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4) the name and address of the Trustee;

(5) that Notes called for redemption must be surrendered to the Trustee to collect the redemption price;

(6) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(9) if in connection with any conditional notice of redemption pursuant to Section 3.07(e) hereof, any condition to the related redemption.

(c) At the Issuer’s written request, the Trustee will give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer has delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(b).

(d) Notwithstanding the foregoing, no notice of redemption pursuant to Section 3.07(e) shall be given earlier than 90 days prior to the earliest date on which the Issuer would, but for such redemption, be obligated to make such payment or withholding or later than 365 days after the Issuer first becomes liable to make such payment or withholding.

Section 3.04	Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, except as provided for in Section 3.07(h) hereof. The notice, if mailed in accordance with Section 3.03 hereof, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

Section 3.05	Deposit of Redemption Price.

(a) One Business Day prior to the redemption date, the Issuer will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Additional Interest, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent will promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued interest and Additional Interest, if any, on, all Notes to be redeemed.

(b) If the Issuer complies with the provisions of Section 3.05(a), on and after the redemption date, interest will cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Issuer to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06	Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuer will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered, provided that each new Note will be in a principal amount of $100,000 or an integral multiple of $1,000 in excess of $100,000. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officers’ Certificate is required for the Trustee to authenticate such new Note.

Section 3.07	Optional Redemption.

(a) At any time prior to October 15, 2013, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes and Exchange Notes) at a redemption price of 109.250% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed to, but not including, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of one or more Equity Offerings; provided that:

(1) at least 50% of the aggregate principal amount of Notes issued under this Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 180 days of the date of the closing of such Equity Offering.

Except pursuant to this Section 3.07(a) or as otherwise set forth below, the Notes will not be redeemable at the Issuer’s option prior to October 15, 2015. The Issuer will not, however, be prohibited from acquiring the Notes by means other than a redemption, whether pursuant to a tender offer, open market purchase or otherwise, so long as the acquisition does not violate the terms of this Indenture.

(b) On or after October 15, 2015, the Issuer may redeem all or a part of the Notes, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed to, but not including, the applicable redemption date, if redeemed during the twelve-month period beginning on October 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date:

Year	Percentage

2015	104.625%
2016	103.083%
2017	101.542%
2018 and thereafter	100.000%

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(c) During any 12-month period commencing on the date that is one year after the Issue Date until October 15, 2015, the Issuer will be entitled at its option to redeem up to 10% of the aggregate principal amount of the Notes issued under this Indenture at a redemption price equal to 103.00% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, on the Notes to be redeemed to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(d) At any time prior to October 15, 2015, the Issuer may also redeem all or a part of the Notes, at a redemption price equal to 100% of the aggregate principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, on the Notes to be redeemed to, but not including, the date of redemption (subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date).

(e) The Notes will be subject to redemption as a whole, but not in part, at the option of the Issuer at any time, at 100% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, on the Notes to be redeemed to, but not including, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), and all Additional Amounts, if any, then due or becoming due on the redemption date, in the event the Issuer is, has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts or indemnification payments (other than in respect of Documentary Taxes) as a result of a change or amendment in the laws (including any regulations or rulings promulgated thereunder) of a Taxing Jurisdiction or any change or amendment in the application, administration or interpretation of such laws, regulations or rulings (including pursuant to a holding, judgment or order by a court of competent jurisdiction), which change is announced or becomes effective after the Issue Date (or, if the relevant Taxing Jurisdiction became a relevant Taxing Jurisdiction on a later date, after such later date); provided that the Issuer has determined, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to the Issuer.

(f) Prior to the mailing of any notice of redemption of the Notes pursuant to Section 3.07(e), the Issuer will deliver to the Trustee an opinion of an independent tax counsel of recognized international standing to the effect that the circumstances referred to in Section 3.07(e) exist. The Trustee shall accept such opinion as sufficient evidence of the satisfaction of the conditions precedent above, which opinion shall then be conclusive and binding on the Holders of Notes.

(g) Any redemption pursuant to this Section 3.07 shall be made pursuant to and in compliance with the provisions of Sections 3.01 through 3.06 hereof.

(h) Any notice of any redemption pursuant to this Section 3.07 may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction. In the event that any conditional notice of redemption pursuant to this Section 3.07(h) is rescinded by the Issuer, the Issuer or the Company shall promptly deliver an Officers’ Certificate to the Trustee instructing it to notify the Depositary to rescind such notice in accordance with the Applicable Procedures. The Issuer will mail or cause to be mailed, by first class mail, a notice of such redemption having been rescinded to each Holder whose Notes were to be redeemed at its registered address.

Section 3.08	Mandatory Redemption.

The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09	Calculation of Redemption Price

Neither the Trustee nor any Agent shall have an obligation to calculate the redemption price of any Notes.

ARTICLE 4

COVENANTS

Section 4.01	Payment of Notes.

(a) The Issuer will pay or cause to be paid the principal of, premium, if any, and interest and Additional Interest, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Additional Interest, if any will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary of the Company, holds as of 10:00 a.m. Eastern Time on the Business Day immediately preceding the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal of, premium, if any, and interest and Additional Interest, if any, then due. The Issuer will pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement. In the event the Issuer is required to pay Additional Interest pursuant to any Registration Rights Agreement, the Issuer will provide written notice to the Trustee of the Issuer’s obligation to pay Additional Interest no later than 15 days prior to the next interest payment date, which notice shall set forth the amount of Additional Interest to be paid by the Issuer. The Trustee shall not at any time be under any duty or responsibility to the Issuer, any Holders or any other Person to determine whether any such Additional Interest is payable or the amount thereof.

(b) The Issuer will pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate borne by the Notes to the extent lawful.

Section 4.02	Maintenance of Office or Agency.

(a) The Issuer will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer (other than the type contemplated by Section 13.13) in respect of the Notes and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b) The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof.

Section 4.03	Reports.

(a) So long as any Notes are outstanding, commencing with the quarter ending October 31, 2010, the Company shall make available without cost to the Trustee:

(1) within 140 days after the end of each financial year of the Company, annual reports on Form 20-F or 10-K, as applicable (or any successor form) containing substantially the same information required to be contained therein (or required in such successor form), including audited year-end consolidated financial statements (including a balance sheet, income statement and statement of changes of cash flow) prepared in accordance with Canadian GAAP, IFRS or U.S. GAAP, as applicable, consistently applied;

(2) within 60 days after the end of each of the first three fiscal quarters of each financial year of the Company, reports on Form 6-K or 10-Q, as applicable (or any successor form) containing substantially the same information required to be contained therein (or required in such successor form), including unaudited interim consolidated financial statements (including a balance sheet, income statement and statement of changes of cash flow) prepared in accordance with Canadian GAAP, IFRS or U.S. GAAP, as applicable, consistently applied; and

(3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 6-K or 8-K, as applicable (or any successor form) containing substantially the same information required to be contained in Form 8-K (or required in any successor form).

(b) The Company will use commercially reasonable efforts to hold a quarterly conference call for the Holders of the Notes, securities analysts and prospective investors to discuss financial information for the previous fiscal quarter or previous fiscal year, as applicable, to be held as soon as reasonably practicable after furnishing or posting the financial information as set forth in 4.03(a). No fewer than three days prior to the conference call, the Company shall post on its website the time and date of such conference call and provide instructions for Holders of Notes, securities analysts and prospective investors to obtain access to such call.

(c) This Section 4.03 shall not impose any duty on the Company under the Sarbanes-Oxley Act of 2002 and the related SEC rules that would not otherwise be applicable.

(d) For so long as any Notes remain outstanding, if at any time they are not required furnish the information required by Section 4.03(a), the Issuer and the Guarantors will furnish to the Holders and to prospective purchasers of the Notes or beneficial owner of the Notes in connection with any sale thereof, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(e) In the event that any direct or indirect parent company of the Company becomes a Guarantor of the Notes, the Company may satisfy its obligations under this Section 4.03 with respect to financial information relating to the Company by furnishing financial information relating to such parent company; provided that the same is accompanied by information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a standalone basis, on the other hand.

(f) Notwithstanding the foregoing, the requirements of this Section 4.03 shall be deemed satisfied by posting reports on the Company’s or Issuer’s website (or on the publicly available website of any of its parent companies or Subsidiaries) or by providing such reports to the Trustee, in each case containing financial information that satisfies the foregoing requirements subject to exceptions consistent with the presentation of financial information in the Offering Memorandum and other information in a form consistent with the presentation of information in the Offering Memorandum.

(g) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s or any Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.04	Compliance Certificate.

(a) The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ended April 30, 2011) an Officers’ Certificate stating that in the course of the performance by the signers of their duties as

Officers they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto. The Issuer also shall comply with Section 314(a)(4) of the TIA.

(b) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuer is taking or propose to take with respect thereto.

Section 4.05	Intentionally Omitted.

Section 4.06	Intentionally Omitted.

Section 4.07	Restricted Payments.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding (x) any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries or (y) the purchase, repurchase or other acquisition of Indebtedness that is contractually subordinated to the notes or to any Note Guarantee, as the case may be, purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition), except a payment of interest or principal at the Stated Maturity thereof; or

(4) make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(A) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(B) the Company would, after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a); and

(C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (8), (9), (10), (11), (12), (13), (15), (16), and (17) of Section 4.07(b) hereof), is less than the sum, without duplication, of:

(i)	50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing prior to the Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(ii)	100% of the aggregate net proceeds, including cash and the Fair Market Value of property other than cash, received by the Company since the Issue Date (x) as a contribution to its common equity capital or (y) from the issue or sale of Equity Interests of the Company or any direct or indirect parent company of the Company (other than Disqualified Stock, Designated Preferred Stock, Excluded Contributions or Cash Contributions) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

(iii)	to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, 100% of the aggregate amount received in cash and the Fair Market Value of property other than cash received; plus

(iv)	to the extent that any Unrestricted Subsidiary of the Company designated as such after the Issue Date is redesignated as a Restricted Subsidiary after the Issue Date or has been merged into, consolidated or amalgamated with or into, or transfers or conveys its assets to, the Company or a Restricted Subsidiary of the Company, 100% of the Fair Market Value of the Company’s Investment in such Subsidiary as of the date of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed); plus

(v)	100% of any dividends or distributions received by the Company or a Restricted Subsidiary of the Company after the Issue Date from an Unrestricted Subsidiary of the Company, to the extent that such dividends or distributions were not otherwise included in the Consolidated Net Income of the Company for such period.

(b) The provisions of Section 4.07(a) hereof will not prohibit:

(1) the payment of any dividend or distribution or the consummation of any redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if, at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company or any direct or indirect parent company of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (C)(ii) of Section 4.07(a) hereof;

(3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Restricted Subsidiary that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(5) the repurchase, redemption or other acquisition or retirement (or dividends or distributions to any direct or indirect parent company of the Company to finance any such repurchase, redemption or other acquisition or retirement) for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company or any direct or indirect parent company of the Company held by any current or former officer, director, consultant or employee of the Company or any of its Restricted Subsidiaries or any direct or indirect parent company of the Company pursuant to any equity subscription agreement, stock option agreement, shareholders’ or members’ agreement or similar agreement, plan or arrangement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $10.0 million in any calendar year (which shall increase to $20.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any of its direct or indirect parent entities) (with unused amounts in any calendar year being permitted to be carried over for the two succeeding calendar years); provided further, that the amount in any calendar year may be increased by an amount not to exceed:

(i) the cash proceeds received by the Company or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Company or any direct or indirect parent company of the Company (to the extent contributed to the Company) to members of management, directors or consultants of the Company and its Restricted Subsidiaries or any direct or indirect parent company of the Company that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition, or dividend or distribution will not increase the amount available for Restricted Payments under clause (C) of Section 4.07(a) hereof); plus

(ii) the cash proceeds of key man life insurance policies received by the Company or any direct or indirect parent company of the Company (to the extent contributed to the Company) and its Restricted Subsidiaries after the Issue Date;

provided that the Company may elect to apply all or any portion of the aggregate increase contemplated by (i) and (ii) above in any single calendar year;

(6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options or warrants to the extent such Equity Interests represent a portion of the exercise price of those stock options or warrants;

(7) the declaration and payment of regularly scheduled or accrued dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after the Issue Date in accordance with Section 4.09(a) hereof;

(8) Permitted Payments to Parent;

(9) purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing;

(10) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date and the declaration and payment of dividends to any direct or indirect parent company of the Company, the proceeds of which will be used to fund the payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent company of the Company issued after the Issue Date; provided, however, that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Company could incur an additional $1.00 of Indebtedness pursuant to the Fixed Charge Coverage Ratio, and (B) the aggregate amount of dividends declared and paid pursuant to this clause (10) does not exceed the net cash proceeds actually received by the Company (including any such proceeds contributed to the Company by any direct or indirect parent company of the Company) from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

(11) any payments made in connection with the consummation of the offering of the Initial Notes;

(12) Restricted Payments in an aggregate amount equal to the amount of Excluded Contributions previously received by the Company and its Restricted Subsidiaries;

(13) other Restricted Payments in an aggregate amount not to exceed $40.0 million since the Issue Date;

(14) the satisfaction of change of control obligations and asset sale obligations once the Issuer has fulfilled its obligations under this Indenture with respect to a Change of Control or an Asset Sale;

(15) the repayment of intercompany debt that was permitted to be incurred under this Indenture;

(16) cash dividends or other distributions on the Company’s Capital Stock used to, or the making of loans to any direct or indirect parent of the Company to, fund the payment of fees and expenses owed by the Company or its Restricted Subsidiaries to Affiliates, to the extent permitted by Section 4.11 hereof (except for transactions described in Section 4.11(b)(6));

(17) the payment of dividends or distributions on the Company’s common equity (or the payment of dividends or distributions to a direct or indirect parent company of the Company to fund the payment by such parent company of dividends or distributions on its common equity) of up to 6.0% per calendar year of the net proceeds received by the Company from any public Equity Offering or contributed to the Company by a direct or indirect parent company of the Company from any public Equity Offering; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (C)(ii) of Section 4.07(a) hereof; and

(18) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary of the Company by, Unrestricted Subsidiaries;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (10) or (17) of this Section 4.07(b), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

(c) The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. In the event that a Restricted Payment meets the criteria of more than one of the exceptions described in (1) through (18) above or is entitled to be made pursuant to Section 4.07(a), the Company shall, in its sole discretion, classify such Restricted Payment.

Section 4.08	Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries that is not the Issuer or a Guarantor to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of the Issuer or any Restricted Subsidiary that is not a Guarantor to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b) The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Indebtedness outstanding on the Issue Date, the Credit Agreement and Credit Facilities as in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

(2) this Indenture, the Notes and the Note Guarantees (and any Additional Notes and related Note Guarantees under this Indenture or other Pari Passu Payment Lien Obligations);

(3) applicable law, rule, regulation, order, approval, license, permit or similar restriction;

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(5) non-assignment provisions or subletting restrictions in contracts, leases and licenses entered into in the ordinary course of business;

(6) purchase money obligations for property (including Capital Stock) acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 4.08(a)(3) hereof;

(7) any agreement for the sale or other disposition of the Capital Stock or assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending closing of the sale or other disposition;

(8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) Liens permitted to be incurred under Section 4.12 hereof that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(10) provisions limiting the disposition or distribution of assets or property or transfer of Capital Stock in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements, limited liability company organizational documents, and other similar agreements entered into in the ordinary course of business, consistent with past practice or with the approval of the Issuer’s or the Company’s Board of Directors, which limitation is applicable only to the assets, property or Capital Stock that are the subject of such agreements;

(11) any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary;

(12) restrictions on cash, Cash Equivalents, Marketable Securities or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business;

(13) other Indebtedness of Restricted Subsidiaries that are non-Guarantors that is incurred subsequent to the Issue Date pursuant to Section 4.09 hereof;

(14) encumbrances on property that exist at the time the property was acquired by the Company or a Restricted Subsidiary;

(15) contractual encumbrances or restrictions in effect on the Issue Date, and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

(16) any customary encumbrances or restrictions imposed pursuant to the EMEA JV or other Permitted Joint Ventures;

(17) any encumbrance or restriction with respect to an Unrestricted Subsidiary pursuant to or by reason of an agreement that the Unrestricted Subsidiary is a party to or entered into before the date on which such Unrestricted Subsidiary became a Restricted Subsidiary; provided that such agreement was not entered into in anticipation of the Unrestricted Subsidiary becoming a Restricted Subsidiary and any such encumbrance or restriction does not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property of such Unrestricted Subsidiary;

(18) any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was incurred if either (x) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (y) the Issuer determines that any such encumbrance or restriction will not materially affect the Issuer’s ability to make principal or interest payments on the Notes, as determined in good faith by the Board of Directors of the Issuer, whose determination shall be conclusive; and

(19) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to above in clauses (1) through (18); provided that such amendments or refinancings are not materially more restrictive, taken as a whole, than such encumbrances and restrictions prior to such amendment or refinancing; and

(20) provisions with respect to the receipt of a rebate on an operating lease until all obligations due to a lessor on other operating leases are satisfied or other customary restrictions in respect of assets or contract rights acquired by a Restricted Subsidiary in connection with a sale and leaseback transaction.

Section 4.09	Incurrence of Indebtedness and Issuance of Preferred Equity.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred equity; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Company or any other Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue preferred equity, if on the date thereof the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred equity is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred equity had been issued, as the case may be, at the beginning of such four-quarter period.

(b) The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence under Credit Facilities by (a) the Company or any of its Restricted Subsidiaries of Indebtedness and letters of credit and bankers’ acceptances thereunder in an aggregate principal amount under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $375.0 million outstanding at any one time;

(2) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness to the extent outstanding on the Issue Date;

(3) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness represented (A) by the Notes and the related Note Guarantees to be issued on the Issue Date and Exchange Notes and the related Note Guarantees to be issued pursuant to the Registration Rights Agreement or (B) by additional Notes or other Indebtedness and related Guarantees to be issued from time to time to refinance, replace or renegotiate the terms or financing arrangements (including successive or series of such transactions) or any leases expected to be renegotiated in connection with the expiration of covenant waivers in place as of September 10, 2010, or to provide funds to purchase the underlying aircraft on acceleration or termination thereof or otherwise provide liquidity to facilitate or effectuate the same or resolve damages or payments due in connection therewith (or refinance other Indebtedness which was incurred for any of the foregoing purposes) in an aggregate amount of up to $125.0 million;

(4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by (A) Capital Lease Obligations and other Indebtedness in respect of leases, in each case, relating to aircraft or Aircraft Sale and Leaseback Transactions; and (B) other Capital Lease Obligations, mortgage financings, industrial revenue bonds, purchase money obligations or other Indebtedness or preferred stock, or synthetic lease obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, development, construction, installation or improvement of property (real or personal and including Capital Stock), plant or equipment used in the business of the Company or any of its Restricted Subsidiaries (in each case, whether through the direct purchase of such assets or the Equity Interests of any Person owning such assets), in an aggregate principal amount under this clause (B) not to exceed at any time outstanding 5.0% of Total Assets;

(5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) hereof or clauses (2), (3), (4), (5), (12) or (16) of this Section 4.09(b);

(6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness and cash management pooling obligations and arrangements between or among the Company and any of its Restricted Subsidiaries (treating the EMEA JV and any other Permitted Joint Venture as Restricted Subsidiaries for this purpose); provided, however, that:

(A) if the Issuer or any Guarantor is the obligor on such Indebtedness (other than cash management pooling obligations and arrangements and Indebtedness owed to the EMEA JV and any other Permitted Joint Venture) and the payee is not the Issuer or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Issuer, or a Note Guarantee, in the case of a Guarantor; and

(B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company, and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred equity; provided, however, that:

(A) any subsequent issuance or transfer of Equity Interests that results in any such preferred equity being held by a Person other than the Company or a Restricted Subsidiary of the Company, and

(B) any sale or other transfer of any such preferred equity to a Person that is not either the Company or a Restricted Subsidiary of the Company,

will be deemed, in each case, to constitute an issuance of such preferred equity by such Restricted Subsidiary that was not permitted by this clause (7);

(8) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations other than for speculative purposes;

(9) the Guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness and cash management pooling obligations and arrangements of the Company or a Restricted Subsidiary of the Company (treating the EMEA JV and any other Permitted Joint Venture as Restricted Subsidiaries for this purpose); provided that any such guarantee (other than a guarantee of cash management pooling obligations and arrangements) by the Company or any of its Restricted Subsidiaries in respect of a Permitted Joint Venture that does not exist on the Issue Date shall not exceed the amount set forth in clause (19)(B) of the definition of “Permitted Investments”) that was permitted to be incurred by another provision of this Section 4.09 (including Section 4.09(a) hereof); provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, reclamation, statutory obligations, bankers’ acceptances, bid, performance, surety or similar bonds and letters of credit or completion or performance guarantees (including without limitation, performance guarantees pursuant to flying contracts, supply agreements or equipment leases), or other similar obligations in the ordinary course of business or consistent with past practice;

(11) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds;

(12) Indebtedness, Disqualified Stock or preferred equity of the Company or any Restricted Subsidiary incurred or issued to finance an acquisition (including an acquisition of aircraft) or of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into a Restricted Subsidiary in accordance with the terms of this Indenture; provided, however, that for any such indebtedness outstanding under this clause (12) in excess of $10.0 million, after giving effect to such acquisition and the incurrence of such Indebtedness, Disqualified Stock and preferred equity either:

(A) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a); or

(B) the Fixed Charge Coverage Ratio would not be less than immediately prior to such acquisition;

(13) Indebtedness incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to the Company or any Restricted Subsidiary of the Company other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

(14) the incurrence of Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn outs, or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or a Subsidiary in accordance with the terms of this Indenture, other than Guarantees of Indebtedness incurred or assumed by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(15) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness or the issuance of Disqualified Stock or preferred equity in an aggregate principal amount (or accreted value, as applicable) or having an aggregate liquidation preference at any time outstanding not to exceed the greater of $125.0 million or 5.0% of Total Assets (it being understood that any Indebtedness, Disqualified Stock or preferred equity incurred pursuant to this clause (15) shall cease to be deemed incurred or outstanding for purposes of this Section 4.09 from and after the date on which the Company could have incurred such Indebtedness or Disqualified Stock or preferred equity under Section 4.09(a) hereof without reliance upon this clause (15));

(16) Contribution Indebtedness; and

(17) Manufacturer Support Indebtedness, Deposit Financings and Vendor Financings at any time outstanding not to exceed in the aggregate 3.0% of Total Assets.

(c) The Issuer will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Issuer or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness shall be deemed to be contractually subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

(d) For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness, Disqualified Stock or preferred equity meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (17) above or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company will be permitted to classify such item of Indebtedness, Disqualified Stock or preferred equity on the date of its incurrence and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or preferred equity in one of the above clauses, although the Company may divide and classify an item of Indebtedness, Disqualified Stock or preferred equity in one or more of the types of Indebtedness, Disqualified Stock or preferred equity and may later reclassify all or a portion of such item of Indebtedness, Disqualified Stock or preferred equity, in any manner that complies with this Section 4.09. The accrual of interest or dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred equity as Indebtedness due to a change in accounting principles, the payment of dividends on Disqualified Stock or preferred equity in the form of additional shares of the same class of Disqualified Stock or preferred equity and unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of SFAS 133 or any comparable standard relating to hedge accounting) will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred equity for purposes of this Section 4.09; provided, in each such case (other than preferred stock that is not Disqualified Stock), that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Company as accrued. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(e) For purposes of determining compliance with any U.S. dollar denominated restriction on the incurrence of Indebtedness where the Indebtedness incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the establishment of the facility or instrument under which such Indebtedness was incurred; provided, however, that if such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars, covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. The principal amount of any refinancing Indebtedness incurred in the same currency as the Indebtedness being refinanced will be the U.S. Dollar Equivalent of the Indebtedness refinanced, except to the extent that (i) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the refinancing Indebtedness will be determined in accordance with the preceding sentence, and (ii) the principal amount of the refinancing Indebtedness exceeds the principal amount of the Indebtedness being refinanced, in which case the U.S. Dollar Equivalent of such excess, as appropriate, will be determined on the date such refinancing Indebtedness is incurred.

(f) The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A) the Fair Market Value of such assets at the date of determination; and

(B) the amount of the Indebtedness of the other Person.

Section 4.10	Asset Sales.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) other than in connection with an Aircraft Sale and Leaseback Transaction or a Designated Building and Equipment Transaction, at least 75% of the aggregate consideration received from such Asset Sale and all other Asset Sales since the Issue Date, on a cumulative basis, by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents, Marketable Securities or Additional Assets, or any combination thereof. For purposes of this provision, each of the following shall be deemed to be cash:

(A) any liabilities of the Company or any Restricted Subsidiary, including novations of aircraft contracts in connection with aircraft sale and leaseback transactions (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets and as a result of which the Company or such Restricted Subsidiary is released from further liability;

(B) any securities, notes, other obligations or assets received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 180 days of the receipt thereof, to the extent of the cash or Cash Equivalents received in that conversion;

(C) any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale; provided that the aggregate Fair Market Value of such Designated Non-cash Consideration, taken together with the Fair Market Value at the time of receipt of all other Designated Non-cash Consideration received pursuant to this clause (C) less the amount of Net Proceeds previously realized in cash from prior Designated Non-cash Consideration is less than the greater of (x) 2.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value) and (y) $50.0 million; and

(D) any Capital Stock or assets of the kind referred to in this Section 4.10(b)(1)(E), (F) or (G).

(b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may:

(1) apply such Net Proceeds, at its option:

(A) if the assets subject of such Asset Sale constitute Collateral, to repay (x) Priority Payment Lien Obligations (provided that such repayment, in the case of revolving credit Indebtedness, correspondingly and permanently reduces commitments thereunder) or (y) Pari Passu Payment Lien Obligations (so long as, in the case of clause (y), the Issuer shall also equally and ratably reduce Indebtedness under the Notes and any other Pari Passu Payment Lien Obligations on a pro rata basis (provided that all reductions of or offers to reduce Obligations under the Notes shall be made pursuant to and in compliance with Section 3.07 or through open-market purchases (to the extent such purchases are at or above 100.0% of the principal amount thereof) or make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at 100.0% of the principal amount thereof, plus the amount of accrued but unpaid interest and Additional Interest, if any, on the principal amount of Notes to be repurchased); or

(B) if the assets subject of such Asset Sale do not constitute Collateral, but constitute collateral for other pari passu Indebtedness, which Lien is permitted by the indenture, to reduce Obligations under such other pari passu Indebtedness that is secured by such Lien (provided that such reduction, in the case of revolving credit Indebtedness, correspondingly and permanently reduces commitments thereunder); or

(C) if the assets subject of such Asset Sale do not constitute Collateral or collateral for any pari passu Indebtedness, to permanently reduce (or offer to reduce) Obligations under other pari passu Indebtedness (and to correspondingly and permanently reduce commitments with respect thereto), provided that the Issuer shall equally and ratably reduce Obligations under the Notes and any Pari Passu Payment Lien Obligations on a pro rata basis, provided that all reductions of or offers to reduce Obligations under the Notes shall be made pursuant to and in compliance with Section 3.07 or through open-market purchases (to the extent such purchases are at or above 100.0% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at 100.0% of the principal amount thereof, plus the amount of accrued but unpaid interest and Additional Interest, if any, on the amount of Notes to be repurchased; or

(D) if the assets subject of such Asset Sale are the property or assets of a Restricted Subsidiary that is not a Guarantor, to permanently reduce Indebtedness of such Restricted Subsidiary that is not a Guarantor (and to correspondingly and permanently reduce commitments with respect thereto), other than Indebtedness owed to the Company or another Restricted Subsidiary; or

(E) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business; provided, that in the case of any such acquisition of Capital Stock, such Person is or becomes a Restricted Subsidiary of the Company; or

(F) to acquire other short- or long-term assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or

(G) to invest in Additional Assets and Permitted Joint Ventures; provided that any Investment in a Permitted Joint Venture (other than an Existing Permitted JV) pursuant to this Section 4.10(b)(1)(G) and Section 4.10(a)(2)(D) shall not, together with Investments outstanding pursuant to clause (19)(B) of the definition of “Permitted Investments,” exceed the greater of $125.0 million or 5.0% of Total Assets at the time such Investment is made; or

(2) enter into a binding commitment to apply the Net Proceeds pursuant to this Section 4.10(b)(1)(E), (F), or (G), provided that such binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment until the earlier of (x) the date on which such acquisition or expenditure is consummated, and (y) the 180th day following the expiration of the aforementioned 365 day period.

In the case of this Section 4.10(b)(1)(E), (F) and (G), the assets acquired with the Net Proceeds from an Asset Sale of assets constituting Collateral (or assets received in exchange therefor pursuant to Section 4.10(a)(2) are pledged as Collateral under the Security Documents (except that Net Proceeds from Asset Sales of assets constituting Collateral (or assets received in exchange therefor pursuant to this Section 4.10(a)) may be excluded from this requirement in an aggregate amount per year not to exceed the greater of (x) 2.0% of Total Assets at the time of the receipt of such Net Proceeds or such exchange and (y) $50.0 million.

(c) Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(d) Any Net Proceeds from Asset Sales that are not applied or invested as provided in this Section 4.10(b) will constitute “Excess Proceeds.” Not later than the 366th day (or such later date as permitted by this Section 4.10(b)(2)) from the later of the date of such Asset Sale or the receipt of such Net Proceeds, if the aggregate amount of Excess Proceeds exceeds $20.0 million, within ten Business Days thereof, the Issuer will make an offer to all Holders of Notes (an “Asset Sale Offer”) and all holders of other Pari Passu Lien Obligations with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other Pari Passu Lien Obligations that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Additional Interest, if any, to, but excluding, the date of purchase and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other Pari Passu Lien Obligations tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(e) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.

(f) Not later than the date upon which written notice of an Asset Sale Offer is delivered to the Trustee as provided above, the Issuer shall deliver to the Trustee an Officers’ Certificate as to (i) the amount of the Excess Proceeds, (ii) the allocation of the Net Proceeds from the Asset Sales pursuant to which such Asset Sale Offer is being made and (iii) the compliance of such allocation with the provisions of this Section 4.10. Upon the expiration of the period for which the Asset Sale Offer remains open (the “Offer Period”), the Issuer shall deliver to the Trustee for cancellation the Notes or portions thereof that have been properly tendered to and are to be accepted by the Issuer. No later than one Business Day preceding any date of purchase, the Issuer shall deposit with the Trustee (or a Paying Agent, if not the Trustee) the purchase price for the tendered Notes and the Trustee (or a Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the Excess Proceeds delivered by the Issuer to the Trustee is greater than the purchase price of the Notes tendered, the Trustee shall deliver the excess to the Issuer immediately after the expiration of the Offer Period for application in accordance with this Section 4.10.

(g) Holders electing to have a Note purchased shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Note purchased. If at the end of the Offer Period more Notes are tendered pursuant to an Asset Sale Offer than the Issuer is required to purchase, selection of such Notes for purchase shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or if such Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); provided that no Notes of $100,000 or less shall be purchased in part.

(h) Notices of an Asset Sale Offer shall be mailed by the Issuer by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase date to each Holder at such Holder’s registered address. If any Note is to be purchased in part only, any notice of purchase that relates to such Security shall state the portion of the principal amount thereof that is to be purchased.

(i) A new Note in principal amount equal to the unpurchased portion of any Note purchased in part shall be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the purchase date, unless the Issuer defaults in payment of the purchase price, interest shall cease to accrue on Notes or portions thereof purchased.

Section 4.11	Transactions with Affiliates.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), involving aggregate consideration in excess of $10.0 million, unless:

(1) the Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2) the Company delivers to the Trustee:

(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $35.0 million, a resolution of the Board of Directors of the Company or the Issuer certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members, if any, of the Board of Directors of the Company or the Issuer; and

(B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

(b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

(1) any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business or consistent with past practice and payments pursuant thereto;

(2) transactions (including a merger) between or among the Company and/or any of its Restricted Subsidiaries (treating the EMEA JV and any Permitted Joint Venture as Restricted Subsidiaries for this purpose);

(3) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment of reasonable fees to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries or any direct or indirect parent company of the Company;

(5) any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company or to any director, officer, employee or consultant of the Company or any direct or indirect parent company of the Company, and the granting and performance of registration rights;

(6) Restricted Payments and Investments that do not violate Section 4.07 hereof;

(7) the entering into any agreement to pay, and the payment of, customary annual management, consulting, monitoring and advisory fees to the Equity Investors in an amount not to exceed in any four quarter period the greater of (x) $5.0 million and (y) 2.0% of Consolidated Adjusted EBITDA of the Company and its Restricted Subsidiaries for such period and related expenses;

(8) loans or advances to employees or consultants in the ordinary course of business or consistent with past practice;

(9) any transaction effected as part of a Qualified Receivables Financing;

(10) any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of Section 4.11(a);

(11) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any acquisition agreements or members’ or stockholders agreement or related documents to which it is a party as of the Issue Date and any amendment thereto or similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (11) to the extent that the terms of any such existing agreement, together with all amendments thereto, taken as a whole, or such new agreement are not otherwise more disadvantageous to the Holders taken as a whole than the original agreement as in effect on the Issue Date;

(12) transactions with Unrestricted Subsidiaries, customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, including aircraft services, or lessors or lessees of property, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), materially no less favorable to the Company or its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person, in the reasonable determination of the Board of Directors of the Company or the Issuer or senior management of either of them, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(13) (x) guarantees of performance by the Company and its Restricted Subsidiaries of Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money, and (y) pledges of Equity Interests of Unrestricted Subsidiaries for the benefit of lenders of Unrestricted Subsidiaries;

(14) if such Affiliate Transaction is with a Person in its capacity as a holder of Indebtedness or Capital Stock of the Company or any Restricted Subsidiary where such Person is treated no more favorably than the holders of Indebtedness or Capital Stock of the Company or any Restricted Subsidiary;

(15) transactions effected pursuant to agreements in effect on the Issue Date and any amendment, modification or replacement of such agreement (so long as such amendment or replacement is not materially more disadvantageous to the Holders, taken as a whole);

(16) payments to the Equity Investors made for any financial advisory, financing or other investment banking activities, including without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors;

(17) transactions, agreements, arrangements and any amendments or modifications of the foregoing (including, without limitation, sale and leaseback transactions) entered into in the ordinary course of business between the Company or a Restricted Subsidiary of the Company and an EU Licensed Operator or EU Investorco (after such EU Licensed Operator or EU Investorco ceases to be a Restricted Subsidiary) that are on terms that are not materially less favorable to the Company or the Restricted Subsidiary, as the case may be, than those that could reasonably have been obtained at such time from an unaffiliated party; and

(18) transactions, agreements, arrangements and any amendments or modifications of the foregoing entered into in the ordinary course of business between the Company or a Restricted Subsidiary of the Company and a Permitted Joint Venture that are on terms that are not materially less favorable to the Company or the Restricted Subsidiary, as the case may be, than those that could reasonably have been obtained at such time from an unaffiliated party.

Section 4.12	Liens.

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures Obligations under any Indebtedness of the Company or its Restricted Subsidiaries on any asset or property of the Company or any Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom in each such case to the extent such asset, property, income or profits constitute Collateral, except that the foregoing shall not apply to

(1) Liens securing the Notes, the related Note Guarantees (and the Exchange Notes and the related Note Guarantees in respect thereof) and any Indebtedness permitted to be incurred pursuant to Section 4.09(b)(3); and

(2) (i) Permitted Liens; (ii) Liens securing (x) Indebtedness and other Obligations under Credit Facilities, including any letter of credit facility relating thereto permitted to be incurred pursuant to Section 4.09(b)(1) and (y) obligations of the Company or any Subsidiary in respect of any Bank Products or Hedging Obligations provided by any arranger, agent or lender party to any Credit Facility or any Affiliate of such arranger, agent or lender (or any Person that was an arranger, agent or lender or an Affiliate of an arranger, agent or lender at the time the applicable agreements pursuant to which such Bank Products or Hedging Obligations are provided or were entered into) provided that any such Indebtedness may be Priority Payment Lien Obligations, Pari Passu Payment Lien Obligations or have junior Lien priority pursuant to the Junior Lien Intercreditor Agreement relative to the Notes and Note Guarantees and (iii) Liens securing Indebtedness permitted to be incurred pursuant to Section 4.09 so long as at the date of incurrence of such Lien the Senior Secured Leverage Ratio does not exceed 5.0:1.0 (the “Maximum Secured Leverage Ratio”); provided that any Lien securing such Indebtedness may attach at the date of incurrence of such Indebtedness or within 180 days of the date of incurrence of such Indebtedness so long as at the date of incurrence of such Indebtedness the Maximum Secured Leverage Ratio would not have been exceeded had such Lien attached at the date of incurrence of such Indebtedness and the Company certifies the same in an Officers’ Certificate filed with the Trustee and identifying with particularity such Indebtedness (such Indebtedness, the “Delayed Lien Debt”) and detailing the Liens generally to attach.

(b) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures Obligations under any Indebtedness of the Company or its Restricted Subsidiaries, on any asset or property of the Company or any Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, in each case, that does not constitute Collateral unless the Notes and Note Guarantees are equally and ratably secured with (or on a senior basis to) the Obligations secured by such Lien until such time as such Obligations are no longer secured by such Lien, except that the foregoing shall not apply to Permitted Liens.

Section 4.13	Business Activities.

The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.14	Intentionally Omitted.

Section 4.15	Offer to Repurchase Upon Change of Control.

(a) Upon the occurrence of a Change of Control, the Issuer will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $100,000 or an integral multiple of $1,000 in excess of $100,000) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased to, but not including, the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control, except to the extent that the Issuer has exercised its right to redeem the Notes in accordance with Article 3 of this Indenture, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

(2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Note not tendered will continue to accrue interest;

(4) that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Trustee at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their election if the Trustee receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $100,000 in principal amount or an integral multiple of $1,000 in excess of $100,000.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15 hereof, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

(b) On the Business Day immediately preceding the Change of Control Payment Date, the Issuer will, to the extent lawful, deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes accepted for payment.

(c) On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes (in a minimum principal amount of $100,000 and integral multiples of $1,000 in excess of $100,000) properly tendered pursuant to the Change of Control Offer and not properly withdrawn; and

(2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent will promptly mail to each Holder properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each new Note will be in a principal amount of $100,000 or an integral multiple of $1,000 in excess of $100,000. The Company will publicly announce the results of the Change of Control Offer on or as soon as reasonably practicable after the Change of Control Payment Date.

(d) If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any other Person making a Change of Control Offer in lieu of the Issuer as described below, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer shall have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest and Additional Interest, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(e) Notwithstanding anything to the contrary in this Section 4.15, the Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.03 hereof, unless and until there is a default in payment of the applicable redemption price.

(f) The Issuer’s obligation to make a Change of Control Offer pursuant to this Section 4.15 may be waived or modified or terminated with the written consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) prior to the occurrence of such Change of Control.

Section 4.16	Payments for Consent.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any cash consideration to or for the benefit of any Holder for any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes, or the Security Documents unless such consideration is offered to be paid and is paid to all Holders that are QIBs and that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.17	Additional Note Guarantees.

If the Company or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the Issue Date or if any Unrestricted Subsidiary shall be designated a Restricted Subsidiary after the Issue Date, then that newly acquired, designated, or created Restricted Subsidiary, if such Subsidiary guarantees the Credit Facilities of the Issuer (unless such Subsidiary is a Receivables Subsidiary) will become a Guarantor and execute a supplemental indenture and the applicable Security Documents and any accession to the Collateral Agent and Administrative Agent Appointment Deed or joinders or supplements thereto and deliver an Opinion of Counsel satisfactory to the Trustee within 30 days of the date on which it was acquired or created; provided that any Restricted Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it (i) ceases to be an Immaterial Subsidiary or (ii) guarantees the Credit Agreement. The form of such supplemental indenture is attached as Exhibit E hereto.

Section 4.18	Designation of Restricted and Unrestricted Subsidiaries.

(a) The Board of Directors of the Company or the Issuer may designate any Restricted Subsidiary, other than the Issuer, to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company or the Issuer may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

(b) Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the applicable Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company will be in default of such covenant. The Board of Directors of the Company or the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) (x) the Company could incur such Indebtedness pursuant to Section 4.09(a) hereof, or (y) the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation; and (2) no Default or Event of Default would be in existence following such designation.

Section 4.19	Changes in Covenants upon Notes being Rated Investment Grade.

(a) During any period of time and beginning on the day that (a) the Notes have an Investment Grade Rating and (b) no Default or Event of Default has occurred and is continuing under this Indenture, the Company and its Restricted Subsidiaries will not be subject to the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.13 and 4.18 hereof, and Section 5.01(a)(4) shall terminate. If the Company and its Restricted Subsidiaries are not subject to these covenants for any period of time as a result of the previous sentence (a “Fall-Away Period”) and, subsequently, the ratings assigned to the Notes are withdrawn or downgraded so the Notes no longer have an Investment Grade Rating or an Event of Default (other than with respect to a suspended covenant) occurs and is continuing, then the Company and its Restricted Subsidiaries will thereafter again be subject to these covenants. The ability of the Company and its Restricted Subsidiaries to make Restricted Payments after the time of such withdrawal, downgrade or Event of Default will be calculated as if the covenant governing Restricted Payments had been in effect during the entire period of time from the Issue Date. Notwithstanding the foregoing, the continued existence after the end of the Fall-Away Period of facts and circumstances or obligations arising from transactions that occurred during a Fall-Away Period shall not constitute a breach of any covenant set forth in this Indenture or cause an Event of Default hereunder.

(b) Neither the Trustee nor any Agent shall have any liability or responsibility with respect to, or obligation or duty to monitor, determine or inquire (i) as to the Issuer’s or any Guarantor’s compliance with any covenant under this Indenture (other than the covenant to make payment on the Notes), (ii) as to whether or not the rating of the Notes has been adjusted, or (iii) as to whether or not a Fall-Away Period has occurred or is continuing.

Section 4.20	Additional Amounts

(a) All payments made by or on behalf of the Issuer or a Guarantor under or with respect to the Notes or a Note Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of any Taxing Authority (hereinafter “Taxes”), unless the applicable withholding agent is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the applicable withholding agent is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes or a Note Guarantee, the Issuer or such Guarantor will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction (including any withholding or deduction in respect of Additional Amounts) will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a Holder of Notes or to a third party on behalf of a Holder of Notes to the extent any of the following exceptions apply (any such Holder shall be an “Excluded Holder”) (i) in the case of Canadian withholding taxes, the Issuer or Guarantor, as the case may be, does not deal at arms’s length (within the meaning of the Income Tax Act (Canada)) with such Holder at the time of making such payment, (ii) the Holder (or fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) is subject to such Taxes by reason of its being connected with the relevant Taxing Jurisdiction otherwise than by reason of the Holder’s activity in connection with purchasing the Notes, or by the mere holding or disposition of Notes or the receipt of payments thereunder or the enforcement of its rights thereunder, (iii) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Union Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such directives, (iv) to the extent that no deduction or withholding would have been required if the Holder or beneficial owner had made a declaration of non-residence or other similar claim for exemption or presented any applicable form or certificate, upon the making or presentation of which that Holder or beneficial owner would either have been able to avoid such deduction or withholding or to obtain a refund of such deduction or withholding, (v) to the extent that such deduction or withholding could have been avoided if the payment was made through another Paying Agent, (vi) to the extent any tax, assessment or other governmental charge arising in relation to the Note has been refunded by any tax authority to a Holder in accordance with the terms of an applicable double taxation treaty, (vii) the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Note for payment within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period), (viii) where such deduction or withholding is imposed with respect to any estate, inheritance, gift, sales, transfer, personal property or any similar tax, assessment or other governmental charge, or (ix) to the extent that any tax, assessment or other governmental charge is payable otherwise than by deduction or withholding from payments under or with respect to the Notes or a Note Guarantee other than pursuant to Section 803 of the Income Tax Regulations to the Income Tax Act (Canada). In addition, no Additional Amounts shall be paid with respect to any payment to any Holder of Notes who is a fiduciary or a partnership or other than the sole beneficial owner of such Notes to the extent that the beneficiary or settlor with respect to such fiduciary, the member of such partnership or the beneficial owner of such Notes would not have been entitled to Additional Amounts had such beneficiary, settlor, member or beneficial owner held such Notes directly.

(b) The Issuer or a Guarantor will (a) make any required withholding or deduction and (b) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Issuer or a Guarantor will furnish to the Trustee and the Holders of the Notes, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts (or other suitable documentation) evidencing such payment by the Issuer or such Guarantor. The Issuer or a Guarantor will indemnify and hold harmless each Holder (other than an Excluded Holder) and upon written request reimburse each such Holder for the amount of (1) any Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the Notes or a Note Guarantee and (2) any Taxes levied or imposed and paid by such Holder with respect to any indemnification payments under clause (1), other than any Taxes with respect to which such Holder is an Excluded Holder.

(c) At least 30 days prior to each date on which any payment under or with respect to the Notes or a Note Guarantee is due and payable, if the Issuer or a Guarantor will be obligated to pay Additional Amounts with respect to such payment, the Issuer will deliver to the Trustee and the Paying Agents an Officers’ Certificate instructing the Trustee and such Paying Agent as to whether any payment of principal of or any interest on such Notes shall be made without deduction or withholding for or on account of any tax, duty, assessment or other governmental charge. If any such deduction or withholding shall be required, then such certificate shall specify the amount, if any, required to be deducted or withheld on such payment to the relevant recipient, shall certify that the Issuer shall pay such deduction or withholding amount to the appropriate taxing authority, and shall certify that the Issuer shall pay or cause to be paid to the Trustee or such Paying Agent Additional Amounts, if any, required. The Issuer and each of the Guarantors, jointly and severally, agrees to indemnify the Trustee and each Paying Agent for, and to hold each harmless against, any loss, liability or expense reasonably incurred without bad faith on its part arising out of or in connection with actions taken or omitted by it in reliance on any Officers’ Certificate furnished pursuant to this Section or any failure to furnish such a certificate. The obligations of the Issuer and the Guarantors under this Section 4.20 shall survive the payment of the Notes, the resignation or removal of the Trustee or any Paying Agent and/or termination of this Indenture.

(d) Whenever in this Indenture there is mentioned, in any context, the payment of principal (and premium, if any), redemption price, Change of Control purchase price, interest (including Additional Interest) or any other amount payable under or with respect to any Note or a Note Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts or indemnification payments to the extent that, in such context, Additional Amounts or indemnification payments are, were or would be payable in respect thereof.

(e) The Issuer will pay and indemnify any Holders for any present or future stamp, court, documentary or other similar Taxes, charges or levies that arise in any Taxing Jurisdiction from the execution, delivery or registration of, enforcement of rights under, or payment under or with respect to this Indenture or any related document, including the Note Guarantees (“Documentary Taxes”).

(f) The obligation to pay Additional Amounts, any indemnification payments and Documentary Taxes under the terms and conditions described above will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any successor to the Issuer or any Guarantor.

(g) In the event that the Issuer is, has become or would become obligated to pay, on the next date on which any amount would be payable under or with respect to the Notes, Additional Amounts or indemnification payments (other than in respect of Documentary Taxes) as a result of certain changes in tax laws in a Taxing Jurisdiction, the Issuer may, at its option, redeem all, but not less than all, the Notes then outstanding at a redemption price equal to 100% of the principal amount together with accrued interest thereon to the redemption date in accordance with Section 3.07(e).

ARTICLE 5

SUCCESSORS

Section 5.01	Consolidation, Amalgamation, Merger, or Sale of Assets.

(a) Neither the Company nor the Issuer will, directly or indirectly: (i) consolidate, amalgamate or merge with or into another Person; or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the Issuer’s properties or assets (determined on a consolidated basis for the Issuer and its Restricted Subsidiaries) in one or more related transactions to another Person, unless:

(1) either:

(A) the Company or the Issuer is the surviving entity; or

(B) the Person formed by or surviving any such consolidation or merger (if other than the Company or the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of Canada or any province or territory thereof or the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Company or the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company or the Issuer, as the case may be, under the Notes, this Indenture, the Security Documents, the Intercreditor Agreement and the Registration Rights Agreement pursuant to, in the case of the Notes and this Indenture, agreements reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default or Event of Default exists; and

(4) (i) the Company or the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Company or the Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a) hereof; or

(ii) the Fixed Charge Coverage Ratio for the successor entity and its Restricted Subsidiaries would not be less than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction.

(b) Neither the Company nor the Issuer shall directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

(c) This Section 5.01 will not apply to:

(1) a merger of the Company or the Issuer with an Affiliate solely for the purpose of reincorporating the Company or the Issuer under the laws of Canada or any province or territory thereof or the United States, any state of the United States or the District of Columbia; or

(2) any consolidation, amalgamation, merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and the Company or the Issuer or the Company and any other Guarantor, including any amalgamation or such other transaction among the Company, CHC Helicopter S.à r.l and the Issuer.

Section 5.02	Successor Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Issuer or the Company, as applicable, in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” or the “Issuer”, as the case may be, shall refer instead to the successor Person and not to the Company or the Issuer, as the case may be), and may exercise every right and power of the Company or the Issuer, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company or the Issuer, as the case may be herein; provided, however, that the Issuer shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all or substantially all of the Issuer’s properties or assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01	Events of Default.

Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest on, or Additional Interest, if any, with respect to, the Notes;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(3) failure by the Company or any of the Company’s Restricted Subsidiaries for 60 days (or 180 days in the case of a Reporting Failure) after notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture or the Security Documents;

(4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed (other than aircraft leases) by the Company, the Issuer, or any of the Company’s Significant Subsidiaries or any group of the Company’s Restricted Subsidiaries that taken as a whole would constitute a Significant Subsidiary of the Company (or the payment of which is guaranteed by the Company or any of the Company’s Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date (but excluding Indebtedness owing to the Company or a Restricted Subsidiary of the Company), if that default:

(A) is caused by a failure to pay principal on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness following the Stated Maturity of such Indebtedness (a “Payment Default”); or

(B) results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

(5) failure by the Company, the Issuer, or any of the Company’s Significant Subsidiaries, or any group of the Company’s Restricted Subsidiaries that taken as a whole would constitute a Significant Subsidiary, to pay final and non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $50.0 million (net of any amounts which are covered by insurance or bonded), which judgments are not paid, waived, satisfied, discharged or stayed for a period of 60 days;

(6) the Company, the Issuer, or any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary or any group of the Company’s Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A) commences a voluntary case, or proceeding (including the filing of a notice of intention in respect thereof),

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

(C) consents to the appointment of a custodian, receiver, receiver-manager, administrative receiver, administrator, liquidator, trustee, liquidation custodian, sequestrator, conservator, or similar official of it or for all or substantially all of its property, or

(D) makes a general assignment for the benefit of its creditors.

(7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company, the Issuer, or any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary or any group of the Company’s Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case or proceeding;

(B) appoints a custodian, receiver, receiver-manager, administrative receiver, administrator, liquidator, trustee, liquidation custodian, sequestrator, conservator, or similar official of the Company, the Issuer, or any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary or any group of the Company’s Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company, the Issuer, or any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary or any group of the Company’s Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or

(C) orders the liquidation, winding up, or dissolution or a suspension of payments against the Company, the Issuer, or any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary or any group of the Company’s Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;

(8) except as permitted by this Indenture, any Note Guarantee of the Company, CHC Helicopter Holding S.à r.l. or any Significant Subsidiary of the Company or any group of the Company’s Restricted Subsidiaries that taken as a whole would constitute a Significant Subsidiary of the Company is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Indenture), or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee and such Default continues for 10 days;

(9) any (x) Security Document governing a security interest with respect to any Collateral having a Fair Market Value in excess of $50.0 million or (y) obligation under the Security Documents of the Company, the Issuer or any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Indenture and the Note Guarantees and except for the failure of any security interest with respect to the Collateral to remain in full force and effect, which is governed by clause (10) below) or is declared null and void in a judicial proceeding or the Company, the Issuer or any Guarantor that is a Significant Subsidiary or group of Guarantors that taken together as of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary denies or disaffirms its obligations under this Indenture, its Note Guarantee or any Security Document and the Company fails to cause such Guarantor or Guarantors, as the case may be, to rescind such denials or disaffirmations within 60 days;

(10) with respect to any Collateral having a Fair Market Value in excess of $50.0 million, individually or in the aggregate, (A) the failure of the security interest with respect to such Collateral under the Security Documents, at any time, to be in full force and effect for any reason other than in accordance with their terms and the terms of this Indenture and other than the satisfaction in full of all obligations under this Indenture and discharge of this Indenture if such failure continues for 60 days or (B) the declaration that the security interest with respect to such Collateral created under the Security Documents or under this Indenture is invalid or unenforceable, if such Default continues for 60 days or (C) the assertion by the Issuer or any Guarantor, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

Section 6.02	Acceleration.

(a) In the case of an Event of Default specified in clause (6) or (7) of Section 6.01 hereof, with respect to the Company, the Issuer, or any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately.

(b) In the event of any Event of Default specified in clause (4) of Section 6.01, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose the Company delivers an Officers’ Certificate to the Trustee stating that (x) the Indebtedness or Guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described in this Section 6.02 be annulled, waived or rescinded upon the happening of any such events.

Section 6.03	Other Remedies.

(a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Additional Interest, if any, and interest on the Notes or to enforce the performance of any provision of the Notes, Note Guarantees or this Indenture, including giving instructions to the Collateral Agent to take enforcement action in accordance with the terms of the Security Documents and the Intercreditor Agreement.

(b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04	Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive an existing Default or Event of Default and its consequences hereunder except a continuing Default or Event of Default in the payment of interest or premium or Additional Interest, if any, on, or the principal of, the Notes. Upon any such rescission or waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05	Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability.

Section 6.06	Limitation on Suits.

(a) A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

(b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07	Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium and Additional Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08	Collection Suit by Trustee.

If an Event of Default specified in clauses (1) or (2) of Section 6.01 hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09	Trustee or Collateral Agent May File Proofs of Claim.

The Trustee or the Collateral Agent is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee or the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee or the Collateral Agent, their agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee or the Collateral Agent, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee or the Collateral Agent any amount due to it for the reasonable and documented compensation, expenses, disbursements and advances of the Trustee or the Collateral Agent, their agents and counsel, and any other amounts due the Trustee or the Collateral Agent under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee or the Collateral Agent, their agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee or the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee or the Collateral Agent to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10	Priorities.

(a) If the Trustee collects any money pursuant to this Article 6, it shall, subject to the Intercreditor Agreement (to the extent applicable), pay out the money in the following order:

First: to the Trustee, the Collateral Agent, and each of their respective agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the Collateral Agent and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Notes for principal, premium and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Additional Interest, if any and interest, respectively; and

Third: to the Issuer or to such party as a court of competent jurisdiction shall direct in writing.

(b) The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee or the Collateral Agent for any action taken or omitted by it as a Trustee or the Collateral Agent, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable and documented attorneys’ fees and expenses against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee or the Collateral Agent, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01	Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, with respect to certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this Section 7.01(c) does not limit the effect of Section 7.01(b);

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.04 and 6.05 hereof.

(d) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.

(e) The Trustee will not be liable for interest on or the investment of any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Section 7.01.

Section 7.02	Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct, negligence or failure to act of any attorney or agent appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer or any Guarantor, as applicable, will be sufficient if signed by an Officer of the Issuer or such Guarantor, as applicable.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Security Documents at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g) In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder as Registrar and Paying Agent, and each Agent, custodian and other Person employed to act hereunder.

(j) The Trustee may request that the Issuer and each Guarantor deliver an Officers’ Certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k) Notwithstanding any provision herein to the contrary, in no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond its control whether or not of the same class or kind as specifically named above.

Section 7.03	Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with either Issuer or any Guarantor or any Affiliate of either Issuer or any Guarantor with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04	Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of any offering materials, this Indenture, the Notes or any Note Guarantee,

it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes, any Note Guarantee or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05	Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Additional Interest, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a Responsible Officer in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06	Reports by Trustee to Holders.

(a) Within 60 days after each May 15 beginning with the May 15 following the Issue Date, and for so long as Notes remain outstanding, the Trustee will mail to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b). The Trustee will also transmit by mail all reports as required by TIA § 313(c).

(b) A copy of each report at the time of its mailing to the Holders will be mailed by the Trustee to the Issuer and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Issuer will promptly notify the Trustee in writing when the Notes are listed on any stock exchange or delisted therefrom.

Section 7.07	Compensation and Indemnity.

(a) The Issuer will pay to each of the Trustee and the Collateral Agent from time to time reasonable compensation for its acceptance and administration of this Indenture, the Collateral Agent and Administrative Agent Appointment Deed, the Security Documents and/or the Intercreditor Agreement and services hereunder. The Trustee’s and the Collateral Agent’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuer will reimburse each of the Trustee and the Collateral Agent promptly upon request for all reasonable and documented disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable and documented compensation, disbursements and expenses of each of the Trustee’s and the Collateral Agent’s agents and counsel.

(b) The Issuer and each Guarantor, jointly and severally, will indemnify each of the Trustee and the Collateral Agent and hold each of them harmless from and against any and all losses, liabilities, claims, damages, costs or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties or the exercise of its rights under this Indenture, the Collateral Agent and Administrative Agent Appointment Deed, the Security Documents, and/or the Intercreditor Agreement, including the reasonable and documented costs and expenses of enforcing this Indenture, the Collateral Agent and Administrative Agent Appointment Deed, the Security Documents, and/or the Intercreditor Agreement against the Issuer and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its own negligence, bad faith or willful misconduct. The Trustee or the Collateral Agent, as the case may be, will notify the Issuer promptly of any claim of which it or a Responsible Officer has received written notice for which it may seek indemnity. Failure by the Trustee or the Collateral Agent, as the case may be, to so notify the Issuer will not relieve the Issuer or any of the Guarantors of their obligations hereunder.

(c) The obligations of the Issuer and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture, the payment of the Notes and/or the resignation or removal of the Trustee or the Collateral Agent.

(d) To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.07, each of the Trustee and the Collateral Agent will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture, the payment of the Notes and/or the resignation or removal of the Trustee or the Collateral Agent.

(e) When the Trustee or the Collateral Agent incurs expenses or renders services after an Event of Default specified in clause (6) or (7) of Section 6.01 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f) The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08	Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Issuer in writing. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition at the expense of the Issuer any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09	Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including this transaction) to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10	Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11	Preferential Collection of Claims Against the Issuer.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

Section 7.12	Certain Rights of the Collateral Agent.

Whether or not expressly provided herein, the rights, privileges, protections, immunities and benefits given to the Collateral Agent pursuant to the Collateral Agent and Administrative Agent Appointment Deed shall apply to any action taken by the Collateral Agent in accordance with the terms of this Indenture, the Intercreditor Agreement, or the Collateral Agent and Administrative Agent Appointment Deed.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01	Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may at any time, at the option of the Issuer’s Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and Note Guarantees upon compliance with the conditions set forth below in this Article 8.

Section 8.02	Legal Defeasance and Discharge.

(a) Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on written demand of and at the expense of the Company, shall execute instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2) the Issuer’s obligations with respect to such Notes under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.10 and Section 4.02 hereof;

(3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(4) this Article 8.

(b) Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03	Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19 and 4.20 and Section 5.01(a)(3) and 5.01(a)(4) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuer and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply with such covenants will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified in this Section 8.03, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, clauses (3) through (5) of Section 6.01 hereof will not constitute Events of Default.

Section 8.04	Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the written opinion of a U.S. or Canadian nationally recognized investment bank, appraisal firm, or firm of independent public accountants delivered to the Trustee, to pay the principal of, premium and Additional Interest, if any, and interest on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of an election under Section 8.02 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee (subject to customary exceptions and exclusions) confirming that:

(A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B) since the Issue Date there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of an election under Section 8.03 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee (subject to customary exceptions and exclusions) confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(6) the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

(7) the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

(8) in the case of both Legal Defeasance and Covenant Defeasance, the Issuer shall have delivered to the Trustee an opinion of Canadian counsel stating that the Issuer has received from, or there has been published by, the Canada Revenue Agency an advance ruling, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax or other tax purposes as a result of such deposit and defeasance and will be subject to Canadian federal, provincial or territorial income tax or other tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that Holders of the Notes include Holders who are not resident in Canada);

Section 8.05	Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

(a) Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

(b) The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

(c) Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the written request of the Issuer any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under clause (1) of Section 8.04 hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06	Repayment to the Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium or Additional Interest, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium or Additional Interest, if any, or interest has become due and payable shall be paid to the Issuer on its written request or (if then held by the Issuer) will be discharged from such trust; and the Holders will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 8.07	Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium or Additional Interest, if any, or interest on, any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01	Without Consent of Holders.

(a) Notwithstanding Section 9.02 of this Indenture, the Issuer, the Guarantors and the Trustee and, if applicable, the Collateral Agent, may amend or supplement this Indenture or the Notes or the Note Guarantees or any Security Document, the Collateral Agent and Administrative Agent Appointment Deed or the Intercreditor Agreement without the consent of any Holder:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Issuer’s or a Guarantor’s obligations to the Holders under the Notes and Note Guarantees by a successor to the Issuer or such Guarantor pursuant to Article 5 or Article 10 hereof;

(4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture, the Security Documents, the Collateral Agent and Administrative Agent Appointment Deed or the Intercreditor Agreement of any Holder in any material respect;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(6) to conform the text of this Indenture, the Note Guarantees, the Security Documents, the Collateral Agent and Administrative Agent Appointment Deed or the Intercreditor Agreement or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Note Guarantees or the Notes;

(7) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture;

(8) to allow any Subsidiary of the Company to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes, to add additional assets as Collateral, and to release Guarantors from the Note Guarantee in accordance with the terms of this Indenture;

(9) to release Liens in favor of the Collateral Agent in the Collateral as provided under Section 12.03 or otherwise in accordance with the terms of this Indenture or any Security Document, the Collateral Agent and Administrative Agent Appointment Deed or the Intercreditor Agreement; or

(10) to add any Pari Passu Payment Lien Obligations or Priority Payment Lien Obligations to the extent permitted to be incurred pursuant to this Indenture and the Intercreditor Agreement to the Security Documents, the Collateral Agent and Administrative Agent Appointment Deed or the Intercreditor Agreement on the terms set forth therein or to add any Junior Lien Indebtedness pursuant to the Junior Lien Intercreditor Agreement.

(b) Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee will join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02	With Consent of Holders.

(a) Except as provided in this Section 9.02, the Issuer, the Guarantors and the Trustee and, if applicable, the Collateral Agent, may amend or supplement this Indenture (including, without limitation, Sections 4.10 and 4.15 hereof) and the Notes or the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Additional Interest, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, any Security Document, the Collateral Agent and Administrative Agent Appointment Deed or the Intercreditor Agreement or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

(b) Upon the request of the Issuer accompanied by a resolution of its Boards of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee will join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

(c) It is not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

(d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer will mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuer or any Guarantor with any provision of this Indenture, the Security Documents, the Collateral Agent and Administrative Agent Appointment Deed or the Intercreditor Agreement or the Notes or the Note Guarantees. However, without the consent of each Holder affected thereby, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or extend the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (for the avoidance of doubt, repurchases of the Notes by the Issuer pursuant to Sections 4.10 and 4.15 hereof are not redemptions of the Notes);

(3) reduce the rate of or extend the time for payment of interest, including default interest, or premium on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or premium or Additional Interest, if any, or interest on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or impair the rights of Holders to receive payments of principal of, or interest or premium or Additional Interest, if any, on, the Notes;

(7) waive a redemption payment with respect to any Note (for the avoidance of doubt, any payment required by Sections 4.10 or 4.15 hereof is not a redemption payment);

(8) release any Guarantor that is the Company, CHC Helicopter Holding S.à r.l. or a Significant Subsidiary of the Company from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(9) make any change in the preceding amendment and waiver provisions.

(e) Without the consent of the Holders of at least 66-2/3% in principal amount of Notes then outstanding, no amendment, supplement or waiver may modify any Security Document (including the Intercreditor Agreement) or the provisions in this Indenture dealing with Security Documents (including the Intercreditor Agreement and the Collateral Agent and Administrative Agent Appointment Deed) or application of trust moneys in any manner, taken as a whole, materially adverse to the Holders of the Notes.

Section 9.03	Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04	Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder.

Section 9.05	Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06	Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amended or supplemental indenture until the Issuer’s or the Company’s Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee will be provided with and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10

NOTE GUARANTEES

Section 10.01	Guarantee.

(a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and the Collateral Agent and their respective successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:

(1) the principal of, premium and Additional Interest, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee or the Collateral Agent hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of either Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c) Notwithstanding any other provision of this Article 10, the Note Guarantee by CHC Sweden AB, a limited liability company organized under the laws of Sweden (the “Swedish Guarantor”) in respect of obligations owed by Issuer under the Notes shall be limited if (and only if) and to the extent required by an application of the provisions of the Swedish Companies Act (Aktiebolagslagen) regulating distribution of assets (including profits and dividends and any other form of transfer of value (värdeöverföring) within the meaning of the Swedish Companies Act), provided that all steps open to the Swedish Guarantor and all its shareholders to authorize its obligations under this Note Guarantee have been taken. The liability of the Swedish Guarantor under the Note Guarantee in respect of such obligations only applies to the extent permitted by the above mentioned provisions of the Swedish Companies Act.

(d) Notwithstanding the other provisions of this Indenture, a Note Guarantee together with any other undertaking and indemnity under or in connection with the Notes or this Indenture, granted by a Norwegian Guarantor:

(1) shall be limited, if (and only if) required by the mandatory provisions of law applicable (including, but not limited to, if applicable, the provisions of sections 8-7 and 8-10 cf. sections 1-3 and 1-4 of the Norwegian Limited Companies Act 1997 regulating unlawful financial assistance and other prohibited loans, guarantees and joint and several liability as well as providing of security), and it is understood and agreed that the liability of each Norwegian Guarantor only applies to the extent permitted by the above mentioned provisions of the Norwegian Limited Companies Act 1997 and that such provisions could have the effect of reducing the amount of the obligations or liability assumed and/or the amount guaranteed to zero; and

(2) shall in no event exceed U.S.$3.3 billion plus any unpaid amount of interest, fees, liability, costs and expenses hereunder and under the Notes.

(e) Notwithstanding any other provision of this Article 10, the Note Guarantee and other obligations of any Guarantor incorporated or established (as applicable) in the Netherlands, or any of its Subsidiaries expressed to be assumed in this Article 10 shall be deemed not to be assumed by such Guarantor or Subsidiary to the extent that the same would constitute unlawful financial assistance within the meaning of Section 2:98c or Section 2:207(c) of the Dutch Civil Code (the “Prohibition”), and the provisions of this Indenture and the Notes shall be construed accordingly. For the avoidance of doubt it is expressly acknowledged that the relevant Guarantors and Subsidiaries will continue to guarantee all such obligations which, if included, do not constitute a violation of the Prohibition.

(f) Notwithstanding any other provision of this Indenture, the parties to this Indenture agree that in respect of Lloyd Bass Strait Helicopters Pty. Ltd., Lloyd Helicopter Services Pty. Ltd., and Lloyd Helicopter International Pty. Ltd., in its own capacity as trustee of the Australian Helicopters Trust, Lloyd Helicopters Pty. Ltd. and Lloyd Off-Shore Helicopters Pty. Ltd. (collectively, the “Australian Guarantors”), the provisions of this Indenture and the obligations incurred under this Indenture and the Note Guarantees, in so far as such obligations may constitute unlawful financial assistance under Section 260A if the Corporations Act 2001 (Cwlth), have no effect in respect of and do not apply to any Australian Guarantor until such time as the steps set out in Section 260B of the Corporations Act 2001 (Cwlth) have been complied with and all statutory periods required under Section 260B have elapsed.

(g) The obligations of a Luxembourg Guarantor under this Article 10 (a “Luxembourg Guarantee”):

(1) shall at all times be limited to an aggregate amount not exceeding the greater of:

(A) the aggregate of all amounts (if any) received by that Luxembourg Guarantor from the Company or any of its Subsidiaries that have been financed directly or indirectly by the issuance of the Notes;

(B) 90% of the Luxembourg Guarantor’s own funds (capitaux propres, as referred to in article 34 of the Luxembourg law of 19 December 2002 on the commercial register and annual accounts) as reflected in its last annual accounts duly approved and available on the date of payment under this Indenture, the Notes, the Intercreditor Agreement, the Collateral Agent and Administrative Agent Appointment Deed and the Security Documents; and

(C) 90% of the Luxembourg Guarantor’s own funds (capitaux propres, as referred to in article 34 of the Luxembourg law of 19 December 2002 on the commercial register and annual accounts) as reflected in its last annual accounts duly approved and available as at the date of execution of this Indenture, save to the extent that such Luxembourg Guarantee relates to the obligations of a direct or indirect Subsidiary of the relevant Luxembourg Guarantor; and

(2) shall not include any obligation which, if incurred, would constitute an abuse of assets as defined by article 171-1 of the Luxembourg law on commercial companies dated 10 August 1915 as amended.

For the avoidance of doubt, the limitation in this Section 10.01(g) shall apply to the obligations of any Luxembourg Guarantor under this Article 10 without duplication with any limitation to the Guarantee obligations of the same under the Credit Agreement.

(h) This Note Guarantee does not apply to any liability to the extent that it would result in this Note Guarantee constituting unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006 or result in an unlawful return or reduction of the capital of any of the Guarantors incorporated in the United Kingdom.

(i) Notwithstanding any other provision in this Article 10, the Note Guarantee provided by Justinvale Limited (the “Irish Guarantor”) in respect of the obligations of the Issuer under the Notes, does not apply to any liability or indebtedness to the extent that it would result in the Note Guarantee constituting unlawful financial assistance within the meaning of Section 60 of the Irish Companies Act 1963.

(j) Notwithstanding any other provision of this Indenture, if a “secured creditor” (as that term is defined under the Bankruptcy and Insolvency Act (Canada)) is determined by a court of competent jurisdiction not to include a Person to whom obligations are owed on a joint or joint and several basis, then the obligations of each Canadian Guarantor hereunder, to the extent such obligations are secured, only shall be several obligations and not joint or joint and several obligations for the purposes of such Act.

(k) Notwithstanding any other provision of this Article 10, the Note Guarantee, indemnity and other Obligations of any Barbados Guarantor expressed to be assumed in this Article 10 shall be deemed not to be assumed by such Barbados Guarantor to the extent that the same would result in circumstances prejudicial to such Barbados Guarantor as outlined in Section 53 of the Companies Act Cap 308 of the laws of Barbados (the “Barbados Act”) and to the extent that the same is not permitted under Section 54 of the Barbados Act and the provisions of this Indenture, the Notes, the Note Guarantee, the Intercreditor Agreement, the Collateral Agent and Administrative Agent Appointment Deed and the Security Documents shall be construed accordingly. For the avoidance of doubt it is expressly acknowledged that the Barbados Guarantors will continue to guarantee all such obligations which, if included, do not constitute a violation of Section 53 of the Barbados Act.

(l) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by either to the Trustee or the Collateral Agent or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(m) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders, the Collateral Agent and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

(n) Neither the Trustee nor any Agent nor the Collateral Agent shall have any obligation or liability with respect to determining or monitoring (i) the jurisdiction of organization of the Issuer or any Guarantor or any change thereto, (ii) the applicability of any laws referred to in this Article 10, and/or whether or not any such law has been complied with or violated by this Indenture, any Note Guarantee, any Security Document, the Intercreditor Agreement or any action of the Issuer or any Guarantor, or (iii) adjustments in amounts payable by any Guarantor as a result of the applicability of any laws referred to in this Section 10.01.

Section 10.02	Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or provincial law in any jurisdiction to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Collateral Agent, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03	Intentionally Omitted.

Section 10.04	Guarantors May Consolidate, etc., on Certain Terms.

(a) Except as otherwise provided in this Section 10.04, a Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge or amalgamate with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, other than the Company, the Issuer, or another Subsidiary Guarantor, unless:

(1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Subsidiary Guarantor under this Indenture, its Note Guarantee, the Registration Rights Agreement, the Intercreditor Agreement, the Collateral Agent and Administrative Agent Appointment Deed, and the Security Documents, pursuant to, in the case of this Indenture and the relevant agreements, a supplemental indenture in form and substance reasonably satisfactory to the Trustee; or

(b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture.

In case of any such consolidation, merger, amalgamation, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person will succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

(b) Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses 2(a) and 2(b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation, merger or amalgamation of a Subsidiary Guarantor with or into the Company, the Issuer or another Subsidiary Guarantor, or will prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company, the Issuer or another Subsidiary Guarantor.

Section 10.05	Releases.

(a) The Note Guarantee of a Subsidiary Guarantor will be released:

(1) in connection with any sale, disposition or transfer of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger, amalgamation, or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale, disposition or transfer does not violate Section 4.10 hereof;

(2) in connection with any sale, disposition or transfer of all of the Capital Stock of that Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale, disposition or transfer does not violate Section 4.10 hereof;

(3) if the Company designates any Restricted Subsidiary that is a Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture;

(4) upon Legal Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 11 and Article 8 hereof; or

(5) upon the release of such Subsidiary Guarantors’ Guarantee under the Credit Agreement or such other Indebtedness that triggered such Subsidiary Guarantor’s Note Guarantee.

(b) Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of and interest and premium and Additional Interest, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01	Satisfaction and Discharge.

(a) This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1) either:

(a) all Notes that have been authenticated and, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year or may be called for redemption within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness (including all principal, interest and Additional Interest) on the Notes not delivered to the Trustee for cancellation;

(2) the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(3) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

(b) In addition, an Officers’ Certificate has been delivered to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

(c) Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to Section 11.01(a)(1)(b), the provisions of Sections 11.02 and 8.06 hereof will survive such satisfaction and discharge. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, or any other provision hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02	Application of Trust Money.

(a) Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Additional Interest, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

(b) If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes and Note Guarantees, as applicable, shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuer has made any payment of principal of, premium or Additional Interest, if any, or interest on, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12

COLLATERAL AND SECURITY

Section 12.01	The Collateral

(a) Pursuant to the Collateral Agent and Administrative Agent Appointment Deed, the Trustee has appointed HSBC Corporate Trustee Company (UK) Limited to act as Collateral Agent, and each Holder by its acceptance of any Notes and the Note Guarantees thereof, irrevocably consents and agrees to such appointment. The Collateral Agent shall have the privileges, powers and immunities as set forth in this Indenture, the Collateral Agent and Administrative Agent Appointment Deed, the Security Documents, the Intercreditor Agreement and any Junior Lien Intercreditor Agreement.

(b) The due and punctual payment of the principal of, premium, if any, and interest on the Notes and the Guarantees thereof when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent lawful), if any, on the Notes and the Note Guarantees thereof and performance of all other obligations under this Indenture, including, without limitation, the obligations of the Issuer set forth in Section 7.07 and Section 8.07 herein, and the Notes and the Note Guarantees thereof and the Security Documents, shall be secured by Liens as provided in the Security Documents which the Issuer and the Guarantors, as the case may be, have entered into simultaneously with the execution of this Indenture and shall be secured by all Security Documents hereafter delivered as required or permitted by this Indenture subject to the terms of the Intercreditor Agreement and the Collateral Agent and Administrative Agent Appointment Deed. On the Issue Date, the Issuer and the relevant Guarantors will enter into the Security Documents listed on Annex I to the Agreed Security Principles. Within 60 days following the Issue Date (or such longer period as the administrative agent under any Credit Facility has granted for the corresponding action under such Credit Facility), the relevant Guarantors will enter into the Security Documents listed on Annex II to the Agreed Security Principles.

(c) The Security Documents may also secure on a first-priority basis, subject to Permitted Liens, the Issuer’s and the Guarantors’ Obligations under Priority Payment Lien Obligations and Pari Passu Payment Lien Obligations, provided that an authorized representative of the holders thereof (if not already a party to the Intercreditor Agreement and the Collateral Agent and Administrative Agent Appointment Deed) shall have executed a joinder to the Intercreditor Agreement and the Collateral Agent and Administrative Agent Appointment Deed in the form or forms provided therein. Under the terms of the Intercreditor Agreement, the proceeds of any collection, sale, disposition or other realization of Collateral received in connection with the exercise of remedies (including distributions of cash, securities or other property on account of the value of the Collateral in a bankruptcy, insolvency, reorganization or similar proceedings) shall be applied, after the payment of certain amounts due to the Collateral Agent and its Related Secured Parties (as defined in the Intercreditor Agreement) under the terms of Secured Credit Documents (as defined in the Intercreditor Agreement), first to repay the Priority Payment Lien Obligations before any Holder receives any proceeds.

(d) The Issuer and the Guarantors hereby agree that the Collateral Agent shall hold the Collateral in trust for the benefit of all of the Holders, the Collateral Agent and the Trustee, in each case pursuant to the terms of the Security Documents, the Intercreditor Agreement and the Collateral Agent and Administrative Agent Appointment Deed, and the Collateral Agent is hereby authorized to execute and deliver the Security Documents.

(e) Each Holder, by its acceptance of any Notes and the related Note Guarantee thereof, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure), the Intercreditor Agreement and the Collateral Agent and Administrative Agent Appointment Deed as the same may be in effect or as may be amended from time to time in accordance with their terms, and appoints the Collateral Agent as its agent thereunder and authorizes and directs the Collateral Agent to perform its obligations and exercise its rights under the Security Documents, the Intercreditor Agreement, the Collateral Agent and Administrative Agent Appointment Deed, and BofA Postponement in accordance therewith.

(f) The Trustee and each Holder, by accepting the Notes and the Note Guarantees thereof, acknowledges that, as more fully set forth in the Security Documents, the Intercreditor Agreement and the Collateral Agent and Administrative Agent Appointment Deed, the Collateral as now or hereafter constituted shall be held for the benefit of all the Holders and the Trustee, and that the Lien of this Indenture and the Security Documents in respect of the Trustee and the Holders is subject to and qualified and limited in all respects by the Security Documents, the Intercreditor Agreement and the Collateral Agent and Administrative Agent Appointment Deed and actions that may be taken thereunder.

Section 12.02	Further Assurances

(a) To the extent required under this Indenture or any of the Security Documents and subject to the Agreed Security Principles, the Issuer and the Guarantors shall, at their sole expense, execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Collateral Agent or the Trustee may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Security Documents in the Collateral. In addition, to the extent required under this Indenture or any of the Security Documents and subject to the Agreed Security Principles, from time to time, the Issuer will reasonably promptly secure the obligations under the Indenture and Security Documents by pledging or creating, or causing to be pledged or created, perfected security interests and Liens with respect to the Collateral perfected to the extent required by the Security Documents and subject to the Agreed Security Principles. Such security interests and Liens will be created under the Security Documents and other security agreements and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent and consistent with the Agreed Security Principles, and the Issuer shall deliver or cause to be delivered to Collateral Agent all such instruments and documents (including certificates and legal opinions) as the Collateral Agent shall reasonably request to evidence compliance with this covenant.

(b) The Issuer will otherwise comply with the provisions of TIA §314(b). Promptly after the effectiveness of this Indenture, to the extent required by the TIA, the Issuer shall deliver the opinion(s) required by Section 314(b)(1) of the TIA. Subsequent to the execution and delivery of this Indenture, to the extent required by the TIA after qualification of this Indenture under the TIA, the Issuer shall furnish to the Trustee on or prior to each anniversary of the Issue Date, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to any filing, re-filing, recording or re-recording with respect to the Collateral as is necessary to maintain the Lien on the Collateral in favor of the Holders or (ii) in the opinion of such counsel, that no such action is necessary to maintain such Lien.

(c) The Issuer shall comply with the applicable provisions of the TIA as they relate to Collateral. The Issuer will cause Section 313(b) of the TIA, relating to reports, and Section 314(d) of the TIA, relating to the release of property and to the substitution therefor of any property to be pledged as collateral for the Notes, to be complied with, whether or not this Indenture is qualified under the TIA. Any certificate or opinion required by Section 314(d) of the TIA may be made by an Officer of the Issuer except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert. Notwithstanding anything to the contrary in this paragraph, the Issuer will not be required to comply with all or any portion of Section 314(d) of the TIA if it determines, in good faith based on advice of counsel, that under the terms of Section 314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) is inapplicable.

Section 12.03	After-Acquired Property

Subject to the Agreed Security Principles, following the acquisition by the Issuer or any Guarantor after the Issue Date of any after-acquired assets, including, but not limited to, any after-acquired Material Real Property or helicopters that are not excluded from the Collateral, that, in any such case, form part of the Collateral, the Issuer or such Guarantor shall execute and deliver, to the extent required by the Security Documents, any information, documentation, financing statements or other certificates and opinions of counsel as may be necessary to vest in the Collateral Agent a perfected security interest, subject to Permitted Liens, in such after-acquired property (subject to Section 2.2 of the Security Agreement) and to have such after-acquired property added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such after-acquired property to the same extent and with the same force and effect. Such actions shall be taken within the timeframe specified in the relevant Security Document or, if no timeframe is specified, within 60 days of acquisition of the relevant assets (or such longer period as the administrative agent under any Credit Facility has granted for the corresponding action under such Credit Facility).

Section 12.04	Release of Liens on the Collateral

(a) Subject to applicable law, the Liens on the Collateral securing the Notes issued under this Indenture will automatically and without the need for any further action by any Person be released:

(1)	in whole or in part, as applicable, as to all or any portion of property subject to such Liens which has been taken by eminent domain, condemnation or other similar circumstances at the time of such event;

(2)	in whole upon:

(a)	satisfaction and discharge of this Indenture as set forth under Article 11; or

(b)	a Legal Defeasance or Covenant Defeasance of this Indenture as described under Article 8;

(3)	in part, as to any property that is sold, transferred, leased or otherwise disposed of by the Issuer or any Guarantor (other than to the Issuer or a Guarantor) in a transaction in compliance with Section 4.10, at the time of such sale, transfer or disposition (which, in connection with sale and leaseback transactions and novations and any refinancings thereof shall include the assets which are the subject of such sale and leaseback transaction, novations and/or refinancings, assets and contract rights related thereto (including, without limitation, the right to receive rental rebates or deferred sale payments, sub-lease rights, insurance relating thereto and related deposits);

(4)	in part, as to any property that is owned or at any time acquired by a Guarantor that has been released from its Note Guarantee in accordance with this Indenture, concurrently with the release of such Guarantee;

(5)	in part, in accordance with the applicable provisions of the Security Documents or the Intercreditor Agreement; and

(6)	in whole or in part, as applicable, with the consent of Holders of 75% in aggregate principal amount the Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes).

(b) Notwithstanding anything to the contrary, no sale, transfer, lease or other disposal of Collateral by any Person to the Issuer, any Guarantor or any Restricted Subsidiary shall result in the release of the Lien on such Collateral.

(c) To the extent required by this Indenture for the release of principal properties that constitute Collateral, the Issuer and each Guarantor will furnish to the Trustee, prior to each proposed release of such Collateral pursuant to the Security Documents and this Indenture, an Officers’ Certificate as required by this Indenture.

(d) Upon compliance by the Issuer or the Guarantors, as the case may be, with the conditions precedent set forth above and the requirements of the Intercreditor Agreement and, if applicable, the Junior Lien Intercreditor Agreement, the Trustee or the Collateral Agent shall promptly cause to be released and reconveyed to the Issuer, or the Guarantors, as the case may be, the released Collateral.

Section 12.05	Authorization of Actions to be Taken by the Trustee or the Collateral Agent Under the Security Documents

(a) Subject to the provisions of the Security Documents, the Intercreditor Agreement, the Collateral Agent and Administrative Agent Appointment Deed, the Agreed Security Principles and the other provisions of this Indenture, the Collateral Agent may take all actions it deems necessary or appropriate in order to (i) enforce any of its rights or any of the rights of the Holders under the Security Documents and (ii) upon the occurrence and during the continuance of an Event of Default and following acceleration of the Notes pursuant to Section 6.02, collect and receive any and all amounts payable in respect of the Collateral in respect of the obligations of the Issuer and the Guarantors hereunder and thereunder. Subject to the provisions of the Security Documents, the Collateral Agent and Administrative Agent Appointment Deed, the Agreed Security Principles and the Intercreditor Agreement, the Trustee or the Collateral Agent shall have the power (but not the obligation) to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents, the Collateral Agent and Administrative Agent Appointment Deed, the Agreed Security Principles, the Intercreditor Agreement or this Indenture, and such suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the enforceability of the Security Documents hereunder or be materially prejudicial to the interests of the Holders or the Trustee or the Collateral Agent).

(b) The Trustee or the Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Trustee or the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuer or any Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee or the Collateral Agent shall have no responsibility for recording, filing, re-recording or refiling any financing statement, continuation statement, document, instrument or other notice in any public office at any time or times or to otherwise take any action to perfect or maintain the perfection of any security interest granted to it under the Security Documents or otherwise.

(c) Where any provision of the Security Documents or this Indenture requires that additional property or assets be added to the Collateral and the relevant Security Documents do not provide for such property or assets to automatically become part of the Collateral, the Issuer shall, or shall cause the applicable Guarantor to, take any and all actions reasonably required to cause such additional property or assets to be added to the Collateral and to create and maintain a valid and enforceable perfected first-priority security interest on a pari passu basis with the Liens securing any Pari Passu Lien Obligation in such property or assets (subject to Permitted Liens) in favor of the Collateral Agent for the benefit of the Holders, in each case in accordance with and to the extent required under the Security Documents and subject to the Agreed Security Principles.

(d) The Trustee or the Collateral Agent, in taking any action under the Security Documents, shall be entitled to receive, if requested, as a condition to take any action, an Officers’ Certificate and Opinion of Counsel to the effect that such action does not violate this

Indenture, the Security Documents, the Collateral Agent and Administrative Agent Appointment Deed or the Intercreditor Agreement, and the Trustee or the Collateral Agent shall be fully protected relying thereon.

(e) In acting under the Security Documents, the Collateral Agent and Administrative Agent Appointment Deed, the BofA Postponement, and the Intercreditor Agreement, the Trustee and Collateral Agent shall have all the protections, rights and immunities given to them under this Indenture.

Section 12.06	Recording, Registration, and Opinions

(a) Any release of Collateral permitted by Section 12.03 shall be deemed not to impair the Liens under this Indenture and the Security Documents in contravention thereof and any Person that is required to deliver any certificate or opinion pursuant to Section 314(d) of the TIA shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion. The Trustee shall, subject to Sections 7.01 and 7.02, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such certificate or opinion.

(b) If any Collateral is released in accordance with this Indenture or any Security Document, the Company shall determine whether it has delivered all documentation required by TIA Section 314(d) in connection with such release.

(c) Notwithstanding anything to the contrary set forth in this Article 12 or any Security Document, in the event that Rule 3-16 of Regulation S-X under the Securities Act requires or would require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC of separate financial statements of a Subsidiary due to the fact that such Subsidiary’s Capital Stock secures the Notes, then the Capital Stock of such Subsidiary need not be pledged pursuant to this Section 12.06 and the Security Documents and shall automatically be deemed released and to not be and to not have been part of the Collateral, but only to the extent necessary to not be subject to such requirement. In such event, the Security Documents may be amended or modified, without the consent of any Holder, to the extent necessary to evidence the release of Liens securing the Notes and the Guarantees on the shares of Capital Stock that are so deemed to no longer constitute part of the Collateral and the Trustee and Collateral Agent are hereby authorized by each Holder to execute, or to authorize the execution of or the filing of, any agreement, document or instrument in order to evidence such release or to otherwise give effect to this Section 12.06.

(d) In the event that Rule 3-16 of Regulation S-X is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) a Subsidiary’s Capital Stock to secure the Notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock of such Subsidiary shall automatically be deemed to be a part of the Collateral but only to the extent necessary to not be subject to any such financial statement requirement (and, in such event, the Security Documents may be amended or modified, without the consent of any Holder of the Notes, to the extent necessary to subject to the Liens under the Security Documents such additional Capital Stock) and the Issuer or such Subsidiary, as applicable, shall take all such necessary steps to effectuate such Lien.

Section 12.07	Maintenance of Collateral

The Issuer and the Guarantors shall maintain the Collateral that is necessary to the normal conduct of its business in good working order and condition, other than where failure to so maintain could not reasonably be expected to have a material adverse effect on the business, operations, property or financial position of the Company and its Subsidiaries taken as a whole.

ARTICLE 13

MISCELLANEOUS

Section 13.01	Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties will control.

Section 13.02	Notices.

(a) Any notice, direction, request, instruction, document, or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to either Issuer and/or any Guarantor:

CHC HELICOPTER S.A.

c/o ATC-RCS Corporate Services (Luxembourg) S.A.

9, rue Sainte Zithe, 3rd Floor

L-2763 Luxembourg

Luxembourg

Attention: Johan Dejans

Fax: +352 26 89 01 69

with a copy to:

4740 Agar Drive

Richmond, B.C.

V7B 1A3

Canada

Attention: John Hanbury

Fax: +1 604 232 83 41

Email: jhanbury@chc.ca

With a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Facsimile No.: (212) 455-2502

Attention: Edward P. Tolley III, Esq.

If to the Trustee:

The Bank of New York Mellon

101 Barclay Street, Floor 4 East

New York, NY 10286

Attention: International Corporate Trust

If to the Collateral Agent:

HSBC Corporate Trustee Company (UK) Limited

8 Canada Square

Canary Wharf

London E14 5HQ

England

Attention: CTLA Trustee Administration Services

Fax: +44 (0)20 7991 4350

Email: ctla.trustee.admin@hsbc.com

The Issuer, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications; provided, however, that notices to the Trustee shall only be effective upon actual receipt.

(b) All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

(c) Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

(d) If a notice or communication is mailed in the manner provided in this Section 13.02 within the time prescribed, it is duly given, whether or not the addressee receives it.

(e) If the Issuer mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

(f) In respect of this Indenture, the Trustee and Collateral Agent shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and neither the Trustee nor the Collateral Agent shall have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information. Each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee and the Collateral Agent, including without limitation the risk of the Trustee and the Collateral Agent acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

Section 13.03	Communication by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Agents and anyone else shall have the protection of TIA § 312(c).

Section 13.04	Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture (other than in connection with the Authentication Order, dated the date hereof, and delivered to the Trustee in connection with the issuance of the Initial Notes), the Issuer shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05	Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include substantially:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06	Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Agents may make reasonable rules and set reasonable requirements for its functions.

Section 13.07	No Personal Liability of Directors, Officers, Employees and Stockholders.

To the extent permitted by law, no past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Company, any parent entity of the Company or any Subsidiary, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.08	Governing Law.

(a) THIS INDENTURE, THE NOTES, AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) For the avoidance of doubt, the application of articles 86 to 94-8 of Luxembourg law dated 10th August, 1915 on commercial companies, as amended, shall be excluded.

(c) Each party hereto irrevocably and unconditionally submits to the jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan,

New York County and of the United States District Court of the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any jurisdiction thereof, in any action or proceeding arising out of or relating to this Indenture, the Notes or the Note Guarantees, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Indenture shall affect any right that any party hereto or any Secured Party may otherwise have to bring any action or proceeding relating to this Indenture against any party hereto or its properties in the courts of any jurisdiction.

(d) Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Indenture in any court referred to in Section 13.08(c). Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(e) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 13.02, such service to be effective upon receipt. Nothing in this Indenture will affect the right of any party hereto or any Secured Party to serve process in any other manner permitted by law.

Section 13.09	Successors.

All agreements of the Issuer in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.04.

Section 13.10	Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.11	Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 13.12	Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.13	Waiver of Immunity

To the extent that any of the Issuer or the Guarantors has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or execution, on the ground of sovereignty or otherwise) with respect to itself or its property, it hereby irrevocably waives, to the fullest extent permitted by applicable law, such immunity in respect of its obligations under this Indenture, Note and/or Note Guarantees.

Section 13.14	Waiver of Jury Trial

ALL PARTIES HERETO HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES, THE SECURITY DOCUMENTS, THE INTERCREDITOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 13.15	Judgment Currency

(a) If, for the purpose of obtaining or enforcing judgment against any Canadian Guarantor in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 13.15 referred to as the “Judgment Currency”) an amount due hereunder in any currency (the “Obligation Currency”) other than the Judgment Currency, the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding the date of actual payment of the amount due, in the case of any proceeding in the courts of the Province of Ontario or in the courts of any other jurisdiction that will give effect to such conversion being made on such date, or the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 13.15 being hereinafter in this Section 13.15 referred to as the “Judgment Conversion Date”)

(b) If, in the case of any proceeding in the court of any jurisdiction referred to in Section 13.15(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, each applicable Canadian Guarantor shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from any Canadian Guarantor under this Section 13.15(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of the Indenture, the Notes, or the Security Documents.

(c) The term “rate of exchange” in this Section 13.15(c) means the 10 a.m. (New York City time) spot rate as posted by the Federal Reserve Bank of New York for sales of the Obligation Currency against the Judgment Currency.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the date first above written.

Dated: October 4, 2010

CHC HELICOPTER S.A.

By:	/s/ Paul Lamberts
	Name:	Paul Lamberts
Title:

6922767 HOLDING S.À R.L.

By:	/s/ Paul Lamberts
	Name:	Paul Lamberts
Title:

CHC HELICOPTER HOLDING S.À R.L.

By:	/s/ Paul Lamberts
	Name:	Paul Lamberts
Title:

[Indenture]

SIGNED by Martin Lockyer	)
)
as attorney for LLOYD BASS	)
STRAIT HELICOPTERS PTY.	)
LTD. under power of attorney dated	)
in the presence of:	)
	)	Martin Lockyer
/s/ Rick Davis	)
	)	By executing this agreement the attorney
Signature of witness	)	states that the attorney has received no notice of revocation of the power of attorney
)
Rick Davis	)
Name of witness (block letters))

SIGNED by Martin Lockyer	)
)
as attorney for LLOYD	)
HELICOPTER SERVICES PTY.	)
LTD. under power of attorney	)
dated in the presence of:	)
)
/s/ Rick Davis	)	/s/ Martin Lockyer
)
Signature of witness	)	By executing this agreement the attorney
	)	states that the attorney has received no notice of
Rick Davis	)	revocation of the power of attorney
Name of witness (block letters))

[Indenture]

SIGNED by Martin Lockyer	)
)
as attorney for LLOYD	)
HELICOPTERS	)
INTERNATIONAL PTY. LTD. in	)
its own capacity and as trustee of	)
the AUSTRALIAN	)
HELICOPTERS TRUST under	)	/s/ Martin Lockyer
power of attorney dated	)
in the presence of:	)	By executing this agreement the attorney states that the attorney has received no notice of revocation of the power of attorney
)
/s/ Rick Davis	)
)
Signature of witness

Rick Davis Name of witness (block letters)

SIGNED by Martin Lockyer	)
)
as attorney for LLOYD	)
HELICOPTERS PTY. LTD. under	)
power of attorney dated	)
in the presence of:	)
)
/s/ Rick Davis	)	/s/ Martin Lockyer
)
Signature of witness	)	By executing this agreement the attorney states
	)	that the attorney has received no notice of
Rick Davis Name of witness (block letters))		revocation of the power of attorney
)

[Indenture]

SIGNED by Martin Lockyer	)
)
as attorney for LLOYD	)
OFFSHORE HELICOPTERS PTY.	)
LTD. under power of attorney dated	)
in the presence of:	)
)
/s/ Rick Davis	)	/s/ Martin Lockyer
)
Signature of witness	)	By executing this agreement the attorney
	)	states that the attorney has received no notice of revocation of the power of attorney
Rick Davis	)
Name of witness (block letters))

[Indenture]

CHC CAPITAL (BARBADOS) LIMITED

By:	/s/ Barbara O’Gorman
	Name:	Barbara O’Gorman
	Title:	Authorized Signatory

CHC HELICOPTERS (BARBADOS) LIMITED

By:	/s/ Barbara O’Gorman
	Name:	Barbara O’Gorman
	Title:	Authorized Signatory

[Indenture]

CHC GLOBAL OPERATIONS (2008) INC.

By:	/s/ Martin Lockyer
Name: Martin Lockyer
Title: Vice President, Legal Services & Corporate Secretary

CHC GLOBAL OPERATIONS INTERNATIONAL INC.

By:	/s/ Martin Lockyer
Name: Martin Lockyer
Title: Vice President, Legal Services & Corporate Secretary

HELI-ONE CANADA INC.

By:	/s/ Martin Lockyer
Name: Martin Lockyer
Title: Vice President, Legal Services & Corporate Secretary

HELI-ONE LEASING INC.

By:	/s/ Martin Lockyer
Name: Martin Lockyer
Title: Vice President, Legal Services & Corporate Secretary

HELI-ONE (U.S.) INC.

By:	/s/ Martin Lockyer
Name: Martin Lockyer
Title: Vice President & Corporate Secretary

HELI-ONE HOLDINGS (UK) LIMITED

By:	/s/ Martin Lockyer
Name: Martin Lockyer
Title: Authorized Signatory

[Indenture]

Before this Witness:	/s/ Rick Davis
Full Name: Rick Davis Address: 14963 23rd Ave, Surrey, BC V4A 9X2

Occupation: Executive

HELIWORLD LEASING LIMITED

By:	/s/ Martin Lockyer
	Name:	Martin Lockyer
	Title:	Authorized Signatory

Before this Witness:	/s/ Rick Davis
Full Name: Rick Davis Address: 14963 23rd Ave, Surrey, BC V4A 9X2 Occupation: Executive

MANAGEMENT AVIATION LIMITED

By:	/s/ Martin Lockyer
	Name:	Martin Lockyer
	Title:	Authorized Signatory

Before this Witness:	/s/ Rick Davis
Full Name: Rick Davis Address: 14963 23rd Ave, Surrey, BC V4A 9X2 Occupation: Executive

NORTH DENES AERODROME LIMITED

By:	/s/ Martin Lockyer
	Name:	Martin Lockyer
	Title:	Authorized Signatory

Before this Witness:	/s/ Rick Davis
Full Name: Rick Davis Address: 14963 23rd Ave, Surrey, BC V4A 9X2 Occupation: Executive

[Indenture]

CAPITAL AVIATION SERVICES B.V.

By:	/s/ Martin Lockyer
	Name:	Martin Lockyer
	Title:	Attorney-in-Fact

CHC DEN HELDER B.V

By:	/s/ Martin Lockyer
	Name:	Martin Lockyer
	Title:	Attorney-in-Fact

CHC HOLDING NL B.V.

By:	/s/ Martin Lockyer
	Name:	Martin Lockyer
	Title:	Attorney-in-Fact

CHC HOOFDDORP B.V.

By:	/s/ Martin Lockyer
	Name:	Martin Lockyer
	Title:	Attorney-in-Fact

CHC NETHERLANDS B.V.

By:	/s/ Martin Lockyer
	Name:	Martin Lockyer
	Title:	Attorney-in-Fact

HELI-ONE (NETHERLANDS) B.V.

By:	/s/ Martin Lockyer
	Name:	Martin Lockyer
	Title:	Attorney-in-Fact

[Indenture]

HELI-ONE DEFENSE B.V.

By:	/s/ Martin Lockyer
	Name:	Martin Lockyer
	Title:	Attorney-in-Fact

[Indenture]

CHC NORWAY ACQUISITION CO AS

By:	/s/ Martin Lockyer
	Name:	Martin Lockyer
	Title:	Authorized Signatory

HELICOPTER SERVICES GROUP AS

By:	/s/ Martin Lockyer
	Name:	Martin Lockyer
	Title:	Authorized Signatory

HELI-ONE (EUROPE) AS

By:	/s/ Martin Lockyer
	Name:	Martin Lockyer
	Title:	Authorized Signatory

HELI-ONE (NORWAY) AS

By:	/s/ Martin Lockyer
	Name:	Martin Lockyer
	Title:	Authorized Signatory

HELI-ONE LEASING (NORWAY) AS

By:	/s/ Martin Lockyer
	Name:	Martin Lockyer
	Title:	Authorized Signatory

INTEGRA LEASING AS

By:	/s/ Martin Lockyer
	Name:	Martin Lockyer
	Title:	Authorized Signatory

[Indenture]

HELIKOPTER SERVICE AS (FORMERLY SCANCOPTER AS)

By:	/s/ Martin Lockyer
	Name:	Martin Lockyer
	Title:	Authorized Signatory

[Indenture]

CHC HOLDING (UK) LIMITED

By:	/s/ Martin Lockyer
	Name:	Martin Lockyer
	Title:	Authorized Signatory

Before this Witness:	/s/ Rick Davis
Full Name: Rick Davis Address: 14963 23rd Ave, Surrey, BC V4A 9X2 Occupation: Executive

HELI-ONE (U.K.) LIMITED

By:	/s/ Martin Lockyer
	Name:	Martin Lockyer
	Title:	Authorized Signatory

Before this Witness:	/s/ Rick Davis
Full Name: Rick Davis Address: 14963 23rd Ave, Surrey, BC V4A 9X2 Occupation: Executive

LLOYD HELICOPTER SERVICES LIMITED

By:	/s/ Martin Lockyer
	Name:	Martin Lockyer
	Title:	Authorized Signatory

Before this Witness:	/s/ Rick Davis
Full Name: Rick Davis Address: 14963 23rd Ave, Surrey, BC V4A 9X2 Occupation: Executive

[Indenture]

CHC SWEDEN AB

By:	/s/ Martin Lockyer
	Name:	Martin Lockyer
	Title:	Officer of Heli-One Canada Inc.

HELI-ONE USA INC.

By:	/s/ Martin Lockyer
	Name:	Martin Lockyer
	Title:	Vice President & Corporate Strategy

[Indenture]

JUSTINVALE LIMITED EXECUTED AND DELIVERED AS A DEED by the duly authorized attorney of Justinvale Limited

By:	/s/ Martin Lockyer

in the presence of:	/s/ Rick Davis
Witness: Rick Davis Occupation: Executive Address: 14963 23rd Ave., Surrey, BC V4A 9X2

[Indenture]

THE BANK OF NEW YORK MELLON, as Trustee, Registrar and Paying Agent

By:	/s/ Karen A. Trachtenberg
	Name:	Karen A. Trachtenberg
	Title:	Vice President

[Indenture]

HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED, as Collateral Agent

By:	/s/ Jason Blonder
	Name:	Jason Blond
	Title:	Attorney

[Indenture]

EXHIBIT A1

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP/ISIN 12545D AA6/US12545DAA63

9.250% Senior Secured Note due 2020

No.	$

CHC HELICOPTER S.A.

Société anonyme

13-15 avenue de la Liberté

L-1931 Luxembourg

R.C.S. Luxembourg B139673

promise to pay to CEDE & CO. or registered assigns,

the principal sum of                                          DOLLARS on October 15, 2020.

Interest Payment Dates: April 15 and October 15

Record Dates: April 1 and October 1

Dated: October 4, 2010

A1-1

CHC HELICOPTER S.A.

By:
Name:
Title:

This is one of the Notes referred to

in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

A1-2

[Back of Note]

9.250% Senior Secured Notes due 2020

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. CHC Helicopter S.A., a public limited liability company (société anonyme) organized under the laws of Luxembourg (the “Issuer”), promises to pay interest on the principal amount of this Note at 9.250% per annum from October 4, 2010 until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 8 of the Registration Rights Agreement referred to below. The Issuer will pay interest and Additional Interest, if any, semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 4, 2010 until the principal hereof is due. The first Interest Payment Date shall be April 15, 2011. The Issuer will pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2) METHOD OF PAYMENT. The Issuer will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders at the close of business on the April 1 or October 1 immediately preceding the Interest Payment Date (whether or not a Business Day), even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payments in respect of Notes represented by Global Notes (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuer will make all payments in respect of a Definitive Note (including principal, premium, if any, and interest), at the office of each Paying Agent, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of the Company’s Subsidiaries may act in any such capacity.

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(4) INDENTURE. The Issuer issued the Notes under an Indenture dated as of October 4, 2010 (the “Indenture”) among the Issuer, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all the terms and provisions of the Indenture, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Notes are senior secured obligations of the Issuer. This Note is one of the Notes referred to in the Indenture. The Notes include the Initial Notes, any Additional Notes and any Exchange Notes issued in exchange for Initial Notes or Additional Notes pursuant to the Indenture. The Initial Notes, any Additional Notes and any Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of the Company and such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make asset sales. The Indenture also imposes limitations on the ability of the Issuer and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

To guarantee the due and punctual payment of the principal and interest on the Notes and all other amounts payable by the Issuer under the Indenture, the Notes and the Security Documents when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have, jointly and severally, unconditionally guaranteed the Obligations of the Issuer under the Notes on a senior secured basis pursuant to the terms of the Indenture.

The Notes shall be secured by first-priority Liens and security interests, subject to Permitted Liens, in the Collateral on the terms and conditions set forth in the Indenture, the Security Documents and the Intercreditor Agreement. The Collateral Agent holds the Collateral in trust for the benefit of the holders of the Priority Payment Lien Obligations and the Trustee and the Holders, in each case pursuant to the Security Documents. The Collateral will also secure on a first-priority basis obligations under Priority Payment Lien Obligations and Indebtedness and other Obligations permitted under the Indenture to be secured on a first-priority lien basis. Under the terms of the Intercreditor Agreement, the proceeds of any collection, sale, disposition or other realization of Collateral received in connection with the exercise of remedies (including distributions of cash, securities or other property on account of the value of the Collateral in a bankruptcy, insolvency, reorganization or similar proceedings) shall be applied first to repay Priority Payment Lien Obligations.

Each Holder by accepting this Note consents and agrees to the terms of the Security Documents and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture authorizes and

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directs the Collateral Agent and the Trustee, as applicable, to enter into the Security Documents and the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith.

(5) OPTIONAL REDEMPTION.

(a) At any time prior to October 15, 2013, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 109.250% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to, but not including, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of one or more Equity Offerings; provided that:

(1) at least 50% of the aggregate principal amount of Notes issued under the Indenture (excluding Notes held by the Company and its Subsidiaries, including the Issuer) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 180 days of the date of the closing of such Equity Offering.

(b) On or after October 15, 2015, the Issuer may redeem all or a part of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed to, but not including, the applicable redemption date, if redeemed during the twelve-month period beginning on October 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date:

Year	Percentage
2015	104.625%
2016	103.083%
2017	101.542%
2018 and thereafter	100.000%

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(c) During any 12-month period commencing on the date that is one year after the Issue Date until October 15, 2015, the Issuer will be entitled at its option to redeem up to 10% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price equal to 103.00% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, on the Notes to be redeemed to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(d) The Notes will be subject to redemption as a whole, but not in part, at the option of the Issuer at any time, at 100% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, on the Notes to be redeemed to, but not including, the

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redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date), and all Additional Amounts, if any, then due or becoming due on the redemption date, in the event the Issuer is, has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the notes, any Additional Amounts or indemnification payments (other than in respect of Documentary Taxes) as a result of a change or amendment in the laws (including any regulations or rulings promulgated thereunder) of a Taxing Jurisdiction or any change or amendment in the application, administration or interpretation of such laws, regulations or rulings (including pursuant to a holding, judgment or order by a court of competent jurisdiction), which change is announced or becomes effective after the Issue Date (or, if the relevant Taxing Jurisdiction became a relevant Taxing Jurisdiction on a later date, after such later date); provided that the Issuer has determined, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to the Issuer or a Guarantor. Notwithstanding the foregoing, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would, but for such redemption, be obligated to make such payment or withholding or later than 365 days after the Issuer first becomes liable to make such payment or withholding.

(e) At any time prior to October 15, 2015, the Issuer may also redeem all or a part of the Notes at a redemption price equal to 100% of the aggregate principal amount hereof plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, but not including, the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

(6) MANDATORY REDEMPTION.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $100,000 may be redeemed in part but only in whole multiples of $1,000 in excess of $100,000.

(8) REPURCHASE AT THE OPTION OF HOLDER.

(a) If there is a Change of Control, the Issuer will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $100,000 or an integral multiple of $1,000 in excess of $100,000) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased to, but not including, the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

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(b) If the Company or a Restricted Subsidiary consummates any Asset Sales, within ten Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $20.0 million, the Issuer will commence an offer to all Holders and all holders of other Pari Passu Lien Obligations with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an “Asset Sale Offer”) pursuant to Section 4.10 of the Indenture to purchase the maximum principal amount of Notes and such other Pari Passu Lien Obligations that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, thereon to, but excluding, the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that, any Excess Proceeds remain after the consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other Pari Passu Lien Obligations tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $100,000 and integral multiples of $1,000 in excess of $100,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10) PERSONS DEEMED OWNERS. The registered Holder may be treated as its owner for all purposes.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes, the Note Guarantees, the Security Documents, the Collateral Agent and Administrative Agent Appointment Deed, or the Intercreditor Agreement may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding voting as a single class and any existing Default or Event or Default or compliance with any provision of the Indenture, the Notes, the Note Guarantees, Security Documents, the Collateral Agent and Administrative Agent Appointment Deed or the Intercreditor Agreement may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder, the Indenture or the Notes or the Note Guarantees or Security Documents or the Collateral and Administrative Agent Appointment Deed or Intercreditor Agreement may be amended or supplemented (i) to cure any ambiguity,

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defect or inconsistency, (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes, (iii) to provide for the assumption of the Issuer’s or a Guarantor’s obligations to Holders and Note Guarantees in case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets, as applicable, (iv) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture, the Security Documents or the Collateral Agent and Administrative Agent Appointment Deed or the Intercreditor Agreement of any such Holder in any material respect, (v) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, (vi) to conform the text of the Indenture, the Notes Guarantees, the Security Documents, the Collateral Agent and Administrative Agent Appointment Deed ,the Intercreditor Agreement, or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees, the Security Documents, the Collateral Agent and Administrative Agent Appointment Deed, the Intercreditor Agreement, or the Notes, (vii) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, or (viii) to allow any Subsidiary of the Company to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes, to add additional assets as Collateral, and to release Guarantors from the Note Guarantee in accordance with the terms of the Indenture, (ix) to release Liens in favor of the Collateral Agent in the Collateral as provided under Section 12.03 of the Indenture or otherwise in accordance with the terms of this Indenture or any Security Document or the Collateral Agent and Administrative Agent Appointment Deed or the Intercreditor Agreement, or (x) to add any Pari Passu Payment Lien Obligations or Priority Payment Lien Obligations to the extent permitted to be incurred pursuant to the Indenture and the Intercreditor Agreement to the Security Documents, the Collateral Agent and Administrative Agent Appointment Deed, and the Intercreditor Agreement on the terms set forth therein or to add any Junior Lien Indebtedness pursuant to the Junior Lien Intercreditor Agreement.

(12) DEFAULTS AND REMEDIES. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Issuer, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium or Additional Interest, if any, on, or the principal of, the Notes. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

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(13) DISCHARGE AND DEFEASANCE. Subject to certain conditions, the Issuer at any time may terminate some or all of its obligations under the Notes, the Note Guarantees and the Indenture if the Issuer deposits with the Trustee money or Government Securities for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

(14) TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

(15) NO RECOURSE AGAINST OTHERS. A director, manager, officer, employee, incorporator, member or stockholder of the Issuer or any of the Guarantors, as such, will not have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

(16) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18) ADDITIONAL RIGHTS OF HOLDERS. In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of October 4, 2010, among the Issuer, the Guarantors and the Initial Purchasers named therein or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Issuer, the Guarantors and the other parties thereto, relating to rights given by the Issuer and the Guarantors to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).

(19) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and CUSIP numbers may be used in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(20) GOVERNING LAW. THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

CHC HELICOPTER S.A.

c/o ATC-RCS Corporate Services (Luxembourg) S.A.

13-15, avenue de la Liberté, L-1931

Luxembourg, Grand Duchy of Luxembourg

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.15

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF TRANSFERS AND EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Transfer or Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

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EXHIBIT A2

[Face of Regulation S Global Note]

[Insert the Global Note Legend]

[Insert the Private Placement Legend]

CUSIP/ISIN L15588 AA1/USL15588AA16

9.250% Senior Secured Note due 2020

No.	$

CHC HELICOPTER S.A.

Société anonyme

13-15 avenue de la Liberté

L-1931 Luxembourg

R.C.S. Luxembourg B139673

promise to pay to CEDE & CO. or registered assigns,

the principal sum of                                          DOLLARS on October 15, 2020.

Interest Payment Dates: April 15 and October 15

Record Dates: April 1 and October 1

Dated: October 4, 2010

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CHC HELICOPTER S.A.

By:
Name:
Title:

This is one of the Notes referred to

in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

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[Back of Regulation S Global Note]

9.250% Senior Secured Note due 2020

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. CHC Helicopter S.A., a public limited liability company (société anonyme) organized under the laws of Luxembourg (the “Issuer”), promises to pay interest on the principal amount of this Note at 9.250% per annum from October 4, 2010 until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 8 of the Registration Rights Agreement referred to below. The Issuer will pay interest and Additional Interest, if any, semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 4, 2010 until the principal hereof is due. The first Interest Payment Date shall be April 15, 2011. The Issuer will pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2) METHOD OF PAYMENT. The Issuer will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders at the close of business on the April 1 or October 1 immediately preceding the Interest Payment Date (whether or not a Business Day), even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payments in respect of Notes represented by Global Notes (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuer will make all payments in respect of a Definitive Note (including principal, premium, if any, and interest), at the office of each Paying Agent, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of the Company’s Subsidiaries may act in any such capacity.

(4) INDENTURE. The Issuer issued the Notes under an Indenture dated as of October 4, 2010 (the “Indenture”) among the Issuer, the Guarantors and the Trustee. The terms

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of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all the terms and provisions of the Indenture, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Notes are senior secured obligations of the Issuer. This Note is one of the Notes referred to in the Indenture. The Notes include the Initial Notes, any Additional Notes and any Exchange Notes issued in exchange for Initial Notes or Additional Notes pursuant to the Indenture. The Initial Notes, any Additional Notes and any Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of the Company and such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make asset sales. The Indenture also imposes limitations on the ability of the Issuer and each Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

To guarantee the due and punctual payment of the principal and interest on the Notes and all other amounts payable by the Issuer under the Indenture, the Notes and the Security Documents when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have, jointly and severally, unconditionally guaranteed the Obligations of the Issuer under the Notes on a senior secured basis pursuant to the terms of the Indenture.

The Notes shall be secured by first-priority Liens and security interests, subject to Permitted Liens, in the Collateral on the terms and conditions set forth in the Indenture, the Security Documents and the Intercreditor Agreement. The Collateral Agent holds the Collateral in trust for the benefit of the holders of the Priority Payment Lien Obligations and the Trustee and the Holders, in each case pursuant to the Security Documents. The Collateral will also secure on a first-priority basis obligations under Priority Payment Lien Obligations and Indebtedness and other Obligations permitted under the Indenture to be secured on a first-priority lien basis. Under the terms of the Intercreditor Agreement, the proceeds of any collection, sale, disposition or other realization of Collateral received in connection with the exercise of remedies (including distributions of cash, securities or other property on account of the value of the Collateral in a bankruptcy, insolvency, reorganization or similar proceedings) shall be applied first to repay Priority Payment Lien Obligations.

Each Holder by accepting this Note consents and agrees to the terms of the Security Documents and the Intercreditor Agreement as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture authorizes and directs the Collateral Agent and the Trustee, as applicable, to enter into the Security Documents and the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith.

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(5) OPTIONAL REDEMPTION.

(a) At any time prior to October 15, 2013, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 109.250% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to, but not including, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of one or more Equity Offerings; provided that:

(1) at least 50% of the aggregate principal amount of Notes issued under the Indenture (excluding Notes held by the Company and its Subsidiaries, including the Issuer) remains outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 180 days of the date of the closing of such Equity Offering.

(b) On or after October 15, 2015, the Issuer may redeem all or a part of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed to, but not including, the applicable redemption date, if redeemed during the twelve-month period beginning on October 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date:

Year	Percentage
2015	104.625%
2016	103.083%
2017	101.542%
2018 and thereafter	100.000%

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(c) During any 12-month period commencing on the date that is one year after the Issue Date until October 15, 2015, the Issuer will be entitled at its option to redeem up to 10% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price equal to 103.00% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, on the Notes to be redeemed to, but not including, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(d) The Notes will be subject to redemption as a whole, but not in part, at the option of the Issuer at any time, at 100% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, on the Notes to be redeemed to, but not including, the redemption date (subject to the right of Holders on the relevant record date to receive interest due

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on the relevant Interest Payment Date), and all Additional Amounts, if any, then due or becoming due on the redemption date, in the event the Issuer is, has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the notes, any Additional Amounts or indemnification payments (other than in respect of Documentary Taxes) as a result of a change or amendment in the laws (including any regulations or rulings promulgated thereunder) of a Taxing Jurisdiction or any change or amendment in the application, administration or interpretation of such laws, regulations or rulings (including pursuant to a holding, judgment or order by a court of competent jurisdiction), which change is announced or becomes effective after the Issue Date (or, if the relevant Taxing Jurisdiction became a relevant Taxing Jurisdiction on a later date, after such later date); provided that the Issuer has determined, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to the Issuer or a Guarantor. Notwithstanding the foregoing, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would, but for such redemption, be obligated to make such payment or withholding or later than 365 days after the Issuer first becomes liable to make such payment or withholding.

(e) At any time prior to October 15, 2015, the Issuer may also redeem all or a part of the Notes, at a redemption price equal to 100% of the aggregate principal amount hereof plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, but not including, the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

(6) MANDATORY REDEMPTION.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $100,000 may be redeemed in part but only in whole multiples of $1,000 in excess of $100,000.

(8) REPURCHASE AT THE OPTION OF HOLDER.

(a) If there is a Change of Control, the Issuer will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $100,000 or an integral multiple of $1,000 in excess of $100,000) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased to, but not including, the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

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(b) If the Company or a Restricted Subsidiary consummates any Asset Sales, within ten Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $20.0 million, the Issuer will commence an offer to all Holders and all holders of other Pari Passu Lien Obligations with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an “Asset Sale Offer”) pursuant to Section 4.10 of the Indenture to purchase the maximum principal amount of Notes and such other Pari Passu Lien Obligations that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, thereon to, but excluding, the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that any Excess Proceeds remain after the consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other Pari Passu Lien Obligations tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $100,000 and integral multiples of $1,000 in excess of $100,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

This Regulation S Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day distribution compliance period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Global Note.

(10) PERSONS DEEMED OWNERS. The registered Holder may be treated as its owner for all purposes.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes, the Note Guarantees, the Security Documents, the Collateral Agent and Administrative Agent Appointment Deed, or the Intercreditor Agreement may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding voting as a single class and any existing

A2-7

Default or Event or Default or compliance with any provision of the Indenture, the Notes, the Note Guarantees, Security Documents, the Collateral Agent and Administrative Agent Appointment Deed or the Intercreditor Agreement may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder, the Indenture or the Notes or the Note Guarantees or Security Documents or the Collateral and Administrative Agent Appointment Deed or Intercreditor Agreement may be amended or supplemented (i) to cure any ambiguity, defect or inconsistency, (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes, (iii) to provide for the assumption of the Issuer’s or a Guarantor’s obligations to Holders and Note Guarantees in case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets, as applicable, (iv) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture, the Security Documents or the Collateral Agent and Administrative Agent Appointment Deed or the Intercreditor Agreement of any such Holder in any material respect, (v) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, (vi) to conform the text of the Indenture, the Notes Guarantees, the Security Documents, the Collateral Agent and Administrative Agent Appointment Deed ,the Intercreditor Agreement, or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees, the Security Documents, the Collateral Agent and Administrative Agent Appointment Deed, the Intercreditor Agreement, or the Notes, (vii) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, or (viii) to allow any Subsidiary of the Company to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes, to add additional assets as Collateral, and to release Guarantors from the Note Guarantee in accordance with the terms of the Indenture, (ix) to release Liens in favor of the Collateral Agent in the Collateral as provided under Section 12.03 of the Indenture or otherwise in accordance with the terms of this Indenture or any Security Document or the Collateral Agent and Administrative Agent Appointment Deed or the Intercreditor Agreement, or (x) to add any Pari Passu Payment Lien Obligations or Priority Payment Lien Obligations to the extent permitted to be incurred pursuant to the Indenture and the Intercreditor Agreement to the Security Documents, the Collateral Agent and Administrative Agent Appointment Deed, and the Intercreditor Agreement on the terms set forth therein or to add any Junior Lien Indebtedness pursuant to the Junior Lien Intercreditor Agreement.

(12) DEFAULTS AND REMEDIES. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Issuer, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal

A2-8

amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium or Additional Interest, if any, on, or the principal of, the Notes. The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(13) DISCHARGE AND DEFEASANCE. Subject to certain conditions, the Issuer at any time may terminate some or all of its obligations under the Notes, the Note Guarantees and the Indenture if the Issuer deposits with the Trustee money or Government Securities for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

(14) TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

(15) NO RECOURSE AGAINST OTHERS. A director, manager, officer, employee, incorporator, member or stockholder of the Issuer or any of the Guarantors, as such, will not have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

(16) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18) ADDITIONAL RIGHTS OF HOLDERS. In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of October 4, 2010, among the Issuer, the Guarantors and the Initial Purchasers named therein or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Issuer, the Guarantors and the other parties thereto, relating to rights given by the Issuer and the Guarantors to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).

(19) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and CUSIP numbers may be used in notices of redemption

A2-9

as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(20) GOVERNING LAW. THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

CHC HELICOPTER S.A.

c/o ATC-RCS Corporate Services (Luxembourg) S.A.

13-15, avenue de la Liberté, L-1931

Luxembourg, Grand Duchy of Luxembourg

A2-10

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.15

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF TRANSFERS AND EXCHANGES OF INTERESTS IN THE REGULATION S GLOBAL NOTE

The following exchanges of a part of this Regulation S Global Note for an interest in another Global Note, or exchanges of a part of another other Restricted Global Note for an interest in this Regulation S Global Note, have been made:

Date of Transfer or Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

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EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

CHC HELICOPTER S.A.

c/o ATC-RCS Corporate Services (Luxembourg) S.A.

13-15, avenue de la Liberté, L-1931

Luxembourg, Grand Duchy of Luxembourg

R.C.S. Luxembourg B139673

The Bank of New York Mellon

101 Barclay Street, Floor 4 East

New York, NY 10286

Attention: International Corporate Trust

Re: 9.250 % Senior Secured Notes due 2020

Reference is hereby made to the Indenture, dated as of October 4, 2010 (the “Indenture”), among CHC Helicopter S.A., a public limited liability company (société anonyme) organized under the laws of Luxembourg (the “Issuer”), the Guarantors, HSBC Corporate Trustee Company (UK) Limited, as collateral agent, and The Bank of New York Mellon, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $         in such Note[s] or interests (the “Transfer”), to                                               (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐	a beneficial interest in the:

	(i)	☐	144A Global Note (CUSIP 12545D AA6), or

	(ii)	☐	Regulation S Global Note (CUSIP L15588 AA1), or

(b)	☐	a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐	a beneficial interest in the:

	(i)	☐	144A Global Note (CUSIP 12545D AA6), or

	(ii)	☐	Regulation S Global Note (CUSIP L15588 AA1), or

	(iii)	☐	Unrestricted Global Note (CUSIP [ ]); or

(b)	☐	a Restricted Definitive Note; or

(c)	☐	an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

CHC HELICOPTER S.A.

c/o ATC-RCS Corporate Services (Luxembourg) S.A.

13-15, avenue de la Liberté, L-1931

Luxembourg, Grand Duchy of Luxembourg

R.C.S. Luxembourg B139673

The Bank of New York Mellon

101 Barclay Street, Floor 4 East

New York, NY 10286

Attention: International Corporate Trust

Re: 9.250% Senior Secured Notes due 2020

(CUSIP                     )

Reference is hereby made to the Indenture, dated as of October 4, 2010 (the “Indenture”), among CHC Helicopter S.A., a public limited liability company (société anonyme) organized under the laws of Luxembourg (the “Issuer”), the Guarantors, HSBC Corporate Trustee Company (UK) Limited, as collateral agent, and The Bank of New York Mellon, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $         in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, Regulation S Global Note Global Note with an equal principal amount, the Owner ☐ hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

CHC HELICOPTER S.A.

c/o ATC-RCS Corporate Services (Luxembourg) S.A.

13-15, avenue de la Liberté, L-1931

Luxembourg, Grand Duchy of Luxembourg

R.C.S. Luxembourg B139673

The Bank of New York Mellon

101 Barclay Street, Floor 4 East

New York, NY 10286

Attention: International Corporate Trust

Re: 9.250% Senior Secured Notes due 2020

Reference is hereby made to the Indenture, dated as of October 4, 2010 (the “Indenture”), among CHC Helicopter S.A., a public limited liability company (société anonyme) organized under the laws of Luxembourg (the “Issuer”), the Guarantors, HSBC Corporate Trustee Company (UK) Limited, as collateral agent, and The Bank of New York Mellon, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $             aggregate principal amount of:

(a) ☐ a beneficial interest in a Global Note, or

(b) ☐ a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the

D-1

Notes or any interest therein, we will do so only (A) to the Issuer or any Subsidiary of the Company, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) in a minimum principal amount of $250,000 to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and, if requested by the Trustee or the Issuer, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

D-2

EXHIBIT E

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                     , 200    , among                                         (the “New Guarantor”), CHC Helicopter S.A., a public limited liability company (société anonyme) organized under the laws of Luxembourg (the “Issuer”), each other existing Guarantor under the Indenture referred to below, HSBC Corporate Trustee Company (UK) Limited, as collateral agent, and The Bank of New York Mellon, as trustee under the Indenture referred to below (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

W I T N E S S E T H

WHEREAS, the Issuer and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture ( as amended, supplemented or otherwise modified, the “Indenture”), dated as of October 4, 2010 providing for the issuance of 9.250% Senior Secured Notes due 2020 (the “Notes”);

WHEREAS, Section 4.17 of the Indenture provides that under certain circumstances the New Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer and the existing Guarantors are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. DEFINED TERMS. Defined terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to provide an unconditional Note Guarantee on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3. NO RECOURSE AGAINST OTHERS. To the extent permitted by law, no past, present or future director, manager, officer, employee, incorporator, stockholder or member of the Company, any parent entity of the Company or any Subsidiary, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Supplemental Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

4. NOTICES. All notices or other communications to the New Guarantor shall be given as provided in Section 13.02 of the Indenture.

5. RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

6. GOVERNING LAW. THE INDENTURE, THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7. ALL PARTIES HERETO HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES, THE SECURITY DOCUMENTS, THE INTERCREDITOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

8. APPOINTMENT OF PROCESS AGENT. Any suit, action or proceeding against New Guarantor or its properties, assets or revenues with respect to this Supplemental Indenture, the Indenture, the Notes, the Note Guarantees, the Security Documents, or the Intercreditor Agreement may be brought in any state or Federal court in the Borough of Manhattan in The City of New York, New York, as the Person bringing such proceeding arising out of or related to this Supplemental Indenture, the Indenture, the Notes, the Note Guarantees, the Security Documents or the Intercreditor Agreement may elect in its sole discretion. The New Guarantor hereby consents to the non-exclusive jurisdiction of each such court for the purpose of any such proceeding and has irrevocably waived any objection to the laying of venue of any such proceeding brought in any such court and to the fullest extent it may effectively do so and the defense of an inconvenient forum to the maintenance of any such proceeding or any such suit, action or proceeding in any such court. The New Guarantor has agreed that service of all writs, claims, process and summonses in any such proceeding brought against it in the State of New York may be made upon [            ] (the “Process Agent”). The New Guarantor has irrevocably appointed the Process Agent as its agent and true and lawful attorney in fact in its name, place and stead to accept such service of any and all such writs, claims, process and summonses, and has agreed that the failure of the Process Agent to give any notice to it of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. The New Guarantor has agreed to maintain at all times an agent with offices in New York City to act as its Process Agent. Nothing in this Supplemental Indenture shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

7. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

9. TRUSTEE MAKES NO REPRESENTATION. The Trustee makes no representation as to the recitals contained in this Supplemental Indenture or any representation as to the validity or sufficiency of this Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                     , 20

[NEW GUARANTOR]

By:
Name:
Title:

ISSUER:

CHC HELICOPTER S.A.

By:
Name:
Title:

EXISTING GUARANTORS:

LLOYD BASS STRAIT HELICOPTERS PTY. LTD.

By:
Name:
Title:

LLOYD HELICOPTER SERVICES PTY. LTD.

By:
Name:
Title:

LLOYD HELICOPTERS INTERNATIONAL PTY. LTD. in its own capacity and as trustee of the AUSTRALIAN HELICOPTERS TRUST

By:
Name:
Title:

LLOYD HELICOPTERS PTY. LTD.

By:
Name:
Title:

LLOYD OFF-SHORE HELICOPTERS PTY. LTD.

By:
Name:
Title:

CHC CAPITAL (BARBADOS) LIMITED

By:
Name:
Title:

CHC HELICOPTERS (BARBADOS) LIMITED

By:
Name:
Title:

CHC GLOBAL OPERATIONS (2008) INC.

By:
Name:
Title:

CHC GLOBAL OPERATIONS INTERNATIONAL INC.

By:
Name:
Title:

HELI-ONE CANADA INC.

By:
Name:
Title:

HELI-ONE LEASING INC.

By:
Name:
Title:

CHC HELICOPTER HOLDING S.Á.R.L.

By:
Name:
Title:

HELI-ONE (U.S.) INC.

By:
Name:
Title:

HELI-ONE HOLDINGS (UK) LIMITED

By:
Name:
Title:

HELIWORLD LEASING LIMITED

By:
Name:
Title:

MANAGEMENT AVIATION LIMITED

By:
Name:
Title:

NORTH DENES AERODROME LIMITED

By:
Name:
Title:

6922767 HOLDING S.À R.L.

By:
Name:
Title:

CAPITAL AVIATION SERVICES B.V.

By:
Name:
Title:

CHC DEN HELDER B.V

By:
Name:
Title:

CHC HOLDING NL B.V.

By:
Name:
Title:

CHC HOOFDDORP B.V.

By:
Name:
Title:

CHC NETHERLANDS B.V.

By:
Name:
Title:

HELI-ONE (NETHERLANDS) B.V.

By:
Name:
Title:

HELI-ONE DEFENSE B.V.

By:
Name:
Title:

CHC NORWAY ACQUISITION CO AS

By:
Name:
Title:

HELICOPTER SERVICES GROUP AS

By:
Name:
Title:

HELI-ONE (EUROPE) AS

By:
Name:
Title:

HELI-ONE (NORWAY) AS

By:
Name:
Title:

HELI-ONE LEASING (NORWAY) AS

By:
Name:
Title:

INTEGRA LEASING AS

By:
Name:
Title:

HELIKOPTER SERVICE AS (FORMERLY SCANCOPTER AS)

By:
Name:
Title:

CHC HOLDING (UK) LIMITED

By:
Name:
Title:

HELI-ONE (U.K.) LIMITED

By:
Name:
Title:

LLOYD HELICOPTER SERVICES LIMITED

By:
Name:
Title:

CHC SWEDEN AB

By:
Name:
Title:

HELI-ONE USA INC.

By:
Name:
Title:

JUSTINVALE LIMITED

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

EXHIBIT F

[FORM OF]

JUNIOR LIEN INTERCREDITOR AGREEMENT

Among

[                    ],

the other Grantors party hereto,

[                    ]

[                    ],

[            ]

as the Initial Additional Junior Priority Representative

and

each additional Representative from time to time party hereto

dated as of [            ], 20[    ]

F-1

JUNIOR LIEN INTERCREDITOR AGREEMENT dated as of [            ], 20[    ] (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among [            ], (the “Company”), the other Grantors (as defined below) party hereto, [            ] (“[    ]”), as Representative for the Credit Agreement Secured Parties (in such capacity, the “Administrative Agent”), [INSERT NAME AND CAPACITY], as Representative for the Initial Junior Priority Debt Parties (in such capacity and together with its successors in such capacity, the “Initial Junior Priority Representative”), [[            ], as Representative for the Additional Senior Debt Parties under the [describe applicable Additional Senior Debt Facility]] and each additional Junior Priority Representative and Senior Representative that from time to time becomes a party hereto pursuant to Section 8.09.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Administrative Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Junior Priority Representative (for itself and on behalf of the Initial Junior Priority Debt Parties) and each additional Senior Representative (for itself and on behalf of the Additional Senior Debt Parties under the applicable Additional Senior Debt Facility) and each additional Junior Priority Representative (for itself and on behalf of the Junior Priority Debt Parties under the applicable Junior Priority Debt Facility) agree as follows:

ARTICLE 1.

Definitions

SECTION 1.1. Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional Senior Debt” means any Indebtedness that is issued or guaranteed by the Company and/or any Guarantor (other than Indebtedness constituting Credit Agreement Obligations) which Indebtedness and Guarantees are secured by the Senior Collateral (or a portion thereof) on a pari passu basis (but without regard to control of remedies) with the Credit Agreement Obligations; provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each Senior Debt Document and Junior Priority Debt Document and (ii) the Representative for the holders of such Indebtedness shall have executed and delivered this Agreement as of the date hereof or become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof.

“Additional Senior Debt Documents” means, with respect to any series, issue or class of Additional Senior Debt, the promissory notes, indentures, Collateral Documents or other operative agreements evidencing or governing such Indebtedness, including the Senior Collateral Documents.

“Additional Senior Debt Facility” means each indenture or other governing agreement with respect to any Additional Senior Debt.

“Additional Senior Debt Obligations” means, with respect to any series, issue or class of Additional Senior Debt, (a) all principal of, and interest (including, without limitation, any interest which accrues after the commencement of any Bankruptcy Case, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional Senior Debt, (b) all other amounts payable to the related Additional Senior Debt Parties under the related Additional Senior Debt Documents and (c) any renewals or extensions of the foregoing.

“Additional Senior Debt Parties” means, with respect to any series, issue or class of Additional Senior Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Additional Senior Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Company or any Guarantor under any related Additional Senior Debt Documents.

“Administrative Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor administrative agent and collateral agent as provided in [Section Reference] of the Credit Agreement.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.

“Bankruptcy Code” means Title 11 of the United States Code, as amended or any similar federal or state law for the relief of debtors.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Class Debt” has the meaning assigned to such term in Section 8.09.

“Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Class Debt Representatives” has the meaning assigned to such term in Section 8.09.

“Collateral” means the Senior Collateral and the Junior Priority Collateral.

“Collateral Documents” means the Senior Collateral Documents and the Junior Priority Collateral Documents.

“Company” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Agreement” means that [describe], among the Company, the lenders from time to time party thereto, [    ], as administrative agent, and the other parties thereto, as amended as of [            ], [            ] and as further amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Credit Agreement Loan Documents” means the Credit Agreement and the other [“Credit Documents”] as defined in the Credit Agreement.

“Credit Agreement Obligations” means the [“Obligations”] as defined in the Credit Agreement. NB: This then will need to be fuller in the CHC Credit Agreement than in the SES Credit Agreement to such uncustomary items.

“Credit Agreement Secured Parties” means the [“Secured Parties]” as defined in the Credit Agreement.

“Debt Facility” means any Senior Facility and any Junior Priority Debt Facility.

“Designated Junior Priority Representative” means (i) the Initial Junior Priority Representative, until such time as the Junior Priority Debt Facility under the Initial Junior Priority Debt Documents ceases to be the only Junior Priority Debt Facility under this Agreement and (ii) thereafter, the Junior Priority Representative designated from time to time by the Junior Priority Majority Representatives, in a notice to the Senior Representative and the Company hereunder, as the “Designated Junior Priority Representative” for purposes hereof.

“DIP Financing” has the meaning assigned to such term in Section 6.01.

“Discharge” means, with respect to any Shared Collateral and any Debt Facility, the date on which such Debt Facility and the Senior Obligations or Junior Priority Debt Obligations thereunder, as the case may be, are no longer secured by such Shared Collateral pursuant to the terms of the documentation governing such Debt Facility. The term “Discharged” shall have a corresponding meaning.

“Discharge of Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the Credit Agreement Obligations with respect to such Shared Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with an Additional Senior Debt Facility secured by such Shared Collateral under one or more Additional Senior Debt Documents which has been designated in writing by the Administrative Agent (under the Credit Agreement so Refinanced) to the Senior Representative as the “Credit Agreement” for purposes of this Agreement.

“Discharge of Senior Obligations” means the date on which the Discharge of Credit Agreement Obligations and the Discharge of each Additional Senior Debt Facility has occurred.

“Grantors” means the Company and each Subsidiary or direct or indirect parent company of the Company which has granted a security interest pursuant to any Collateral Document to secure any Secured Obligations.

“Guarantors” means the “Loan Guarantors” as defined in the Credit Agreement.

“Initial Junior Priority Debt” means the Junior Priority Debt incurred pursuant to the Initial Junior Priority Debt Documents.

“Initial Junior Priority Debt Documents” means that certain [[            ] dated as of [            ], 20[    ], among the Company, [the Guarantors identified therein,] [            ], as [            ], and [            ], as [paying agent, registrar and transfer agent]] and any notes, security documents and other operative agreements evidencing or governing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Junior Priority Debt Obligations.

“Initial Junior Priority Debt Obligations” means the Junior Priority Debt Obligations arising pursuant to the Initial Junior Priority Debt Documents.

“Initial Junior Priority Debt Parties” means the holders of any Initial Junior Priority Debt Obligations and the Initial Junior Priority Representative.

“Initial Junior Priority Representative” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property” means all “Copyrights,” “Patents” and “Trademarks,” each as defined in the Security Agreement.

“Joinder Agreement” means a supplement to this Agreement in the form of Annex III or Annex IV hereof required to be delivered by a Representative to the Senior Representative pursuant to Section 8.09 hereof in order to include an additional Debt Facility hereunder and to become the Representative hereunder for the Senior Secured Parties or Junior Priority Secured Parties, as the case may be, under such Debt Facility.

“Junior Priority Class Debt” has the meaning assigned to such term in Section 8.09.

“Junior Priority Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Junior Priority Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Junior Priority Collateral” means any “Collateral” as defined in any Junior Priority Debt Document or any other assets of the Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Junior Priority Collateral Document as security for any Junior Priority Debt Obligation.

“Junior Priority Collateral Documents” means the Initial Junior Priority Collateral Documents and each of the collateral agreements, security agreements and other instruments and documents executed and delivered by the Company or any Grantor for purposes of providing collateral security for any Junior Priority Debt Obligation.

“Junior Priority Debt” means any Indebtedness of the Borrower or any other Grantor guaranteed by the Guarantors (and not guaranteed by any Subsidiary that is not a Guarantor), including the Initial Junior Priority Debt, which Indebtedness and guarantees are secured by the Junior Priority Collateral on a pari passu basis (but without regard to control of remedies, other than as provided by the terms of the applicable Junior Priority Debt Documents) with any other Junior Priority Debt Obligations and the applicable Junior Priority Debt Documents which provide that such Indebtedness and guarantees are to be secured by such Junior Priority Collateral on a subordinate basis to the Senior Debt Obligations (and which is not secured by Liens on any assets of the Borrower or any other Grantor other than the Junior Priority Collateral or which are not included in the Senior Collateral); provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each Senior Debt Document and Junior Priority Debt Document and (ii) except in the case of the Initial Junior Priority Debt hereunder, the Representative for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof. Junior Priority Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Guarantors issued in exchange therefor.

“Junior Priority Debt Documents” means the Initial Junior Priority Debt Documents and, with respect to any series, issue or class of Junior Priority Debt, the promissory notes, indentures, Collateral Documents or other operative agreements evidencing or governing such Indebtedness, including the Junior Priority Collateral Documents.

“Junior Priority Debt Facility” means each indenture or other governing agreement with respect to any Junior Priority Debt.

“Junior Priority Debt Obligations” means the Initial Junior Priority Debt Obligations and, with respect to any series, issue or class of Junior Priority Debt, (a) all principal of, and interest (including, without limitation, any interest which accrues after the commencement of any Bankruptcy Case, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Junior Priority Debt, (b) all other amounts payable to the related Junior Priority Debt Parties under the related Junior Priority Debt Documents and (c) any renewals or extensions of the foregoing.

“Junior Priority Debt Parties” means the Initial Junior Priority Debt Parties and, with respect to any series, issue or class of Junior Priority Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Junior Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Borrower or any other Grantor under any related Junior Priority Debt Documents.

“Junior Priority Lien” means the Liens on the Junior Priority Collateral in favor of Junior Priority Debt Parties under Junior Priority Collateral Documents.

“Junior Priority Majority Representatives” means Junior Priority Representatives representing at least a majority of the then aggregate amount of Junior Priority Debt Obligations that agree to vote together.

“Junior Priority Representative” means (i) in the case of the Initial Junior Priority Debt Obligations covered hereby, the Initial Junior Priority Representative and (ii) in the case of any Junior Priority Debt Facility, the Junior Priority Debt Parties thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Junior Priority Debt Facility that is named as the Representative in respect of such Junior Priority Debt Facility in the applicable Joinder Agreement.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Major Junior Priority Representative” means, with respect to any Shared Collateral, the Junior Priority Representative of the series of Junior Priority Debt that (a) constitutes the largest outstanding principal amount of any then outstanding series of Junior Priority Debt with respect to such Shared Collateral and (b) is larger than the largest outstanding principal amount of any then outstanding series of Indebtedness constituting Senior Obligations with respect to such Shared Collateral.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Officer’s Certificate” has the meaning assigned to such term in Section 8.08.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a).

“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral and any payment or distribution made in respect of Shared Collateral in a Bankruptcy Case and any amounts received by any Senior Representative or any Senior Secured Party from a Junior Priority Debt Party in respect of Shared Collateral pursuant to this Agreement.

“Recovery” has the meaning assigned to such term in Section 6.04.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Representatives” means the Senior Representatives and the Junior Priority Representatives.

“SEC” means the United States Securities and Exchange Commission and any successor agency thereto.

“Secured Obligations” means the Senior Obligations and the Junior Priority Debt Obligations.

“Secured Parties” means the Senior Secured Parties and the Junior Priority Debt Parties.

“Security Agreement” means the [“Security Agreement”] as defined in the Credit Agreement.

“Senior Class Debt” has the meaning assigned to such term in Section 8.09.

“Senior Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Senior Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Senior Collateral” means any [“Collateral”] as defined in any Credit Agreement Loan Document or any other Senior Debt Document or any other assets of the Company or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Senior Collateral Document as security for any Senior Obligations.

“Senior Collateral Documents” means the [Security Agreement and the other “Security Documents”] as defined in the Credit Agreement and each of the collateral agreements, security agreements and other instruments and documents executed and delivered by the Company or any other Grantor for purposes of providing collateral security for any Senior Obligation.

“Senior Debt Documents” means (a) the Credit Agreement Loan Documents and (b) any Additional Senior Debt Documents.

“Senior Facilities” means the Credit Agreement and any Additional Senior Debt Facilities.

“Senior Lien” means the Liens on the Senior Collateral in favor of the Senior Secured Parties under the Senior Collateral Documents.

“Senior Obligations” means the Credit Agreement Obligations and any Additional Senior Debt Obligations.

“Senior Representative” means (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Administrative Agent, (ii) in the case of any Additional Senior Debt Facility and the Additional Senior Debt Parties thereunder (including with respect to any Additional Senior Debt Facility initially covered hereby on the date of this Agreement), the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Senior Debt Facility that is named as the Representative in respect of such Additional Senior Debt Facility hereunder or in the applicable Joinder Agreement.

“Senior Secured Parties” means the Credit Agreement Secured Parties and any Additional Senior Debt Parties.

“Shared Collateral” means, at any time, Collateral in which the holders of Senior Obligations under at least one Senior Facility and the holders of Junior Priority Debt Obligations under at least one Junior Priority Debt Facility (or their Representatives) hold a security interest at such time (or, in the case of the Senior Facilities, are deemed pursuant to Article II to hold a security interest). If, at any time, any portion of the Senior Collateral under one or more Senior Facilities does not constitute Junior Priority Collateral under one or more Junior Priority Debt Facilities, then such portion of such Senior Collateral shall constitute Shared Collateral only with respect to the Junior Priority Debt Facilities for which it constitutes Junior Priority Collateral and shall not constitute Shared Collateral for any Junior Priority Debt Facility which does not have a security interest in such Collateral at such time.

“Subsidiary” of any Person shall mean and include (a) any corporation more than 50% of whose Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, (b) any limited liability company, partnership, association, joint venture or other entity of which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Uniform Commercial Code” or “UCC” means, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York.

SECTION 1.2. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

ARTICLE 2.

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.1. Subordination.

(a) Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any Junior Priority Representative or any Junior Priority Debt Parties on the Shared Collateral or of any Liens granted to any Senior Representative or any other Senior Secured Party on the Shared Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the UCC, any applicable law, any Junior Priority Debt Document or any Senior Debt Document or any other circumstance whatsoever, each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby agrees that (a) any Lien on the Shared Collateral securing any Senior Obligations now or hereafter held by or on behalf of any Senior Representative or any other Senior Secured Party or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing any Junior Priority Debt Obligations and (b) any Lien on the Shared Collateral securing any Junior Priority Debt Obligations now or hereafter held by or on behalf of any Junior Priority Representative, any Junior Priority Debt Parties or any Junior Priority Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing any Senior Obligations. All Liens on the Shared Collateral securing any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing any Junior Priority Debt Obligations for all purposes, whether or not such Liens securing any Senior Obligations are subordinated to any Lien securing any other obligation of the Company, any Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.

SECTION 2.2. Nature of Senior Lender Claims. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, acknowledges that (a) a portion of the Senior Obligations is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (b) the terms of the Senior Debt Documents and the Senior Obligations may be amended, supplemented or otherwise modified, and the Senior Obligations, or a portion thereof, may be Refinanced from time to time and (c) the aggregate amount of the Senior Obligations may be increased, in each case, without notice to or consent by the Junior Priority Representatives or the Junior Priority Debt Parties and without affecting the provisions hereof. The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, supplement or other modification, or any Refinancing, of either the Senior Obligations or the Junior Priority Debt Obligations, or any portion thereof. As between the Company and the other Grantors and the Junior Priority Debt Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Company and the Grantors contained in any Junior Priority Debt Document with respect to the incurrence of additional Senior Obligations.

SECTION 2.3. Prohibition on Contesting Liens. Each of the Junior Priority Representatives, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or

Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Senior Obligations held (or purported to be held) by or on behalf of any Senior Representative or any of the other Senior Secured Parties or other agent or trustee therefor in any Senior Collateral, and the each Senior Representative, for itself and on behalf of each Senior Secured Party under its Senior Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Junior Priority Debt Obligations held (or purported to be held) by or on behalf of any of any Junior Priority Representative or any of the Junior Priority Debt Parties in the Junior Priority Collateral. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of any Senior Representative to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 2.01) or any of the Senior Debt Documents.

SECTION 2.4. No New Liens. The parties hereto agree that, so long as the Discharge of Senior Obligations has not occurred, (a) none of the Grantors shall grant or permit any additional Liens on any asset or property of any Grantor to secure any Junior Priority Debt Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Grantor to secure the Senior Obligations; and (b) if any Junior Priority Representative or any Junior Priority Debt Party shall hold any Lien on any assets or property of any Grantor securing any Junior Priority Obligations that are not also subject to the first-priority Liens securing all Senior Obligations under the Senior Collateral Documents, such Junior Priority Representative or Junior Priority Debt Party (i) shall notify the Senior Representative promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien on such assets or property to each Senior Representative as security for the Senior Obligations, shall assign such Lien to the Senior Representative as security for all Senior Obligations for the benefit of the Senior Secured Parties (but may retain a junior lien on such assets or property subject to the terms hereof) and (ii) until such assignment or such grant of a similar Lien to each Senior Representative, shall be deemed to hold and have held such Lien for the benefit of each Senior Representative and the other Senior Secured Parties as security for the Senior Obligations.

SECTION 2.5. Perfection of Liens. Except for the limited agreements of the Senior Representatives pursuant to Section 5.05 hereof, none of the Senior Representatives or the Senior Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Junior Priority Representatives or the Junior Priority Debt Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Secured Parties and the Junior Priority Debt Parties and shall not impose on the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives, the Junior Priority Debt Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

SECTION 2.6. Certain Cash Collateral. Notwithstanding anything in this Agreement or any other Senior Debt Documents or Junior Priority Debt Documents to the contrary, collateral consisting of cash and cash equivalents pledged to secure Credit Document Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the Administrative Agent pursuant to any Section of the Credit Agreement (or any equivalent successor provision) shall be applied as specified in the Credit Agreement and will not constitute Shared Collateral.

ARTICLE 3.

Enforcement

SECTION 3.1. Exercise of Remedies.

(a) So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (i) neither any Junior Priority Representative nor any Junior Priority Debt Party will (x) exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Junior Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Shared Collateral or any other Senior Collateral by any Senior Representative or any Senior Secured Party in respect of the Senior Obligations, the exercise of any right by any Senior Representative or any Senior Secured Party (or any agent or subagent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Senior Representative or any Senior Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the Senior Debt Documents or otherwise in respect of the Senior Collateral or the Senior Obligations, or (z) object to the forbearance by the Senior Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of Senior Obligations and (ii) the Senior Representatives and the Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Shared Collateral without any consultation with or the consent of any Junior Priority Representative or any Junior Priority Debt Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, any Junior Priority Representative may file a claim or statement of interest with respect to the Junior Priority Debt Obligations under its Junior Priority Debt Facility, (B) any Junior Priority Representative may take any action (not adverse to the prior Liens on the Shared Collateral securing the Senior Obligations or the rights of the Senior Representatives or the Senior Secured Parties to exercise remedies in respect thereof) in order to create, prove or perfect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral, (C) any Junior Priority Representative may exercise the rights and remedies provided for in Section 6.03. In exercising rights and remedies with respect to the Senior Collateral, the Senior Representatives and the Senior Secured Parties may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) So long as the Discharge of Senior Obligations has not occurred, each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it will not, in the context of its role as secured creditor, take or receive any Shared Collateral or any Proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Shared Collateral in respect of Junior Priority Debt Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Obligations has occurred, the sole right of the Junior Priority Representatives and the Junior Priority Debt Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Junior Priority Debt Obligations pursuant to the Junior Priority Debt Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Senior Obligations has occurred.

(c) Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, (i) agrees that neither such Junior Priority Representative nor any such Junior Priority Debt Party will take any action that would hinder any exercise of remedies undertaken by any Senior Representative or any Senior Secured Party with respect to the Shared Collateral under the Senior Debt Documents, including any sale, lease, exchange, transfer or other disposition of the Shared Collateral, whether by foreclosure or otherwise, and (ii) hereby waives any and all rights it or any such Junior Priority Debt Party may have as a junior lien creditor or otherwise to object to the manner in which the Senior Representatives or the Senior Secured Parties seek to enforce or collect the Senior Obligations or the Liens granted on any of the Senior Collateral, regardless of whether any action or failure to act by or on behalf of any Senior Representative or any other Senior Secured Party is adverse to the interests of the Junior Priority Debt Parties.

(d) Each Junior Priority Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Junior Priority Debt Document shall restrict in any way the rights and remedies of the Senior Representatives or the Senior Secured Parties with respect to the Senior Collateral as set forth in this Agreement and the Senior Debt Documents.

(e) Until the Discharge of Senior Obligations, the Senior Representative shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto. Following the Discharge of Senior Obligations, the Designated Junior Priority Representative who may be instructed by the Junior Priority Majority Representatives shall have the exclusive right to exercise any right or remedy with respect to the Collateral, and the Designated Junior Priority Representative who may be instructed by the Junior Priority Majority Representatives shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Junior Priority Debt Parties with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Junior Priority Representatives, or for the taking of any other action authorized by the Junior Priority Collateral Documents; provided, however, that nothing in this Section shall impair the right of any Junior Priority Representative or other agent or trustee acting on behalf of the Junior Priority Debt Parties to take such actions with respect to the Collateral after the Discharge of Senior Obligations as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Junior Priority Debt Parties or the Junior Priority Debt Obligations.

SECTION 3.2. Cooperation. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that, unless and until the Discharge of Senior Obligations has occurred, it will not commence, or join with any Person (other than the Senior Secured Parties and the Senior Representatives upon the request of the Senior Representative) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Junior Priority Debt Documents.

SECTION 3.3. Actions upon Breach. Should any Junior Priority Representative or any Junior Priority Debt Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, any Senior Representative or other Senior Secured Party (in its or their own name or in the name of the Company or any other Grantor) or the Company may obtain relief against such Junior Priority Representative or such Junior Priority Debt Party by injunction, specific performance or other appropriate equitable relief. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Facility, hereby (i) agrees that the Senior Secured Parties’ damages from the actions of the Junior Priority Representatives or any Junior Priority Debt Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Company, any other Grantor or the Senior Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any Senior Representative or any other Senior Secured Party.

ARTICLE 4.

Payments

SECTION 4.1. Application of Proceeds. After an event of default under any Senior Debt Document has occurred and until such event of default is cured or waived, so long as the Discharge of Senior Obligations has not occurred, the Shared Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Shared Collateral upon the exercise of remedies shall be applied by the Senior Representative to the Senior Obligations in such order as specified in the relevant Senior Debt Documents until the Discharge of Senior Obligations has occurred. Upon the Discharge of Senior Obligations, each applicable Senior Representative shall deliver promptly to the Designated Junior Priority Representative any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Junior Priority Representative to the Junior Priority Debt Obligations in such order as specified in the relevant Junior Priority Debt Documents.

SECTION 4.2. Payments Over. Unless and until the Discharge of Senior Obligations has occurred, any Shared Collateral or Proceeds thereof received by any Junior Priority Representative or any Junior Priority Debt Party in connection with the exercise of any right or remedy (including setoff) relating to the Shared Collateral shall be segregated and held in trust for the benefit of and forthwith paid over to the Senior Representative for the benefit of the Senior Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Senior Representative is hereby authorized to make any such endorsements as agent for each of the Junior Priority Representatives or any such Junior Priority Debt Party. This authorization is coupled with an interest and is irrevocable.

ARTICLE 5.

Other Agreements

SECTION 5.1. Releases.

(a) Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that, in the event of a sale, transfer or other disposition of any specified item of Shared Collateral (including all or substantially all of the equity interests of any subsidiary of the Company) in connection with the exercise of remedies in respect of Collateral or otherwise, the Liens granted to the Junior Priority Representatives and the Junior Priority Debt Parties upon such Shared Collateral to secure Junior Priority Debt Obligations shall terminate and be released, automatically and without any further action, concurrently with the termination and release of all Liens granted upon such Shared Collateral to secure Senior Obligations. Upon delivery to a Junior Priority Representative of an Officer’s Certificate stating that any such termination and release of Liens securing the Senior Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Junior Priority Debt Parties and the Junior Priority Representatives) and any necessary or proper instruments of termination or release prepared by the Company or any other Grantor, such Junior Priority Representative will promptly execute, deliver or acknowledge, at the Company’s or the other Grantor’s sole cost and expense, such instruments to evidence such termination and release of the Liens. Nothing in this Section 5.01(a) will be deemed to affect any agreement of a Junior Priority Representative, for itself and on behalf of the Junior Priority Debt Parties under its Junior Priority Debt Facility, to release the Liens on the Junior Priority Collateral as set forth in the relevant Junior Priority Debt Documents.

(b) Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby irrevocably constitutes and appoints the Senior Representative and any officer or agent of the Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Junior Priority Representative or such Junior Priority Debt Party or in the Senior Representative’s own name, from time to time in the Senior Representative’s discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, endorsements or other instruments of transfer or release.

(c) Unless and until the Discharge of Senior Obligations has occurred, each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby consents to the application, whether prior to or after an event of default under any Senior Debt Document of proceeds of Shared Collateral to the repayment of Senior Obligations pursuant to the Senior Debt Documents, provided that nothing in this Section 5.01(c) shall be construed to prevent or impair the rights of the Junior Priority Representatives or the Junior Priority Debt Parties to receive proceeds in connection with the Junior Priority Debt Obligations not otherwise in contravention of this Agreement.

(d) Notwithstanding anything to the contrary in any Junior Priority Collateral Document, in the event the terms of a Senior Collateral Document and a Junior Priority Collateral Document each require any Grantor (i) to make payment in respect of any item of Shared Collateral, (ii) to deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) to register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder, (v) hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, both the Senior Representative and any Junior Priority Representative or Junior Priority Debt Party, such Grantor may, until the applicable Discharge of Senior Obligations has occurred, comply with such requirement under the Junior Priority Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Senior Representative.

SECTION 5.2. Insurance and Condemnation Awards. Unless and until the Discharge of Senior Obligations has occurred, the Senior Representative and the Senior Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Debt Documents, (a) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Grantor, (b) to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder and (c) to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. Unless and until the Discharge of Senior Obligations has occurred, all proceeds of any such policy and any such award, if in respect of the Shared Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of Senior Obligations, to the Senior Representative for the benefit of Senior Secured Parties pursuant to the terms of the Senior Debt Documents, (ii) second, after the occurrence of the Discharge of Senior Obligations, to the Designated Junior Priority Representative for the benefit of the Junior Priority Debt Parties pursuant to the terms of the applicable Junior Priority Debt Documents and (iii) third, if no Junior Priority Debt Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Junior Priority Representative or any Junior Priority Debt Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Senior Representative in accordance with the terms of Section 4.02.

SECTION 5.3. Amendments to Junior Priority Collateral Documents.

(a) Except to the extent not prohibited by any Senior Debt Document, no Junior Priority Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Junior Priority Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement. The Company agrees to deliver to the Senior Representative copies of (i) any amendments, supplements or other modifications to the Junior Priority Collateral Documents and (ii) any new Junior Priority Collateral Documents promptly after effectiveness thereof. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that each Junior Priority Collateral Document under its Junior Priority Debt Facility shall include the following language (or language to similar effect reasonably approved by the Senior Representative):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the [Junior Priority Representative] pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties (as defined in the Intercreditor Agreement referred to below), including liens and security interests granted to [                    ], as administrative agent, pursuant to or in connection with the [define Credit Agreement], and the other parties thereto, and (ii) the exercise of any right or remedy by the [Junior Priority Representative] hereunder is subject to the limitations and provisions of the Intercreditor Agreement dated as of [                    ], 20[  ] (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among [                                        ], as Administrative Agent,

[                                         ] and its subsidiaries and affiliated entities party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.”

(b) In the event that each applicable Senior Representative and/or the Senior Secured Parties enter into any amendment, waiver or consent in respect of any of the Senior Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Senior Representatives, the Senior Secured Parties, the Company or any other Grantor thereunder (including the release of any Liens in Senior Collateral) in a manner that is applicable to all Senior Facilities, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Junior Priority Collateral Document without the consent of any Junior Priority Representative or any Junior Priority Debt Party and without any action by any Junior Priority Representative, the Company or any other Grantor; provided, however, that written notice of such amendment, waiver or consent shall have been given to each Junior Priority Representative within 10 Business Days after the effectiveness of such amendment, waiver or consent.

SECTION 5.4. [Reserved].

SECTION 5.5. Gratuitous Bailee for Perfection.

(a) Each Senior Representative acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of such Senior Representative, or of agents or bailees of such Person (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, the applicable Senior Representative shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the relevant Junior Priority Representatives, in each case solely for the purpose of perfecting the Liens granted under the relevant Junior Priority Collateral Documents and subject to the terms and conditions of this Section 5.05.

(b) In the event that any Senior Representative (or its agents or bailees) has Lien filings against Intellectual Property that is part of the Shared Collateral that are necessary for the perfection of Liens in such Shared Collateral, such Senior Representative agrees to hold such Liens as sub-agent and gratuitous bailee for the relevant Junior Priority Representatives and any assignee thereof, solely for the purpose of perfecting the security interest granted in such Liens pursuant to the relevant Junior Priority Collateral Documents, subject to the terms and conditions of this Section 5.05.

(c) Until the Discharge of Senior Obligations has occurred, the Senior Representatives and the Senior Secured Parties shall be entitled to deal with the Pledged or

Controlled Collateral in accordance with the terms of the Senior Debt Documents as if the Liens under the Junior Priority Collateral Documents did not exist. The rights of the Junior Priority Representatives and the Junior Priority Debt Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(d) The Senior Representatives and the Senior Secured Parties shall have no obligation whatsoever to the Junior Priority Representatives or any Junior Priority Debt Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.05. The duties or responsibilities of the Senior Representatives under this Section 5.05 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.05 as sub-agent and gratuitous bailee for the relevant Junior Priority Representative for purposes of perfecting the Lien held by such Junior Priority Representative.

(e) The Senior Representatives shall not have by reason of the Junior Priority Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Junior Priority Representative or any Junior Priority Debt Party, and each, Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby waives and releases the Senior Representatives from all claims and liabilities arising pursuant to the Senior Representatives’ roles under this Section 5.05 as sub-agents and gratuitous bailees with respect to the Shared Collateral.

(f) Upon the Discharge of Senior Obligations, each applicable Senior Representative shall, at the Grantors’ sole cost and expense, (i) (A) deliver to the Designated Junior Priority Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Senior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Grantor that the Designated Junior Party Representative is entitled to approve any awards granted in such proceeding. The Company and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Senior Representative for loss or damage suffered by such Senior Representative as a result of such transfer, except for loss or damage suffered by any such Person as a result of its own willful misconduct, gross negligence or bad faith. The Senior Representatives have no obligations to follow instructions from any Junior Priority Representative or any other Junior Priority Debt Party in contravention of this Agreement.

(g) None of the Senior Representatives nor any of the other Senior Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Company or any Subsidiary to any Senior Representative or any Senior Secured Party under the Senior Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

SECTION 5.6. When Discharge of Senior Obligations Deemed To Not Have Occurred. If, at any time after the Discharge of Senior Obligations has occurred, the Company or any Subsidiary incurs any Senior Obligations (other than in respect of the payment of indemnities surviving the Discharge of Senior Obligations), then such Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Obligations) and the applicable agreement governing such Senior Obligations shall automatically be treated as a Senior Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the agent, representative or trustee for the holders of such Senior Obligations shall be the Senior Representative for all purposes of this Agreement. Upon receipt of notice of such incurrence (including the identity of the new Senior Representative), each Junior Priority Representative (including the Designated Junior Priority Representative) shall promptly (a) enter into such documents and agreements (at the expense of the Company), including amendments or supplements to this Agreement, as the Company or such new Senior Representative shall reasonably request in writing in order to provide the new Senior Representative the rights of a Senior Representative contemplated hereby, (b) deliver to such Senior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Junior Priority Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, (c) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (d) notify any governmental authority involved in any condemnation or similar proceeding involving a Grantor that the new Senior Representative is entitled to approve any awards granted in such proceeding.

ARTICLE 6.

Insolvency or Liquidation Proceedings

SECTION 6.1. Financing Issues. Until the Discharge of Senior Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and any Senior Representative or any Senior Secured Party shall desire to consent (or not object) to the sale, use or lease of cash or other collateral or to consent (or not object) to the Company’s or any other Grantor’s obtaining financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision of any other

Bankruptcy Law (“DIP Financing”), then each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it will raise no (a) objection to and will not otherwise contest such sale, use or lease of such cash or other collateral or such DIP Financing and, except to the extent permitted by Section 6.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing any Senior Obligations are subordinated or pari passu with such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Junior Priority Debt Obligations are so subordinated to Liens securing Senior Obligations under this Agreement and (y) to any “carve-out” for professional and United States Trustee fees agreed to by the Senior Representatives, (b) objection to (and will not otherwise contest) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Obligations made by any Senior Representative or any other Senior Secured Party, (c) objection to (and will not otherwise contest) any exercise by any Senior Secured Party of the right to credit bid Senior Obligations at any sale in foreclosure of Senior Collateral, (d) objection to (and will not otherwise contest) any other request for judicial relief made in any court by any Senior Secured Party relating to the lawful enforcement of any Lien on Senior Collateral or (e) objection to (and will not otherwise contest or oppose) any order relating to a sale or other disposition of assets of any Grantor for which any Senior Representative has consented that provides, to the extent such sale or other disposition is to be free and clear of Liens, that the Liens securing the Senior Obligations and the Junior Priority Debt Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the Senior Obligations rank to the Liens on the Shared Collateral securing the Junior Priority Debt Obligations pursuant to this Agreement. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that notice received two Business Days prior to the entry of an order approving such usage of cash or other collateral or approving such financing shall be adequate notice.

SECTION 6.2. Relief from the Automatic Stay. Until the Discharge of Senior Obligations has occurred, each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Shared Collateral.

SECTION 6.3. Adequate Protection. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that none of them shall (A) object, contest or support any other Person objecting to or contesting (a) any request by any Senior Representative or any Senior Secured Parties for adequate protection, (b) any objection by any Senior Representative or any Senior Secured Parties to any motion, relief, action or proceeding based on any Senior Representative’s or Senior Secured Party’s claiming a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts of any Senior Representative or any other Senior Secured Party under Section 506(b) of Title 11 of the United States Code or any similar provision of any other

Bankruptcy Law or (B) assert or support any claim for costs or expenses of preserving or disposing of any Collateral under Section 506(c) of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law. Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, (i) if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral or superpriority claims in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law, then each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, may seek or request adequate protection in the form of a replacement Lien or superpriority claim on such additional collateral, which Lien or superpriority claim is subordinated to the Liens securing all Senior Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Junior Priority Debt Obligations are so subordinated to the Liens securing Senior Obligations under this Agreement and (ii) in the event any Junior Priority Representatives, for themselves and on behalf of the Junior Priority Debt Parties under their Junior Priority Debt Facilities, seek or request adequate protection and such adequate protection is granted in the form of additional collateral, then such Junior Priority Representatives, for themselves and on behalf of each Junior Priority Debt Party under their Junior Priority Debt Facilities, agree that each Senior Representative shall also be granted a senior Lien on such additional collateral as security for the Senior Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Junior Priority Debt Obligations shall be subordinated to the Liens on such collateral securing the Senior Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the Senior Secured Parties as adequate protection on the same basis as the other Liens securing the Junior Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement.

SECTION 6.4. Preference Issues. If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Company or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Secured Parties shall be entitled to the benefits of this Agreement until a Discharge of Senior Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

SECTION 6.5. Separate Grants of Security and Separate Classifications. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Collateral Documents and the Junior Priority Collateral Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Shared Collateral, the Junior Priority Debt Obligations are fundamentally different from the Senior Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that any claims of the Senior Secured Parties and the Junior Priority Debt Parties in respect of the Shared Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral (with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Junior Priority Debt Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest (whether or not allowed or allowable) before any distribution is made in respect of the Junior Priority Debt Obligations, with each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby acknowledging and agreeing to turn over to the Senior Representative amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Priority Debt Parties.

SECTION 6.6. No Waivers of Rights of Senior Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit any Senior Representative or any other Senior Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Junior Priority Debt Party, including the seeking by any Junior Priority Debt Party of adequate protection or the asserting by any Junior Priority Debt Party of any of its rights and remedies under the Junior Priority Debt Documents or otherwise.

SECTION 6.7. Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights as to the Shared Collateral and proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

SECTION 6.8. Other Matters. To the extent that any Junior Priority Representative or any Junior Priority Debt Party has or acquires rights under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, such Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees not to assert any such rights without the prior written consent of each Senior Representative, provided that if requested by any Senior Representative, such Junior Priority Representative shall timely exercise such rights in the manner requested by the Senior Representatives (acting unanimously), including any rights to payments in respect of such rights.

SECTION 6.9. 506(c) Claims. Until the Discharge of Senior Obligations has occurred, each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it will not assert or enforce any claim under Section 506(c) of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Shared Collateral.

SECTION 6.10. Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the Senior Obligations and the Junior Priority Debt Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations and on account of the Junior Priority Debt Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

ARTICLE 7.

Reliance; Etc.

SECTION 7.1. Reliance. The consent by the Senior Secured Parties to the execution and delivery of the Junior Priority Debt Documents to which the Senior Secured Parties have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Secured Parties to the Company or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, acknowledges that it and such Junior Priority Debt Parties have, independently and without reliance on any Senior Representative or other Senior Secured Party, and based on documents and information deemed by them appropriate, made the decision to enter into the Junior Priority Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decisions in taking or not taking any action under the Junior Priority Debt Documents or this Agreement.

SECTION 7.2. No Warranties or Liability. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, acknowledges and agrees that neither any Senior Representative nor any other Senior Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Junior Priority Representatives and the Junior Priority Debt Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither any Senior Representative nor any other Senior Secured Party shall have any duty to any Junior Priority Representative or Junior Priority Debt Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with the Company or any Subsidiary (including the Junior Priority Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectibility of any of the Senior Obligations, the Junior Priority Debt Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.

SECTION 7.3. Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Senior Debt Document or any Junior Priority Debt Document;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Junior Priority Debt Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Credit Agreement or any other Senior Debt Document or of the terms of any Junior Priority Debt Document;

(c) any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Junior Priority Debt Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, (i) the Company or any other Grantor in respect of the Senior Obligations or (ii) any Junior Priority Representative or Junior Priority Debt Party in respect of this Agreement.

ARTICLE 8.

Miscellaneous

SECTION 8.1. Conflicts. Subject to Section 8.18, in the event of any conflict between the provisions of this Agreement and the provisions of any Senior Debt Document or any Junior Priority Debt Document, the provisions of this Agreement shall govern. Notwithstanding the foregoing, the relative rights and obligations of the Senior Secured Collateral Agent, the Senior Representatives and the Senior Secured Parties (as amongst themselves) with respect to any Senior Collateral shall be governed by the terms of the First Lien Intercreditor Agreement and in the event of any conflict between the First Lien Intercreditor Agreement and this Agreement, the provisions of the First Lien Intercreditor Agreement shall control.

SECTION 8.2. Continuing Nature of this Agreement; Severability. Subject to Section 6.04, this Agreement shall continue to be effective until the Discharge of Senior Obligations shall have occurred. This is a continuing agreement of Lien subordination, and the Senior Secured Parties may continue, at any time and without notice to the Junior Priority Representatives or any Junior Priority Debt Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Subsidiary constituting Senior Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.3. Amendments; Waivers.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this

Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) This Agreement may be amended in writing signed by each Representative (in each case, acting in accordance with the documents governing the applicable Debt Facility); provided that any such amendment, supplement or waiver which by the terms of this Agreement requires the Company’s consent or which increases the obligations or reduces the rights of the Company or any Grantor, shall require the consent of the Company. Any such amendment, supplement or waiver shall be in writing and shall be binding upon the Senior Secured Parties and the Junior Priority Debt Parties and their respective successors and assigns.

(c) Notwithstanding the foregoing, without the consent of any Secured Party, any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.09 of this Agreement and upon such execution and delivery, such Representative and the Secured Parties and Senior Obligations or Junior Priority Debt Obligations of the Debt Facility for which such Representative is acting shall be subject to the terms hereof.

SECTION 8.4. Information Concerning Financial Condition of the Company and the Subsidiaries. The Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and the Subsidiaries and all endorsers or guarantors of the Senior Obligations or the Junior Priority Debt Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Junior Priority Debt Obligations. The Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any Senior Representative, any Senior Secured Party, any Junior Priority Representative or any Junior Priority Debt Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

SECTION 8.5. Subrogation. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred.

SECTION 8.6. Application of Payments. Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Debt Documents. Except as otherwise provided herein, each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

SECTION 8.7. Additional Grantors. The Company agrees that, if any Subsidiary shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex II. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Designated Junior Priority Representative and the Senior Representative. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 8.8. Dealings with Grantors. Upon any application or demand by the Company or any Grantor to any Representative to take or permit any action under any of the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), the Company or such Grantor, as appropriate, shall furnish to such Representative a certificate of an Authorized Officer ( an “Officer’s Certificate”) stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

SECTION 8.9. Additional Debt Facilities. To the extent, but only to the extent, permitted by the provisions of the Senior Debt Documents and the Junior Priority Debt Documents, the Company may incur or issue and sell one or more series or classes of Junior Priority Debt and one or more series or classes of Additional Senior Debt. Any such additional class or series of Junior Priority Debt (the “Junior Priority Class Debt”) may be secured by a junior priority, subordinated Lien on Shared Collateral, in each case under and pursuant to the relevant Junior Priority Collateral Documents for such Junior Priority Class Debt, if and subject to the condition that the Representative of any such Junior Priority Class Debt (each, a “Junior Priority Class Debt Representative”), acting on behalf of the holders of such Junior Priority Class Debt (such Representative and holders in respect of any Junior Priority Class Debt being referred to as the “Junior Priority Class Debt Parties”), becomes a party to this Agreement by satisfying conditions (i) through (iii), as applicable, of the immediately succeeding paragraph. Any such additional class or series of Senior Facilities (the “Senior Class Debt”; and the Senior Class Debt and Junior Priority Class Debt, collectively, the “Class Debt”) may be secured by a senior Lien on Shared Collateral, in each case under and pursuant to the Senior Collateral Documents, if and subject to the condition that the Representative of any such Senior Class Debt (each, a “Senior Class Debt Representative”; and the Senior Class Debt Representatives and Junior Priority Class Debt Representatives, collectively, the “Class Debt Representatives”), acting on behalf of the holders of such Senior Class Debt (such Representative and holders in respect of any such Senior Class Debt being referred to as the “Senior Class Debt Parties; and the Senior Class Debt Parties and Junior Priority Class Debt Parties, collectively, the “Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iii), as applicable, of the immediately succeeding paragraph. In order for a Class Debt Representative to become a party to this Agreement:

(i) such Class Debt Representative shall have executed and delivered a Joinder Agreement substantially in the form of Annex III (if such Representative is a Junior Priority Class Debt Representative) or Annex IV (if such Representative is a Senior Class Debt Representative) (with such changes as may be reasonably approved by the Senior Representative and such Class Debt Representative) pursuant to which it becomes a Representative hereunder, and the Class Debt in respect of which such Class Debt Representative is the Representative and the related Class Debt Parties become subject hereto and bound hereby;

(ii) the Company shall have delivered to the Senior Representative an Officer’s Certificate stating that the conditions set forth in this Section 8.09 are satisfied with respect to such Class Debt and, if requested, true and complete copies of each of the Junior Priority Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt, certified as being true and correct by an Authorized Officer of the Company; and

(iii) the Junior Priority Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt shall provide that each Class Debt Party with respect to such Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Class Debt.

SECTION 8.10. Consent to Jurisdiction; Waivers. Each Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 8.11;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.10 any special, exemplary, punitive or consequential damages.

SECTION 8.11. Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(i) if to the Company or any Grantor, to the Company, at its address at: [    ], Attention of [  ], telecopy [  ];

(ii) if to the Initial Junior Priority Representative to it at: [    ], Attention of [  ], telecopy [  ];

(iii) if to the Administrative Agent, to it at: [                                        ], Attention of [☐], (Fax No.: [☐]) (e-mail: [☐]), with a copy];

(iv) if to any other Senior Representative a party hereto on the date hereof, to it at: : [    ], Attention of [  ], telecopy [  ];

(v) if to any other Representative, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 8.09.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among each Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 8.12. Further Assurances. Each Senior Representative, on behalf of itself and each Senior Secured Party under the Senior Debt Facility for which it is acting, each Junior Party Representative, on behalf of itself, and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

SECTION 8.13. GOVERNING LAW; WAIVER OF JURY TRIAL.

(A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW.

(B) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 8.14. Binding on Successors and Assigns. This Agreement shall be binding upon the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives, the Junior Priority Debt Parties, the Company, the other Grantors party hereto and their respective successors and assigns.

SECTION 8.15. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

SECTION 8.16. Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or other electronic method, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 8.17. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Administrative Agent represents and warrants that this Agreement is binding upon the Credit Agreement Secured Parties. The Initial Junior Priority Representative represents and warrants that this Agreement is binding upon the Initial Junior Priority Debt Parties.

SECTION 8.18. No Third Party Beneficiaries; Successors and Assigns. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights.

SECTION 8.19. Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto.

SECTION 8.20. Administrative Agent and Representative. It is understood and agreed that (a) the Administrative Agent is entering into this Agreement in its capacity as administrative agent and collateral agent under the Credit Agreement and the provisions of Section 12 of the Credit Agreement applicable to the Agents (as defined therein) thereunder shall also apply to the Administrative Agent hereunder and (b) [    ] is entering into this Agreement in its capacity as [Trustee] under [indenture] and the provisions of Article [    ] of such indenture applicable to the Trustee thereunder shall also apply to the Trustee hereunder.

SECTION 8.21. Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.01(a), 5.01(d) or 5.03(b)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the Credit Agreement, any other Senior Debt Document or any Junior Priority Debt Documents, or permit the Company or any Grantor to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the Credit Agreement or any other Senior Debt Document or any Junior Priority Debt Documents, (b) change the relative priorities of the Senior Obligations or the Liens granted under the Senior Collateral Documents on the Shared Collateral (or any other assets) as among the Senior Secured Parties, (c) otherwise change the relative rights of the Senior Secured Parties in respect of the Shared Collateral as among such Senior Secured Parties or (d) obligate the Company or any Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Credit Agreement or any other Senior Debt Document or any Junior Priority Debt Document.

SECTION 8.22. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[ ],

as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[ ], Title: as [ ] for the holders of [applicable Additional Senior Debt Facility]

By:

Name: Title: [ ], as Initial Additional Authorized Representative

By:
Name:
Title:

[COMPANY]

By:
Name:
Title:

THE GRANTORS LISTED ON ANNEX I HERETO

By:
Name:
Title:

ANNEX I

Grantors

[            ]

ANNEX II

SUPPLEMENT NO.      dated as of                     , to the JUNIOR LIEN INTERCREDITOR AGREEMENT dated as of [                    ], 20[    ] (the “Junior Lien Intercreditor Agreement”), among [                                        ] (the “Company”), certain subsidiaries and affiliates of the Company (each a “Grantor”), [                                        ], as Administrative Agent under the Credit Agreement, [            ], as Initial Junior Priority Representative, and the additional Representatives from time to time a party thereto.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Junior Lien Intercreditor Agreement.

B. The Grantors have entered into the Junior Lien Intercreditor Agreement. Pursuant to the Credit Agreement, certain Additional Senior Debt Documents and certain Junior Priority Debt Documents, certain newly acquired or organized Subsidiaries of the Company are required to enter into the Junior Lien Intercreditor Agreement. Section 8.07 of the Junior Lien Intercreditor Agreement provides that such Subsidiaries may become party to the Junior Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement, the Junior Priority Debt Documents and Additional Senior Debt Documents.

Accordingly, the Senior Representative and the New Subsidiary Grantor agree as follows:

SECTION 1. In accordance with Section 8.07 of the Junior Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Junior Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Junior Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Junior Lien Intercreditor Agreement shall be deemed to include the New Grantor. The Junior Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Senior Representative and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Senior Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic method shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Junior Lien Intercreditor Agreement shall remain in full force and effect.

Annex II-1

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Junior Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Junior Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Company as specified in the Junior Lien Intercreditor Agreement.

SECTION 8. The Company agrees to reimburse the Senior Representative for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Senior Representative.

Annex II-2

IN WITNESS WHEREOF, the New Grantor, and the Senior Representative have duly executed this Supplement to the Junior Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY GRANTOR]

By:
Name:
Title:

Acknowledged by:

[ ], as Senior Representative

By:
Name:
Title:

[ ], as Designated Junior Priority Representative

By:
Name:
Title:

Annex II-3

ANNEX III

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [    ] dated as of [                    ], 20[    ] to the JUNIOR LIEN INTERCREDITOR AGREEMENT dated as of [            ], 20[    ] (the “Junior Lien Intercreditor Agreement”), among [                                        ] (the “Company”), certain subsidiaries and affiliates of the Company (each a “Grantor”), [                                        ], as Administrative Agent under the Credit Agreement, [                                        ], as Initial Junior Priority Representative, and the additional Representatives from time to time a party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Junior Lien Intercreditor Agreement.

B. As a condition to the ability of the Company to incur Junior Priority Debt and to secure such Junior Priority Class Debt with the Junior Priority Lien and to have such Junior Priority Class Debt guaranteed by the Grantors on a subordinated basis, in each case under and pursuant to the Junior Priority Collateral Documents, the Junior Priority Class Representative in respect of such Junior Priority Class Debt is required to become a Representative under, and such Junior Priority Class Debt and the Junior Priority Class Debt Parties in respect thereof are required to become subject to and bound by, the Junior Lien Intercreditor Agreement. Section 8.09 of the Junior Lien Intercreditor Agreement provides that such Junior Priority Class Debt Representative may become a Representative under, and such Junior Priority Class Debt and such Junior Priority Class Debt Parties may become subject to and bound by, the Junior Lien Intercreditor Agreement, pursuant to the execution and delivery by the Junior Priority Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the Junior Lien Intercreditor Agreement. The undersigned Junior Priority Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Junior Priority Debt Documents.

Accordingly, the Senior Representative and the New Representative agree as follows:

SECTION 1. In accordance with Section 8.09 of the Junior Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Junior Priority Class Debt and Junior Priority Class Debt Parties become subject to and bound by, the Junior Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Junior Priority Class Debt Parties, hereby agrees to all the terms and provisions of the Junior Lien Intercreditor Agreement applicable to it as a Junior Priority Representative and to the Junior Priority Class Debt Parties that it represents as Junior Priority Debt Parties. Each reference to a “Representative” or “Junior Priority Representative” in the Junior Lien Intercreditor Agreement shall be deemed to include the New Representative. The Junior Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to the Senior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative

Annex III-1

Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Junior Priority Debt Documents relating to such Junior Priority Class Debt provide that, upon the New Representative’s entry into this Agreement, the Junior Priority Class Debt Parties in respect of such Junior Priority Class Debt will be subject to and bound by the provisions of the Junior Lien Intercreditor Agreement as Junior Priority Debt Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Senior Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the Junior Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Junior Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Junior Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Company agrees to reimburse the Senior Representative for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Senior Representative.

Annex III-2

IN WITNESS WHEREOF, the New Representative and the Senior Representative have duly executed this Representative Supplement to the Junior Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],
as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

Attention of:

Telecopy:

[ ], as Senior Representative

By:
Name:
Title:

Annex III-3

Acknowledged by:

[COMPANY]

By:
Name:
Title:

THE GRANTORS
LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

Annex III-4

Schedule I to the

Representative Supplement to the

Junior Lien Intercreditor Agreement

Grantors

[                    ]

Annex III - 5

ANNEX III

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [    ] dated as of [                    ], 20[    ] to the JUNIOR LIEN INTERCREDITOR AGREEMENT dated as of [                    ], 20[    ] (the “Junior Lien Intercreditor Agreement”), among [                                        ] (the “Company”), certain subsidiaries and affiliates of the Company (each a “Grantor”), [                                        ], as Administrative Agent under the Credit Agreement, [            ], as Initial Junior Priority Representative, and the additional Representatives from time to time a party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Junior Lien Intercreditor Agreement.

B. As a condition to the ability of the Company to incur Senior Class Debt after the date of the Junior Lien Intercreditor Agreement and to secure such Senior Class Debt with the Senior Lien and to have such Senior Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Senior Collateral Documents, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become a Representative under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the Junior Lien Intercreditor Agreement. Section 8.09 of the Junior Lien Intercreditor Agreement provides that such Senior Class Debt Representative may become a Representative under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the Junior Lien Intercreditor Agreement, pursuant to the execution and delivery by the Senior Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the Junior Lien Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Junior Priority Debt Documents.

Accordingly, the Senior Representative and the New Representative agree as follows:

SECTION 1. In accordance with Section 8.09 of the Junior Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the Junior Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the Junior Lien Intercreditor Agreement applicable to it as a Senior Representative and to the Senior Class Debt Parties that it represents as Senior Debt Parties. Each reference to a “Representative” or “Senior Representative” in the Junior Lien Intercreditor Agreement shall be deemed to include the New Representative. The Junior Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to the Senior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Senior Debt Documents relating to such Senior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the Junior Lien Intercreditor Agreement as Senior Secured Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Senior Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the Junior Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Junior Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Junior Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Company agrees to reimburse the Senior Representative for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Senior Representative.

2

IN WITNESS WHEREOF, the New Representative and the Senior Representative have duly executed this Representative Supplement to the Junior Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

Attention of:

Telecopy:

[ ], as Senior Representative

By:
Name:
Title:

3

Acknowledged by:

[COMPANY]

By:
Name:
Title:

THE GRANTORS LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

4

ANNEX III

Schedule I to the

Representative Supplement to the

Junior Lien Intercreditor Agreement

Grantors

[                    ]

5

EXHIBIT G

Agreed Security Principles

1.	Agreed Security Principles

a.	The guarantees and security to be provided by the Company and its Subsidiaries (the “Group”) will be given in accordance with certain agreed security principles (the “Agreed Security Principles”). This Exhibit addresses the manner in which the Agreed Security Principles will impact on the guarantees and security proposed to be taken in relation to this transaction.

b.	The Agreed Security Principles embody a recognition by all parties that there may be certain legal and practical difficulties in obtaining effective guarantees and security from members of the Group in jurisdictions in which it has been agreed that guarantees and security will be granted. In particular:

i.	general statutory limitations, regulatory requirements or restrictions, financial assistance, corporate benefit, fraudulent preference, “earnings stripping”, “controlled foreign corporation” rules, “thin capitalisation” rules, tax restrictions, retention of title claims, employee consultation or approval requirements, capital maintenance rules and similar principles may prevent or limit a member of the Group from providing a guarantee or security or may require that the guarantee or security be limited in amount or otherwise;

ii.	a key factor in determining whether or not a guarantee or security shall be taken is the applicable cost (including adverse effects on interest deductibility and stamp duty, notarisation and registration fees) which shall not be disproportionate to the benefit to the Holders of obtaining such guarantee or security;

iii.	the maximum guaranteed or secured amount may be limited to minimise stamp duty, notarisation, registration or other applicable fees, taxes and duties where the benefit to the Holders of increasing the guaranteed or secured amount is disproportionate to the level of such fee, taxes and duties;

iv.	where there is material incremental cost involved in creating security over all assets owned by the Issuer or a Guarantor in a particular category (e.g. real estate), the principle stated at paragraph 1(b)(ii) above shall apply and, subject to the Agreed Security Principles, only the material assets in that category (e.g. real estate valued at at least U.S.$5,000,000) shall be subject to security;

v.	it is acknowledged that in certain jurisdictions it may be either impossible or impractical to create security over certain categories of assets in which event security will not be taken over such assets;

vi.	any assets subject to third party arrangements (other than with Affiliates) which may prevent those assets from being charged will be excluded from any relevant security document to the extent, and for so long as, so prevented from being charged provided that reasonable endeavours to obtain consent to charging any such assets shall be used by the Group if the Collateral Agent (in good faith) determines the relevant asset to be material and provided further that the shares held by any member of the Group in the EMEA JV and the Canadian JV shall not be excluded from any relevant security document pursuant to application of this paragraph 1(b)(vi);

vii.	security will not be taken over any assets that are (or will within a definitive timeframe become) subject to an Aircraft Sale and Leaseback Transaction or a Designated Building and Equipment Transaction or over which there is (or within a definitive timeframe be) any Lien that is permitted pursuant to paragraph (34) of the definition of “Permitted Liens” and no guarantees will be given by members of the Group which are lessees under such lease arrangements (except in each case to the extent permitted under such lease arrangements);

viii.	members of the Group will not be required to give guarantees or enter into security documents if it is not within the legal capacity of the relevant members of the Group or if the same would conflict with the fiduciary duties of the directors of the relevant members of the Group or contravene any legal prohibition or would result in (or in a risk of) personal or criminal liability on the part of any officer or director, provided that the relevant member of the Group shall use all reasonable endeavours to overcome any such obstacle. For the avoidance of doubt, neither the EMEA JV nor the Canadian JV nor any of their subsidiaries shall give guarantees or enter into security documents;

ix.	the giving of a guarantee, the granting of security or the perfection of the security granted will not be required if it would be reasonably likely to have a material adverse effect on the ability of the Issuer or the relevant Guarantor to conduct its operations and business in the ordinary course as otherwise permitted by the the Notes, this Indenture, the Security Documents, the Intercreditor Agreement and the Registration Rights Agreement (the “Note Documents”);

x.	to the extent possible security will be granted in favour of the Collateral Agent and not the Secured Parties individually. “Parallel Debt” provisions will be used where necessary and will be included in the Intercreditor Agreement and not the individual security documents (except in the Luxembourg law governed Security Documents in relation to Collateral not falling within the scope of Luxembourg law on financial collateral);

xi.	unless required to maintain the validity, perfection or priority of any security interest or the enforceability of any guarantee, to the extent legally possible, no action will be required to be taken in relation to any guarantee or security where any Holder transfers or assigns any of its participation in the Notes. For the purpose of Articles 1278 et seq. of the Luxembourg Civil Code and any other relevant legal provisions, to the extent required under applicable law and without prejudice to any other terms of any Note Documents, the Secured Parties and the Collateral Agent will expressly reserve and the pledgor shall agree to the preservation of the security interest created under any Security Documents in case of assignment, novation in whatever form, amendment or any other transfer of the Secured Obligations or any other rights arising under the Note Documents. Neither the Issuer nor any Guarantor will be liable, except in the case of a voluntary registration by the Issuer or any Guarantor, for any fees, costs, taxes or expenses in relation to any required re-registration, re-notarisation or other requirement for perfection or protection of security or guarantees on transfer or assignment other than in connection with a replacement of the Collateral Agent;

xii.	on the Issue Date, the Issuer and the relevant Guarantors shall enter into the Security Documents listed on Annex I; and

xiii.	within 60 days following the Issue Date (or such longer period as the administrative agent under any Credit Facility has granted for the corresponding action under such Credit Facility), the relevant Guarantors will enter into the Security Documents listed on Annex II.

2.	Terms of Security Documents

(i)	The following principles will be reflected in the terms of any security taken as part of this transaction:

a.	security will secure the obligations of the Issuer or the Guarantor granting the security and will not be enforceable until an Event of Default has occurred and notice of acceleration of the Notes has been given by the Trustee under this Indenture;

b.	notification of pledges over bank accounts will be given to the bank holding the account provided that this is not inconsistent with the Group retaining control over and the ability to use freely the balance of any account (but no member of the Group will be required to ensure that any account bank declare a consent or acknowledgement of notice of security) and until an Event of Default has occurred and notice of acceleration of the Notes has been given by the Agent under this Indenture there will be no restriction on the Group’s ability to move and apply cash from out of its bank accounts, subject to the provisions of this Indenture;

c.	unless the Company otherwise agrees, notification of receivables security to debtors (other than, subject to regulatory requirements or restrictions, to the EMEA JV Investor or the Canadian JV investor) will only be given if an Event of Default has occurred and notice of an acceleration of the Notes has been given by the Trustee under this Indenture;

d.	notification of security over insurance policies (not being third party policies) will not be served until the occurrence of any Event of Default which is continuing;

e.	the security documents should only operate to create security rather than to impose new commercial obligations. Accordingly, they should not contain any additional representations or undertakings (such as in respect of title, ranking, insurance, protection of assets, information or the payment of costs) unless these are required for the creation or perfection of the security and are no more onerous than any equivalent representation or undertaking in this Indenture;

f.	in respect of any share charges, until an Event of Default has occurred and notice of acceleration of the Notes has been given by the Trustee under this Indenture, the chargors shall be permitted to retain and to exercise voting rights to any shares charged by them in a manner which does not adversely affect the validity or enforceability of the security or cause an Event of Default to occur and the chargors shall be permitted to receive payment of cash dividends (other than in connection with any liquidation) upstream on charged shares to the extent permitted under this Indenture;

g.	the Security Documents will not contain repeating representations unless these are required for the creation or perfection of the security;

h.	the Secured Parties/Collateral Agent should only be able to exercise any power of attorney granted to them under the security documents following the occurrence of an Event of Default in respect of which notice of acceleration of the Notes has been given by the Trustee or failure to comply with a further assurance or perfection obligation;

i.	the security documents shall not operate so as to prevent any transaction otherwise permitted under this Indenture and will permit the disposal of any asset where such disposal is permitted under the Note Documents and the release of security where such release is provided for under this Indenture;

j.	no security will be taken over stock, moveable plant, equipment or receivables (other than helicopters) if it would require labelling, segregation or periodic listing or specification of such stock, plant, equipment or receivables;

k.	the security documents will not contain separate provisions for default or penalty interest, tax, gross-up or indemnification provisions;

l.	the security documents will not require the Issuer or any Guarantor to specifically charge or pledge any shares or other investment it owns except for shares in the Issuer, another Guarantor, a Material Subsidiary, the EMEA JV or the Canadian JV;

m.	at the option of the Issuer or the relevant Guarantor, so long as no Event of Default is outstanding, the Collateral may exclude any aircraft with a greater of book or Fair Market Value of $7,000,000 or less, so long as the aggregate value of all aircraft owned by the Issuer and the Guarantors and registered in Security Jurisdictions that is not part of the Collateral does not at any time exceed $50,000,000. If an Event of Default has occurred and is continuing, and the relevant Security Documents do not operate so as to automatically include such aircraft as Collateral while such Event of Default is continuing, the Issuer or the relevant Guarantor shall promptly upon the request of the Trustee or the Collateral Agent provide security over aircraft that have been excluded from the Collateral by operation of the preceding sentence; provided, that such security will at the request of the Issuer or the relevant Guarantor be released from the Collateral upon the waiver or cure of such Event of Default; and

n.	no guarantee or security will be required from members of the Group incorporated in any jurisdiction (or pursuant to documentation governed by the laws of any jurisdiction) other than the UK, the Netherlands, Norway, Luxembourg, Canada, Australia, Sweden, the US, Barbados and Ireland (together, the “Security Jurisdictions”).

Annex I

Security Documents to be delivered on the Issue Date

	SECURITY DOCUMENT	PARTIES	GOVERNING LAW

LUXEMBOURG

1.	Securities pledge agreement over shares of CHC Helicopter Holding S.a.r.l. (formerly CHC Helicopter LLC)	6922767 Holding S.a.r.l.	Luxembourg

2.	Securities pledge agreement over shares of CHC Helicopter S.A.	CHC Helicopter Holding S.a.r.l. (formerly CHC Helicopter LLC)	Luxembourg

U.S.

3.	Pledge and Security Agreement	Heli-One (U.S.) Inc. Heli-One USA Inc.	New York

4.	Stock pledge over shares of Heli-One (U.S.) Inc.	CHC Helicopter S.A.	New York

Annex II Security Documents to be delivered within 60 days of the Issue Date (or such longer period as provided for in the Indenture)

	SECURITY DOCUMENT	PARTIES	GOVERNING LAW

AUSTRALIA

5.	Unlimited Fixed and Floating Charge

Lloyd Helicopters Pty Ltd

Lloyd Off-Shore Helicopters Pty Ltd

Lloyd Bass Strait Helicopters Pty Ltd

Lloyd Helicopters International Pty Ltd (in its own capacity and as trustee for the Australian Helicopters Trust)

Lloyd Helicopter Services Pty Ltd.

Australia

6.	Limited Fixed and Floating Charge

Lloyd Helicopters Pty Ltd

Lloyd Off-Shore Helicopters Pty Ltd

Lloyd Bass Strait Helicopters Pty Ltd

Lloyd Helicopters International Pty Ltd (in its own capacity and as trustee for the Australian Helicopters Trust) and Lloyd Helicopter Services Pty Ltd

Australia (New South Wales)

7.	Limited Fixed and Floating Charge

Lloyd Helicopters Pty Ltd

Lloyd Off-Shore Helicopters Pty Ltd

Lloyd Bass Strait Helicopters Pty Ltd

Lloyd Helicopters International Pty Ltd (in its own capacity and as trustee for the Australian Helicopters Trust) and Lloyd Helicopter Services Pty Ltd

Australia (South Australia)

8.	Unlimited Aircraft Mortgage	Lloyd Helicopters Pty Ltd Lloyd Off-Shore Helicopters Pty Ltd	Australia

	SECURITY DOCUMENT	PARTIES	GOVERNING LAW

9.	Limited Aircraft Mortgage	Lloyd Helicopters Pty Ltd Lloyd Off-Shore Helicopters Pty Ltd	Australia (New South Wales)

10.	Limited Aircraft Mortgage	Lloyd Helicopters Pty Ltd Lloyd Off-Shore Helicopters Pty Ltd	Australia (South Australia)

11.	Memorandum of Deposit over shares held in Lloyd Helicopter Services Pty Ltd	Management Aviation Limited	Australia

12.	Memorandum of Deposit over shares held in Lloyd Off-Shore Helicopters Pty Ltd, Lloyd Helicopters Pty Ltd, Lloyd Bass Strait Helicopters Pty Limited, Lloyd Helicopters International Pty Limited and Australian Helicopters Trust	Lloyd Bass Strait Helicopters Pty Ltd Lloyd Helicopter Services Pty Ltd	Australia

13.	Memorandum of Mortgage	Lloyd Helicopter Services Pty	Australia

14.	Unlimited Aircraft Mortgage	CHC Helicopters (Barbados) Limited	Australia[1]

15.	Account Charge	Lloyd Helicopters Pty Ltd	Australia

BARBADOS

16.	Debenture	CHC Helicopters (Barbados) Limited CHC Capital (Barbados) Limited	Barbados

17.	Share charge over shares held in CHC Helicopters (Barbados) Limited and CHC Capital (Barbados) Limited	CHC Helicopter S.A. CHC Helicopters (Barbados) Ltd	Barbados

CANADA

18.	General Security Agreement	Heli-One Canada Inc.	Canada

19.	General Security Agreement	Heli-One Leasing	Canada

[1]	Not registered with ASIC as foreign chargor.

	SECURITY DOCUMENT	PARTIES	GOVERNING LAW

20.	General Security Agreement	Heli-One Leasing Inc.	Canada

21.	General Security Agreement	CHC Global Operations International Inc.	Canada

22.	General Security Agreement	CHC Global Operations (2008) Inc.	Canada

23.	Aircraft Security Agreement	Capital Aviation Services B.V.	Canada

24.	Aircraft Security Agreement	Heli-One Canada Inc.	Canada

25.	Aircraft Security Agreement	Heli-One Leasing (Norway) AS	Canada

26.	Aircraft Security Agreement	CHC Helicopters (Barbados) Limited	Canada

27.	Account Charge	CHC Helicopter Holding S.a.r.l. (formerly CHC Helicopter LLC)	Canada

28.	Securities Pledge Agreement over shares held in CHC Global Operations International Inc., Heli-One Canada Inc. and Heli-One Leasing Inc.	CHC Helicopter S.A.	Canada

ENGLAND & WALES

29.	Debenture	North Denes Aerodrome Limited Heliworld Leasing Limited Heli-One Holdings (UK) Limited Management Aviation Limited	England & Wales

30.	Aircraft Mortgage	CHC Helicopters (Barbados) Limited Heli-One Leasing (Norway) AS Heliworld Leasing Inc.	England & Wales

31.	Account Charge

Heli-One (UK) Limited

Heli-One Defence B.V.

Heli-One (Netherlands) B.V.

Capital Aviation Services B.V.

CHC Netherlands B.V.

CHC Hoofddorp B.V.

CHC Helicopter Holding S.a.r.l.

CHC Helicopter S.A.

CHC Capital (Barbados) Limited

CHC Helicopters (Barbados) Limited

Lloyd Helicopters Pty Ltd

England & Wales

	SECURITY DOCUMENT	PARTIES	GOVERNING LAW

Helikopter Service AS Heli-One (Europe) AS Helicopter Services Group AS Heli-One Leasing (Norway) AS Integra Leasing AS Heli-One Norway AS

32.	Pledge over shares of Heli-One Holdings (UK) Limited	CHC Helicopter S.A.	England & Wales

33.	Pledge over shares of North Denes Aerodrome Limited and Heliworld Leasing Limited	Heli-One (UK) Limited	England & Wales

34.	Pledge over shares of Management Aviation Limited	Lloyd Helicopter Services Limited	England & Wales

IRELAND

35.	Debenture	[CHC Leasing (Ireland) Limited][2]	Ireland

36.	Pledge over shares of CHC Leasing (Ireland) Limited	CHC Helicopter S.A.	Ireland

LUXEMBOURG

37.	Accounts Pledge	6922767 Holding S.a.r.l.	Luxembourg

38.	Accounts Pledge	CHC Helicopter S.A.	Luxembourg

39.	Accounts Pledge	CHC Helicopter Holding S.ar.l. (formerly CHC Helicopter LLC)	Luxembourg

40.	Pledge of Receivables	6922767 Holding S.a.r.l.	Luxembourg

41.	Pledge of Receivables	CHC Helicopter S.A.	Luxembourg

42.	Pledge of Insurance Receivables	CHC Helicopter S.A.	Luxembourg

NETHERLANDS

43.	Pledge of Moveable Assets	Capital Aviation Services B.V.	Netherlands

[2]	Name change to be confirmed by CHC

	SECURITY DOCUMENT	PARTIES	GOVERNING LAW

44.	Pledge of Moveable Assets	CHC Hoofddorp B.V.	Netherlands

45.	Pledge of Moveable Assets	CHC Netherlands B.V.	Netherlands

46.	Pledge of Moveable Assets	Heli-One (Netherlands) B.V.	Netherlands

47.	Pledge of Moveable Assets	Heli-One Defence B.V.	Netherlands

48.	Aircraft Mortgage	Capital Aviation Services B.V.	Netherlands

49.	Pledge over shares of CHC Holding NL B.V.	CHC Helicopter S.A.	Netherlands

50.	Pledge over shares of Capital Aviation Services B.V.	CHC Hoofddorp B.V.	Netherlands

51.	Pledge over shares of CHC Hoofddorp B.V.	CHC Netherlands B.V.	Netherlands

52.	Pledge over shares of CHC Netherlands B.V.	CHC Sweden AB	Netherlands

53.	Pledge over shares of Heli-One (Netherlands) B.V.	CHC Hoofddorp B.V.	Netherlands

54.	Pledge over shares of Heli-One Defence B.V.	CHC Hoofddorp B.V.	Netherlands

55.	Pledge over shares of CHC Den Helder B.V.	CHC Netherlands B.V.	Netherlands

56.	Pledge of Receivables	CHC Holding NL B.V.	Netherlands

57.	Pledge of Receivables	CHC Den Helder B.V.	Netherlands

58.	Pledge of Receivables	Capital Aviation Services B.V.	Netherlands

59.	Pledge of Receivables	CHC Hoofddorp B.V.	Netherlands

60.	Pledge of Receivables	CHC Netherlands B.V.	Netherlands

61.	Pledge of Receivables	Heli-One (Netherlands) B.V.	Netherlands

62.	Pledge of Receivables	Heli-One Defence B.V.

NORWAY

63.	Charge Agreement relating to Security Assets	Heli-One (Europe) AS Helicopter Services Group AS Integra Leasing AS Heli-One Leasing (Norway) AS Heli-One (Norway) AS Helikopter Service AS	Norway

64.	Aircraft Mortgage	Heli-One Leasing (Norway) AS	Norway

	SECURITY DOCUMENT	PARTIES	GOVERNING LAW

CHC Helicopters (Barbados) Limited

65.	Account Charge	CHC Norway Acquisition Co AS	Norway

66.	Pledge over shares of Heli-One (Europe) AS	CHC Norway Acquisition Co AS	Norway

67.	Pledge over shares of Helicopter Services Group AS and Integra Leasing AS	Heli-One (Europe) AS	Norway

68.	Pledge over shares of Heli-One Leasing (Norway) AS and Heli-One (Norway) AS	Helicopter Services Group AS	Norway

69.	Pledge over shares of Helikopter Service AS	Heli-One Leasing (Norway) AS	Norway

70.	Pledge over shares of CHC Norway Acquisition Co AS	CHC Netherlands B.V.	Norway

71.	Intra-Group Receivables Agreement	CHC Norway Acquisition Co AS	Norway

SCOTLAND

72.	Bond and Floating Charge	CHC Holding (UK) Limited	Scotland

73.	Bond and Floating Charge	Heli-One (UK) Limited	Scotland

74.	Pledge over shares of CHC Holding (UK) Limited	Heli-One Holdings (UK) Limited	Scotland

75.	Pledge over shares of Lloyd Helicopter Services Limited	Helicopter Services Group AS	Scotland

76.	Pledge over shares of Heli-One (UK) Limited	CHC Holding (UK) Limited	Scotland

SWEDEN

77.	Pledge over shares of CHC Sweden AB	CHC Holding NL B.V.	Sweden